Ashurst Morris Crisp

                                                                  CONFORMED COPY





Project Apollo
$135,000,000 Senior Credit Agreement



Barclays Leveraged Finance
The Royal Bank of Scotland plc
as Joint Mandated Lead Arrangers

Barclays Bank PLC
as Facility Agent

Barclays Bank PLC
as Security Agent









relating to the acquisition of RIVERDEEP GROUP PLC



18 January 2003


                                    CONTENTS

CLAUSE    PAGE

1.     INTERPRETATION.........................................................................................1
2.     THE FACILITIES........................................................................................23
3.     PARTICIPATION OF LENDERS..............................................................................25
4.     CONDITIONS PRECEDENT..................................................................................26
5.     DRAWDOWN PROCEDURES...................................................................................28
6.     ANCILLARY FACILITIES..................................................................................31
7.     DEMANDS UNDER BANK GUARANTEES.........................................................................33
8.     INTEREST..............................................................................................35
9.     SELECTION OF INTEREST PERIODS.........................................................................38
10.    MARKET DISRUPTION.....................................................................................39
11.    REPAYMENT OF DRAWINGS.................................................................................40
12.    PREPAYMENT AND CANCELLATION...........................................................................41
13.    PAYMENTS..............................................................................................47
14.    TAXES.................................................................................................50
15.    CHANGE IN CIRCUMSTANCES...............................................................................52
16.    FEES, EXPENSES AND STAMP DUTIES.......................................................................54
17.    GUARANTEE AND INDEMNITY...............................................................................56
18.    CHANGES TO OBLIGORS AND SECURITY......................................................................59
19.    REPRESENTATIONS AND WARRANTIES........................................................................61
20.    UNDERTAKINGS..........................................................................................69
21.    EVENTS OF DEFAULT.....................................................................................94
22.    THE AGENTS AND THE OTHER FINANCE PARTIES.............................................................101
23.    PRO RATA PAYMENTS....................................................................................107
24.    SET-OFF..............................................................................................108
25.    NOTICES..............................................................................................109
26.    CONFIDENTIALITY......................................................................................110
27.    CHANGES TO PARTIES...................................................................................110
28.    LENDERS' DECISIONS...................................................................................114
29.    INDEMNITIES..........................................................................................115
30.    MISCELLANEOUS........................................................................................117
31.    GOVERNING LAW AND SUBMISSION TO JURISDICTION.........................................................118



SCHEDULE 1..................................................................................................119
Lenders.....................................................................................................119
SCHEDULE 2..................................................................................................120
Borrower....................................................................................................120
SCHEDULE 3..................................................................................................121
Guarantors..................................................................................................121
SCHEDULE 4..................................................................................................122
Part 1 - Conditions Precedent to signing this agreement.....................................................122
Part 2 - Conditions Precedent - First Drawdown..............................................................125
Part 3 - Conditions subsequent relating to the granting of security.........................................127
Part 4 - Corporate Documents in respect of each Obligor.....................................................128
SCHEDULE 5..................................................................................................129
Part 1 - Drawdown Request - Advances........................................................................129
Part 2 - Drawdown Request - Bank Guarantees.................................................................130
SCHEDULE 6..................................................................................................131
Transfer Certificate........................................................................................131

SCHEDULE 7..................................................................................................136
Part 1 - Accession Document.................................................................................136
Part 2 - Guarantee Increase Deed............................................................................140
SCHEDULE 8..................................................................................................142
Mandatory Cost formulae.....................................................................................142
SCHEDULE 9..................................................................................................145
Part 1 - Initial Obligors...................................................................................145
Part 2 - Target Companies...................................................................................146
Part 3 - Target Companies Post Whitewash Security...........................................................148
SCHEDULE 10.................................................................................................149
Dormant Companies...........................................................................................149

THIS CREDIT AGREEMENT is made on 18 January 2003

BETWEEN:

(1) HERTAL ACQUISITIONS PLC (a company incorporated in the Republic of Ireland with registered number 317234) (the "Parent") as a Borrower;

(2)  THE COMPANIES LISTED IN SCHEDULE 3 each as Guarantors;

(3) BARCLAYS LEVERAGED FINANCE and THE ROYAL BANK OF SCOTLAND PLC (in this capacity, together the "Joint Mandated Lead Arrangers");

(4)  THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 as Lenders;

(5) BARCLAYS BANK PLC, in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "Facility Agent"); and

(6) BARCLAYS BANK PLC, in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "Security Agent").


THE PARTIES TO THIS AGREEMENT AGREE as follows:

1.   INTERPRETATION

1.1  Definitions

     In this agreement:

     "Accession Document" means an agreement substantially in the form set out in schedule 7 part 1 under which a Group Company becomes a Guarantor and/or a Borrower and becomes a party to the Intercreditor Deed;

     "Accountants' Report" means the accountants' reports in the approved form prepared by KPMG in relation to the Target Group and covering accounting, tax and commercial due diligence and a review of the feasibility of the Irish financial assistance whitewash procedure together with the KPMG Tax Structure Paper;

     "Accounting Quarter" means each period of approximately 13 weeks ending on the last day of March, June, September and December in a Financial Year;

     "Additional Cost Rate" has the meaning given to it in schedule 8 (Mandatory Cost Formulae).

     "Advances" means the Term A Advances, the Term B Advances and the Revolving Advances;

     "Affiliate" means a Subsidiary or a Holding Company of another person or any other Subsidiary of a Holding Company of that other person;

     "Agency Fees Letter" means the letter from the Facility Agent to the Parent dated on or about the date of this agreement setting out details of certain fees payable by the Parent in connection with the Facilities;

     "Agent" means each of the Facility Agent and the Security Agent;

     "Alchemy Bridge Documents" means the Alchemy Bridge Facility Agreement and the Alchemy Undertaking;

     "Alchemy Bridge Facility Agreement" means the bridge facility agreement in the agreed form entered into on or prior to the date of this agreement between Loan Noteco and Barclays Bank PLC;

     "Alchemy Undertaking" means the undertaking in the agreed form dated on or about the date of this agreement whereby Alchemy Partners (Guernsey) Limited undertakes to Barclays Bank PLC to make funds available to the Parent in the circumstances set out therein;

     "Ancillary Document" means each Ancillary Facility Letter and each other document and agreement made by an Ancillary Lender and any Group Company in connection with the Ancillary Facilities;

     "Ancillary Facilities" means working capital facilities made available by an Ancillary Lender under an Ancillary Facility Letter;

     "Ancillary Facility Letter" means a facility letter entered into by an Ancillary Lender and one or more Borrowers in accordance with clause 6 (Ancillary Facilities);

     "Ancillary Lender" means a Lender which has agreed to make available Ancillary Facilities under an Ancillary Facility Letter (until all amounts outstanding under those Ancillary Facilities have been discharged and it no longer makes those Ancillary Facilities available);

     "Ancillary Limit" means the maximum amount (excluding accrued uncapitalised interest, fees and similar charges) which an Ancillary Lender has agreed to make available by way of Ancillary Facilities in accordance with clause 6 (Ancillary Facilities), less any part of that amount which has been cancelled, reduced or terminated in accordance with this agreement or the relevant Ancillary Facility Letter;

     "Ancillary Outstandings" means the aggregate outstanding amount of the Ancillary Facilities due to an Ancillary Lender at any time, calculated on the following basis:

     (a) all amounts of principal then outstanding under any overdraft or other current account facilities, calculated on a net basis in accordance with the usual practice of that Ancillary Lender;

     (b) the maximum liability under all guarantees, bonds and letters of credit then outstanding and issued under any guarantee, bonding or letter of credit facilities made available by that Ancillary Lender; and

     (c) the amount which that Ancillary Lender (acting reasonably) may determine represents its aggregate exposure in relation to any other facility or financial accommodation in accordance with its usual practice for calculating its exposure;

     "Annual Accounts" means the audited annual accounts of the Group delivered or to be delivered to the Facility Agent under clause 20.10(c)(i) (Financial statements);

     "Approved Accounting Principles" means Irish gaap and, subject to those principles, the accounting principles, standards and practices on the basis of which the Original Audited Accounts were prepared;

     "Arrangers' Fees Letter" means the letter from the Joint Mandated Lead Arrangers to the Parent dated on or about the date of this agreement setting out details of certain fees payable by the Parent in connection with the Facilities;

     "Auditors"  means  KPMG or any other firm of  accountants  which the Parent
     appoints  in  accordance   with  clause  20.10(b)  (Books  of  account  and
     auditors);

     "Availability Period" means the period starting on the date of this agreement and ending:

     (a) on the expiry of the Certain Funds Period, in the case of the Term A Facility and the Term B Facility; and

     (b) one month before the Revolving Facility Repayment Date, in the case of the Revolving Facility;

     "Available Commitment" means, save as otherwise provided in this agreement, the Revolving Commitment of a Revolving Lender less:

     (a) the Original Dollar Amount of the aggregate participation of that Revolving Lender in all outstanding Drawings under the Revolving Facility; and

     (b) the amount of the Ancillary Limit applicable to any Ancillary Facilities made available by that Revolving Lender,

     and taking into account any scheduled Drawing, repayment or prepayment in respect of the Revolving Facility (other than a repayment or prepayment of a Bank Guarantee by way of cash collateralisation) by assuming that it will occur on its scheduled date;

     "Bank Guarantee" means a guarantee or letter of credit issued by an Issuing Lender under the Revolving Facility in the form agreed by the Parent, the Facility Agent and the relevant Issuing Lender;

     "Beneficiary" means the person approved by the relevant Issuing Lender (such approval not to be unreasonably withheld) in whose favour a Bank Guarantee has been or is to be issued;

     "Borrower" means the Parent and each other Group Company which becomes a borrower under this agreement in accordance with clause 18.1 (Additional Borrowers) by executing an Accession Document;

     "Business Day" means a day (other than a Saturday or a Sunday) on which banks and financial markets are open in London and Dublin for the transaction of business of the nature required by this agreement and:

     (a) in relation to a transaction involving Euros, which is also a TARGET Day; and

     (b) in relation to a transaction involving any other Optional Currency, on which banks and foreign exchange markets are also open in the principal financial centre of the country of that Optional Currency;

     "Capital Expenditure" means expenditure which should be treated as capital expenditure in accordance with the Approved Accounting Principles;

     "Cash Collateral Account" means an account with the Security Agent (or any other Lender) opened in the name of an Obligor which is designated by the Parent and the Facility Agent for the purpose of receiving payments of cash collateral under clause 1.4 (Cash cover) and/or clause 12 (Prepayment and cancellation) and over which the Security Agent has a first priority security interest under the Security Documents;

     "Cashflow" has the meaning given to it in clause 20.14 (Financial definitions);

     "Certain Funds Period" means the period commencing on the date hereof and ending on the earliest of:

     (a)  the date  which  falls  four  months  after the  posting  of the Offer
          Document;

     (b)  the date on which the Offer lapses or is withdrawn;

     (c)  the date which falls 15 days after the Offer has closed,

     or if the Parent issues notices under Section 204 of the Irish Companies Act, 1963 before the earliest of such dates, such longer period as is necessary to acquire the remaining shares in the Target pursuant to Section 204 provided in any event the Certain Funds Period shall end on the date falling six months from the date of the posting of the Offer Document;

     "Clean Up Period" means the period commencing on the Unconditional Date and ending 60 days later;

     "Code" means the Irish Takeover Panel Act, 1997, Takeover Rules 2001 and the Irish Takeover Panel Act, 1997, Substantial Acquisition Rules, 2001 in each case made by the Irish Takeover Panel pursuant to the Irish Takeover Panel Act, 1997 (as such rules may be revised, amended or replaced from time to time);

     "Commitment" means, in relation to a Lender, its Term A Commitment, its Term B Commitment or its Revolving Commitment;

     "Completion Date" means the first Drawdown Date;

     "Compliance Certificate" means any compliance certificate provided in accordance with clause 20.10(d) (Compliance certificates);

     "Constitutional Documents" means the constitutional documents of the Parent in the agreed form;

     "Contingent Liability" means:

     (a) the maximum actual and/or contingent liability of an Issuing Lender under a Bank Guarantee at any time; or

     (b) the maximum actual and/or contingent liability of a Lender in relation to a Bank Guarantee at any time under clause 7.4(b) (Indemnities);

     "Creditor Accession Deed" has the meaning given to it in the Intercreditor Deed;

     "Default" means an Event of Default or a Potential Event of Default;

     "Dollar Equivalent" means, in relation to an amount denominated in a currency other than Dollars, the amount of that currency converted into Dollars at the Spot Rate;

     "Dollars" and "$" means the lawful currency of the United States of America;

     "Dormant Company" means each Group Company listed in Schedule 10 (Dormant Companies) and any other Group Company which has not traded or has ceased trading and which the Parent demonstrates to the Facility Agent's satisfaction does not own assets or have liabilities (excluding liabilities owed to another Group Company) in either case with an aggregate value greater than $100,000 (or its Dollar Equivalent) or which are otherwise material to the running of the Group's business;

     "Drawdown Date" means the date for the making of a Drawing, as specified by the relevant Borrower in the relevant Drawdown Request;

     "Drawdown Request" means a notice requesting an Advance or the issue of a Bank Guarantee in the form set out in part 1 or 2 (as appropriate) of schedule 5;

     "Drawing" means a utilisation by a Borrower of a Facility (other than an Ancillary Facility) by way of the making of an Advance or the issue of a Bank Guarantee;

     "Drawstop Default" means any Event of Default arising under any of the following provisions (but only so far as they affect or relate to Parent, Loan Noteco or (in the case of clauses 21.1(e), (f), (g), (h) and (j) only and to the extent only that such Event of Default would constitute an event which would enable the Parent to invoke conditions 2 (i) (xiii) or (xiv) of Appendix 2 of the Press Release as such conditions are reflected in the Offer Document (regardless of whether the Parent has so invoked such condition of the Offer)) the Target:

     (a) clause 21.1(b) (Breach of other obligations) by virtue of a breach of any of the undertakings in clause 20.3(c) (Negative pledge), clause
          20.5 (Financing  Arrangements and Undertakings) or paragraphs (b)(ii),
          (e) or (f) of clause 20.11 (Offer undertakings);

     (b) clause 21.1(c) (Misrepresentation) by virtue of a breach of any of the representations in clauses 19.2 (Incorporation) to 19.5 (No contravention) (inclusive), 19.19(a) (Newly incorporated companies) or
          19.20 (Offer Document);

     (c)  clause 21.1(d) (Invalidity and Unlawfulness);

     (d)  clause 21.1(e) (Insolvency);

     (e)  clause 21.1(f) (Receivership and administration);

     (f)  clause 21.1(g) (Compositions and arrangements);

     (g)  clause 21.1(h) (Winding up); and

     (h)  clause 21.1(j) (Suspension of Payments).

     "EBITA"  has  the  meaning   given  to  it  in  clause   20.14   (Financial
     definitions);

     "EBITDA"  has  the  meaning   given  to  it  in  clause  20.14   (Financial
     definitions);

     "Employee Benefit Arrangements" means the benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provides benefits on retirement, ill-health or injury, death or voluntary withdrawal from or involuntary termination of employment, including termination indemnity payments, life assurance arrangements and post retirement medical benefit;

     "English Debenture" means a debenture governed by the laws of England and Wales in the agreed form granting fixed and floating charges over the assets and undertaking of the relevant company or companies in favour of the Security Agent;

     "Environment" means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part of such resources, including artificial or man-made buildings, structures or enclosures;

     "Environmental Approval" means any consent required under or in relation to Environmental Laws;

     "Environmental Laws" means all international, European Union, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or guidance notes or regulatory codes of practice, circulars and equivalent controls including judicial interpretation of any of the foregoing concerning the Environment or health and safety which are in existence now or in the future and are binding at any time on each Group Company in the relevant jurisdiction in which that Group Company has been or is operating (including by the export of its products or its waste to that jurisdiction);

     "Equity Documents" means the Constitutional Documents, the Investment Agreement, the Investor Loan Note Instruments, the Investor Loan Notes, the Alchemy Bridge Documents and all other documents and agreements entered into in connection with any of those documents;

     "Equity Investors" means the Original Equity Investors and, to the extent any Investor Loan Notes are issued to Barclays Bank PLC in accordance with the Alchemy Bridge Documents, Barclays Bank PLC in such capacity, and any assignee or transferee of any interest in the Group under the Investment Agreement or of any other rights under any Equity Document;

     "ERISA" means Employee Retirement Income Security Act of 1974 (as amended) and any rule or regulation issued thereunder;

     "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with a Group Company within the meaning of Sections 414(b), (c) or (m) of the IR Code, or required to be aggregated with a Group Company under Section 414(o) of the IR Code, or is under "common control" with a Group Company, within the meaning of section 4001(a)(14) of ERISA;

     "EURIBOR" means, in relation to any Advance or overdue amount:

     (a) the rate per annum equal to the offered quotation which appears on Telerate Screen page 248 (or any replacement page on that service) at or about 11.00 am (Central European Time) on the applicable Rate Fixing Day for the currency of that Advance or overdue amount for a period comparable to its Interest Period or, if no Telerate service is available, on any other service which displays an average European Banking Federation Interest Settlement Rate for the relevant currency which the Facility Agent, after consultation with the Lenders and the Parent selects;

     (b) if no such offered quotation appears at or about 11.00 a.m. on the relevant Rate Fixing Day:

          (i) the arithmetic mean (rounded up, if necessary, to the nearest four decimal places) of the rates (as quoted to the Facility Agent at its request) offered by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount in an amount equal or comparable to an Advance or overdue amount for the duration of the relevant Interest Period; or

          (ii) subject to clause 10.1 (Market Disruption Notice), if any Reference Bank does not provide a quotation as contemplated by sub-paragraph (i) above, the relevant arithmetic mean determined on the basis of the quotations supplied by the remaining Reference Banks;

     "Euro" and "e" means the single currency of Participating Member States of the European Union;

     "Event of Default" means any event specified in clause 21.1 (List of events);

     "Excess Cashflow" means Cashflow for a Financial Year less the aggregate of Total Debt Service for that Financial Year;

     "Excluded Facilities" means that amount of any working capital facilities in relation to which a Bank Guarantee has been issued;

     "Existing Lender" has the meaning given to it in clause 27.2 (Transfers by Lender);

     "Facilities" means the Term Facilities, the Revolving Facility and the Ancillary Facilities;

     "Fees Letters" means the Agency Fees Letter and the Arranger's Fees Letter;

     "Finance Documents" means the Senior Finance Documents and the Mezzanine Finance Documents;

     "Finance Parties" means the Joint Mandated Lead Arrangers, each Agent, each Lender, each Ancillary Lender, each Issuing Lender and each Hedging Lender;

     "Financial Assistance Documents" means the documents in the agreed terms relating to the financial assistance procedures to be undertaken by members of the Target Group in accordance with this agreement subject to such amendments thereto as the Facility Agent may reasonably require in order that such documents may conform with best practice having regard to the circumstances prevailing at the time such documents are entered into;

     "Financial Indebtedness" means (without double counting) any indebtedness in relation to or arising under or in connection with:

     (a)  any money borrowed (including any overdraft);

     (b) any debenture, bond (other than a performance bond issued in the ordinary course of trading by one Group Company in relation to the obligations of another Group Company), note or loan stock or other similar instrument;

     (c)  any acceptance or documentary credit;

     (d) any receivable sold or discounted (otherwise than on a non-recourse basis);

     (e) the purchase price of any asset or service to the extent payable by a Group Company after the time of sale or delivery to a Group Company, where the deferred payment is:

          (i)  arranged as a method of raising finance; or

          (ii) paid more than six months after the sale or delivery date;

     (f) the sale price of any asset or service to the extent paid before the time of sale or delivery by the Group Company liable to effect that sale or delivery, where the advance payment is arranged as a method of raising finance;

     (g) any finance lease, hire purchase, credit sale or conditional sale agreement;

     (h) for the purpose of clause 21.1(o) (Cross default) only, Hedging Instruments;

     (i) any amount payable by any Obligor in relation to the redemption of any share capital or other securities issued by it or any other Obligor, other than amounts payable to another Obligor;

     (j) any amount raised under any other transaction having the commercial effect of a borrowing or treated as borrowings under the Approved Accounting Principles; or

     (k) any guarantee of indebtedness of any person of a type referred to in paragraphs (a) to (j) (inclusive) above;

     "Financial Year" means the period of 12 months ending on 30 June in each year (or, after the Group adopts 31 December as its accounting reference date, 31 December);

     "Foothill Borrowers" means Riverdeep Interactive Learning Limited and Riverdeep, Inc.;

     "Foothill Facilities" means the facilities made available to the Foothill Borrowers pursuant to the Foothill Facility Agreement;

     "Foothill Facility Agreement" means the loan and security agreement dated 23 August 2002 entered into between Target, Riverdeep Interactive Learning Limited, Riverdeep, Inc. and Foothill Capital Corporation;

     "Formalities Certificate" means a certificate in the agreed form or with such amendments thereto as the Facility Agent may reasonably require having regard to the circumstances affecting any particular Group Company;

     "Group" means the Parent and its Subsidiaries from time to time;

     "Group Company" means a member of the Group;

     "Guarantee Increase Deed" means a deed substantially in the form set out in
     Schedule 7 part 2 extending the guarantees given pursuant to clause 20.5(g) (Guarantees and security from Target and its Subsidiaries) to guarantee the Term A Advances and the Term B Advances and any other obligations under the Senior Finance Documents which have been whitewashed through execution of the Financial Assistance Documents pursuant to clause 20.11(h)(ii) (Take private procedure and the provision of Target Security);

     "Guarantors" means the Group Companies listed in schedule 3 and each other Group Company which becomes a guarantor under this agreement in accordance with clause 18.3 (Additional Guarantors), clause 20.5(g) (Guarantees and Security from Target and its Subsidiaries) or clause 20.11(h) (Take private procedure and provision of Target security);

     "Hedging Agreements" means any instrument and/or agreement entered into by a Group Company in accordance with clause 20.5(d) (Hedging) for the purpose of managing or hedging currency and/or interest rate risk in relation to the Facilities and any Hedging Debenture;

     "Hedging Debenture" means a guarantee and debenture governed by the laws of the Republic of Ireland in the agreed form granting fixed and floating charges over the assets and undertaking of the relevant company or companies in favour of the Security Agent to secure all obligations outstanding under the Hedging Agreements;

     "Hedging Instrument" means any forward rate agreement, option, swap, cap, floor, any combination or hybrid of the foregoing and any other financial derivative agreement;

     "Hedging Lender" means a Lender (or an Affiliate of a Lender) in its capacity as provider of currency and/or interest rate hedging under any Hedging Agreement;

     "Holding Company" means a holding company as defined in section 736 of the Companies Act 1985 but excluding any of the Original Equity Investors;

     "Individual Shareholders" means Barry O'Callaghan and Patrick McDonagh and which shall, in the case of Patrick McDonagh include Lifetime Learning Limited;

     "Insurance Report" means the insurance report in the agreed form prepared by AON, together with the employee benefits due diligence report in the agreed form also prepared by AON;

     "Intellectual Property" means the Intellectual Property Rights owned or used by Group Companies throughout the world or the interests of any Group Company in any of those Intellectual Property Rights, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any Group Company relating to the use or exploitation of any of those Intellectual Property Rights;

     "Intellectual Property Rights" means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with any such registrations or applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights throughout the world;

     "Intercreditor Deed" means the intercreditor deed dated on or about the date of this agreement and entered into between, amongst others, each of the parties to the Senior Finance Documents, the Mezzanine Finance Documents and each of the Original Equity Investors;

     "Interest Period" means a period by reference to which interest is calculated and payable on an Advance or overdue amount;

     "Investment Agreement" means the shareholders' agreement in the agreed form dated on or before the date of this agreement between, amongst others, the Original Equity Investors providing, amongst other things, for the subscription of shares in the Parent;

     "Investor Loan Note Instrument" means the loan note instrument in the agreed form dated on or before the date of this agreement providing for the issue of the Investor Loan Notes;

     "Investor Loan Notes" means the subordinated unsecured guaranteed loan notes 2009 of Loan Noteco in the agreed form;

     "IR Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, including the regulations promulgated thereunder;

     "Irish Debenture" means a debenture governed by the laws of the Republic of Ireland in the agreed form granting fixed and floating charges over the assets and undertaking of the relevant company or companies in favour of the Security Agent;

     "Irish gaap" means generally accepted accounting principles from time to time in the Republic of Ireland and approved by the Accounting Standards Board;

     "Issuing Lender" means any Lender in its capacity as issuer of a Bank Guarantee;

     "Key Executive" means each of Barry O'Callaghan, Anthony Bordon and Joseph Roberts;

     "Key Executive Policies" means the insurance policies effected or to be effected by the Parent in relation to the lives of each Key Executive, in each case for cover (for $1,500,000) for death and critical illness for a term of 3 years, in accordance with clause 20.6(a)(ii) (Insurance);

     "KPMG Tax Structure Paper" means the structure paper prepared by KPMG in a form agreed with the Facility Agent dated on or about the date of this agreement;

     "Lead Equity Investors" means limited partnerships managed by Alchemy Partners (Guernsey) Limited (and the nominee company of those limited partnerships, being currently Alchemy Partners Nominees Limited);

     "Legal Report" means the legal report in the approved form prepared by Matheson Ormsby Prentice and White & Case LLP in relation to the Target Group;

     "Lenders" means the Term A Lenders, the Term B Lenders and the Revolving Lenders;

     "Lending Office" means the office through which a Lender is acting for the purposes of this agreement, which, subject to clause 3.2 (Lending Office), will be the office set opposite the name of that Lender in schedule 1 (or in any relevant Transfer Certificate);

     "LIBOR" means, in relation to any Advance or overdue amount:

     (a) the rate per annum equal to the offered quotation which appears on Telerate Screen page 3750 or (as appropriate) 3740 (or any replacement pages on that service) at or about 11.00 am on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount for a period comparable to its Interest Period or, if no Telerate service is available, on any other service which displays an average British Bankers Association Interest Settlement Rate for the relevant currency which the Facility Agent, after consultation with the Lenders and the Parent, selects; and

     (b) if no such offered quotation appears on Telerate Page 3750 or 3740 (as the case may be) at or about 11.00 am on the relevant Rate Fixing Day:

          (i) the arithmetic mean (rounded up, if necessary, to the nearest four decimal places) of the rates (as quoted to the Facility Agent at its request) offered by the Reference Banks to leading banks in the London interbank market at or about 11.00 am on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount in an amount equal or comparable to an Advance or overdue amount for the duration of the relevant Interest Period; or

          (ii) subject to clause 10.1 (Market Disruption Notice), if any Reference Bank does not provide a quotation as contemplated by sub-paragraph (i) above, the relevant arithmetic mean determined on the basis of the quotations supplied by the remaining Reference Banks;

     "Loan Noteco" means Hertal (Investments) Limited;

     "Majority Lenders" means, at any time:

     (a) Lenders whose aggregate Commitments at that time aggregate more than 662/3 per cent. of the Total Commitments at that time; or

     (b) if the Total Commitments have at that time been reduced to zero, Lenders whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the relevant reduction;

     "Management Accounting Period" means each calendar month period adopted by the Parent for the purpose of its management accounts;

     "Management Financial Model" means the financial model in the agreed form for the Group (and incorporating financial projections and forecasts for the business of the Target Group in the agreed form) dated on or around the date of this agreement;

     "Mandatory Cost" means the percentage rate per annum calculated by the Facility Agent in accordance with schedule 8 (Mandatory Cost Formulae) and any costs as a result of a Lender complying with Regulation D of the US Board of Governors to the Federal Reserve System;

     "Margin" means:

     (a) in relation to the Term A Facility, 2.50 per cent. per annum, subject to clause 8.6 (Margin adjustment);

     (b)  in relation to the Term B Facility, 3.00 per cent. per annum; and

     (c) in relation to the Revolving Facility, 2.50 per cent. per annum, subject to clause 8.6 (Margin adjustment);

     "Margin Addition" means 1.00 per cent. per annum;

     "Market Report" means the market report in the approved form prepared by McKinsey & Company in relation to the Target Group;

     "Material Adverse Effect" means any effect, event or matter:

     (a)  which is materially adverse to:

          (i) the assets or financial condition of the Group (taken as a whole);

          (ii) the ability of the Obligors to perform their payment obligations under any Senior Finance Document or their obligations under clause 20.13 (Financial covenants) of this agreement; or

     (b) which results in any Security Document not providing to the Security Agent security over the assets expressed to be secured under that Security Document;

     "Material Intellectual Property" means any Intellectual Property which is material to the business of any Group Company or to the business of the Group as a whole from time to time;

     "Material Subsidiary" means:

     (a)  any Obligor; or

     (b) a Subsidiary of the Parent the gross assets, gross revenues or EBITA of which (consolidated where that Subsidiary itself has Subsidiaries) as at the date at which its latest audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent or more of the consolidated gross assets, gross revenues or EBITA of the Group (all as calculated by reference to the latest audited consolidated financial statements of the Group); or

     (c) a Subsidiary of the Parent to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transactions was a Material Subsidiary.

          For the purposes of this definition:

          (i) if a Subsidiary of the Parent becomes a Material Subsidiary under paragraph (c) above, then the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) and
               (b) above, cease to be a Material Subsidiary; and

          (ii) if a Subsidiary is acquired by the Parent after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements (consolidated if appropriate) until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared;

     "Maturity Date" means the last day of the Interest Period for a Revolving Advance;

     "Mezzanine Facility" has the meaning given to "Facility" in the Mezzanine Loan Agreement;

     "Mezzanine Finance Documents" has the meaning given to it in the Mezzanine Loan Agreement;

     "Mezzanine Lenders" has the meaning given to it in the Mezzanine Loan Agreement;

     "Mezzanine Loan Agreement" means the mezzanine loan agreement in the agreed form dated on or about the date of this agreement between the Parent as borrower, the Parent and Loan Noteco as guarantors, Barclays Leveraged Finance and RBS Mezzanine Limited as Joint Mandated Lead arrangers, the lenders named in that agreement, RBS Mezzanine Limited as facility agent and Barclays Bank PLC as security agent;

     "Monthly Accounts" means the monthly consolidated management accounts of the Group delivered or to be delivered to the Facility Agent under clause 20.10(c)(ii) (Financial statements);

     "Multiemployer Plan" means a Plan that is a "multiemployer plan" within the meaning of 4001(a)(3) of ERISA;

     "National Currency Unit" has the meaning given to it in council Regulation EC No. 1103/97 of 17 June, 1997 made under Article 235 of the Treaty on European Union;

     "Net Interest" has the meaning given to it in clause 20.14 (Financial definitions);

     "Net Proceeds" means the aggregate consideration received by any Group Company in relation to the disposal of all or any part of the assets of any Group Company (including the amount of any inter-company debt of any Group Company disposed of which is repaid in connection with that disposal and any disposal (by way of grant of licence or otherwise) of any Intellectual Property), but after deducting all Taxes and other reasonable costs and expenses incurred by continuing Group Companies in connection with that disposal;

     "Obligors" means the Parent, Loan Noteco, each Borrower and each Guarantor;

     "Offer" means the recommended pre-conditional cash offer with a partial share alternative proposed to be made by the Parent and (outside the United States) Goodbody Corporate Finance and JP Morgan PLC on behalf of the Parent on the terms set out in the Press Release to acquire the whole of the ordinary share capital of Target not already owned by the Parent as such offer may from time to time be amended, increased, revised or waived, as permitted in accordance with the terms of this agreement;

     "Offer Costs" means all costs, fees and expenses (and Taxes thereon) and all stamp, documentary, registration or similar taxes and duties payable by or incurred by or on behalf of the Parent and the Target Group in connection with the Offer including, without limitation, the preparation, negotiation and entry into of the necessary financing documents and all other documentation in relation to the Offer;

     "Offer Document" means the document (substantially in the agreed terms subject to such amendments as the Facility Agent shall approve in writing (such approval not to be unreasonably withheld or delayed)) to be sent to shareholders of the Target containing the formal Offer;

     "Operating Budget" means a budget, in such form and content as the Facility Agent shall reasonably require, comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected Capital Expenditure) for the Group for a Financial Year, delivered under clause 20.10 (Information and accounting undertakings);

     "Optional Currencies" means Euros, Dollars and any other currency which the Facility Agent has confirmed to the Parent is freely available in the London foreign exchange market and which all relevant Lenders have confirmed they are willing to advance;

     "Original Audited Accounts" means the audited consolidated annual accounts of the Target Group for the Financial Year ending 30 June 2002;

     "Original Equity Investors" means the Lead Equity Investors, MSD Capital and the Individual Shareholders;

     "Original Dollar Amount" means:

     (a)  in the case of a Drawing in Dollars, the amount of that Drawing; or

     (b) in the case of a Drawing in an Optional Currency, the Dollar Equivalent of that Drawing calculated two Business Days before its Drawdown Date;

     "Original Management Accounts" means the unaudited consolidated management accounts of the Target Group for the month ending 30 November 2002;

     "Panel" means the Irish Takeover Panel;

     "Participating Member States" has the meaning given to it in council Regulation EC No. 1103/97 of 17 June, 1997 made under Article 235 of the Treaty on European Union;

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto;

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IR Code maintained by or contributed to by any Group Company or Guarantor or any ERISA Affiliate;

     "Potential Event of Default" means an event which, with the giving of notice, the lapse of time, the making of any determination or the fulfilment of any other condition (in each case as specified in clause 21.1 (List of events)) will, or could reasonably be expected to, constitute an Event of Default;

     "Press Release" means the press announcement in the agreed form to be released by the Parent to announce the terms of the Offer;

     "Qualifying Lender" means, in relation to a Borrower, a Lender which is:

     (a) under the domestic law of the jurisdiction in which that Borrower is resident, entitled to receive payments of interest (or any other payments under any Senior Finance Document) arising in that jurisdiction free of any deduction or withholding for or on account of any Tax; or

     (b) under a double tax treaty in force between the jurisdiction in which that Borrower is resident and the jurisdiction in which that Lender is resident (as the term is defined in the relevant double tax treaty), entitled to receive payments of interest (or any other payments under any Senior Finance Document) arising in the Borrower's jurisdiction free of any deduction or withholding for or on account of any Tax;

     "Quarterly   Accounts"  means  the  relevant   Monthly  Accounts  for  each
     Accounting Quarter;

     "Rate Fixing Day" means the day which market practice in the applicable interbank market treats as the rate fixing day for obtaining deposits in the currency in question;

     "Receiving Agent" means Computershare Investor Services (Ireland) Limited of Herron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Republic of Ireland;

     "Receiving Agent Account" means the account opened by the Parent with the Receiving Agent for the purpose of receiving monies up-streamed to the Parent by the Loan Noteco from the proceeds of subscriptions for loan stock in Loan Noteco and the proceeds of subscriptions for shares in the Parent pursuant to the Investment Agreement;

     "Reference Banks" means the principal London offices of Barclays Bank PLC and of The Royal Bank of Scotland plc and such other banks as may be appointed by the Facility Agent in consultation with the Parent.

     "Repayment Dates" means each date on which an instalment is due for repayment under clause 11.1 (Term Advances), the Term A Final Repayment Date, the Term B Final Repayment Date and the Revolving Facility Repayment Date;

     "Reportable Event" means:

     (a) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the IR Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement  in  accordance  with either  Section  4043(a) of ERISA or
          Section 412(d) of the IR Code; or

     (b) the withdrawal of an Obligor or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA;

     (c) (the filing (or reasonable expectation of a filing) of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA;

     (d)  the institution of proceedings to terminate a Plan by the PBGC;

     (e) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

     (f) a Group Company establishes or amends any Welfare Plan that provides post-employment welfare benefits in a manner that would increase the liability of a Group Company;

     "Reports" means the Accountants' Report, the Legal Report, Insurance Report and the Market Report, in each case read in conjunction with the relevant disclosures in the disclosure letter from management delivered pursuant to the Investment Agreement;

     "Reservations" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy, the limitation of enforcement by laws relating to bankruptcy, insolvency, court protection, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time-barring of claims under the Limitation Acts (and similar legislation), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court, that a court may not give effect to the provisions of clause 30.3 (Invalidity of any Provision) (or any similar provision in another Senior Finance Document) and that interest at a default rate on overdue amounts may be a penalty and not recoverable;

     "Revolving Advance" means the principal amount of each advance made or to be made under the Revolving Facility, as reduced from time to time by repayment or prepayment;

     "Revolving Commitment" means:

     (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Revolving Commitment" in schedule 1 and the amount of any other Revolving Commitment transferred to it under this agreement; or

     (b) in relation to any other Lender, the amount of any Revolving Commitment transferred to it under this agreement,

     to the extent not cancelled, reduced or transferred by it under this agreement;

     "Revolving Facility" means the revolving credit facility made available by the Revolving Lenders under clause 2.1(c) (Facilities);

     "Revolving Facility Repayment Date" means the earlier of:

     (a)  15 April 2007; and

     (b) the repayment, prepayment and/or cancellation in full of the Term A Facility;

     "Revolving Lenders" means:

     (a) the persons identified in schedule 1 as participating in the Revolving Facility; and

     (b) each Transferee which has become a party to this agreement in relation to the Revolving Facility in accordance with clause 27 (Changes to parties),

     in each case until its entire participation in the Revolving Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Revolving Facility have been paid in full;

     "Second Press Release" means the press release in agreed form confirming the satisfaction of the pre-conditions in the Press Release;

     "Security  Documents"  means each of the  security  documents  specified in schedule 9 and all other documents creating, evidencing or granting a Security Interest in favour of any Finance Party in relation to the obligations of any Obligor under any Senior Finance Document;

     "Security Interest" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, any other security interest or any other agreement or arrangement (including a sale and repurchase arrangement) having the commercial effect of conferring security;

     "Senior Debt" means, at any time, the aggregate outstanding principal of all Financial Indebtedness of the Group (excluding the Contingent Liability in respect of any Bank Guarantees) under the Facilities calculated on a consolidated basis;

     "Senior Finance Documents" means this agreement, each Security Document, the Intercreditor Deed, each Hedging Agreement, each Ancillary Document, each Accession Document, each Transfer Certificate, the Fees Letter and any other document designated as a Senior Finance Document by the Parent and the Facility Agent;

     "Service Contracts" means:

     (a) the contracts of employment made between Riverdeep Inc. and each of Anthony Bordon and Joseph Roberts each as amended by a Deed of Variation of Employment Terms entered into by Riverdeep Inc. and each of them on or before the Unconditional Date;

     (b) the contract of employment dated 6 October 1999 made between Silverbank Limited and Barry O'Callaghan as amended by a Deed of Variation of Employment Terms dated on or before the Unconditional Date;

     (c) agreement for the provision of services of a chief executive officer dated 22 September 1999 made between Riverdeep Interactive Learning Limited and Silverbank Limited as amended by a Deed of Variation of an Agreement dated on or before the Unconditional Date; and

     (d)  the  restrictive   covenant  agreement  to  be  entered  into  between
          Riverdeep Interactive Learning Limited and Barry O'Callaghan to be dated on or before the Unconditional Date;

     "Share Option Scheme" means the share option scheme in the agreed form to be implemented by the Parent after the Unconditional Date;

     "Share Pledge" means a pledge of shares governed by English law;

     "Sonopress Contract" means the services agreement by and between Sonopress LLC and Broderbund LLC dated 1 July 2002 and any replacement thereof;

     "Spot Rate" means the spot rate of exchange of the Facility Agent (as determined by the Facility Agent) for the purchase of Dollars with the appropriate amount of a currency in the London foreign exchange market in the ordinary course of business at or about 10.00 am on the day in question for delivery two Business Days later;

     "Sterling" or "(pound)" means the lawful currency of the United Kingdom;

     "Structure Document" means the document prepared by the Parent comprising:

     (a) diagrams of the Group and the Target Group as at the date of this agreement and as they are anticipated to be immediately after the Unconditional Date;

     (b) brief corporate details as at the date of the Structure Document indicating which members of the Target Group are Dormant Companies and which had positive net assets at the date of their most recent audited account;

     (c) details of the anticipated movements of funds in repayment of existing facilities of the Target Group which will take place on, or within 30 days after, the Unconditional Date; and

     (d) details of the anticipated sources of funds for the purposes of the Offer;

     "Subsidiary" means a subsidiary and (for the purposes of the financial information to be delivered, and the financial covenants to be complied with, under this agreement) a subsidiary undertaking as defined in sections 736 and 258 of the Companies Act 1985 respectively;

     "Syndication Date" means the earlier of:

     (a) the date the Facility Agent notifies the Parent and the other Finance Parties that primary syndication has been completed; and

     (b)  the date falling four months after the first Drawdown Date;

     "Syndication Letter" means the letter from the Joint Mandated Lead Arrangers to the Parent setting out the changes which it may have to make to the Facilities in order to achieve a successful syndication;

     "Syndication Memorandum" shall have the meaning set out in clause 3.4 (Syndication);

     "Target" means Riverdeep Group Plc (registered no 317234);

     "TARGET Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system is operating;

     "Target Group" means Target and all its Subsidiaries;

     "Target Shares" means shares in the Target;

     "Tax" means all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings (wherever imposed) and any charges in the nature of taxation together with interest thereon and penalties and fines in relation thereto, if any, and any payments made on or in relation thereof and "Taxation" shall be construed accordingly;

     "Term Advance" means a Term A Advance and/or a Term B Advance;

     "Term A Advances" means the principal amount of the advances made or to be made under the Term A Facility, as reduced from time to time by repayment or prepayment;

     "Term A Commitment" means:

     (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term A Commitment" in schedule 1 and the amount of any other Term A Commitment transferred to it under this agreement; or

     (b) in relation to any other Lender, the amount of any Term A Commitment transferred to it under this agreement,

     to the extent not cancelled, reduced or transferred by it under this agreement;

     "Term A Facility" means the term loan facility made available by the Term A Lenders under clause 2.1(a) (Facilities);

     "Term A Final Repayment Date" means the last date on which an instalment is due for repayment under clause 11.1(a) (Term Advances);

     "Term A Lenders" means:

     (a) the parties identified in schedule 1 as participating in the Term A Facility; and

     (b) each Transferee which has become a party to this agreement in relation to the Term A Facility in accordance with clause 27 (Changes to parties),

     in each case until its entire participation in the Term A Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term A Facility have been paid in full;

     "Term B Advances" means the principal amount of the advances made or to be made under the Term B Facility, as reduced from time to time by repayment or prepayment;

     "Term B Commitment" means:

     (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term B Commitment" in schedule 1 and the amount of any other Term B Commitment transferred to it under this agreement; or

     (b) in relation to any other Lender, the amount of any Term B Commitment transferred to it under this agreement,

     to the extent not cancelled, reduced or transferred by it under this agreement;

     "Term B Facility" means the term loan facility made available by the Term B Lenders under clause 2.1(b) (Facilities);

     "Term B Final Repayment Date" means the last date on which an instalment is due for repayment under clause 11.1(b) (Term Advances); and

     "Term B Lenders" means:

     (a) the parties identified in schedule 1 as participating in the Term B Facility; and

     (b) each Transferee which has become a party to this agreement in relation to the Term B Facility in accordance with clause 27 (Changes to parties),

     in each case until its entire participation in the Term B Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term B Facility have been paid in full.

     "Term Commitments" means the Term A Commitments and the Term B Commitments;

     "Term Facilities" means the Term A Facility and the Term B Facility;

     "Total Available Commitments" means the aggregate of all the Available Commitments at any time;

     "Total Commitments" means the aggregate of all the Commitments at any time;

     "Total Debt Service" has the meaning given to it in clause 20.14 (Financial definitions);

     "Transaction Documents" means the Finance Documents, the Equity Documents, the Service Contracts, the Press Release and the Offer Document;

     "Transfer Certificate" means a certificate substantially in the form set out in part 1 of schedule 5;

     "Transferee" has the meaning given to it in clause 27.2(a) (Assignments and transfers by Lenders);

     "Treaty on European Union" means the Treaty of Rome signed on 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty signed on 7 February 1992;

     "TU Agreement" means the asset purchase agreement dated 29 May 2002 between Target, TU SUB LLC and Teacher Universe Inc.;

     "Unconditional Date" means the date on which the Offer is declared unconditional in all respects;

     "Underwriting Agreement" means the agreement to be entered into between Hertal Acquisitions plc and Pat McDonagh, in the agreed form;

     "Unfunded Liabilities" means the amount (if any) by which the present value of all nonforfeitable benefits under each of the Plans exceeds the current value of such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms "present value" and "current value" shall have the same meanings specified in section 3 of ERISA);

     "USA" means the United States of America;

     "US Bankruptcy Code" means title 11 of the United States Code;

     "US Obligor" means any Obligor that is incorporated under the laws of any state or territory of the USA or the District of Columbia;

     "Warrant Instrument" means the warrant instrument, in the agreed terms, constituting the warrants issued in accordance with the Mezzanine Loan Agreement; and

     "Welfare Plan" means a "welfare plan" as such term is defined in section 3(1) of ERISA.

1.2  Construction

     In this agreement, unless a contrary intention appears, a reference to:

     (a) a document being "in the agreed form" means in a form agreed between the Parent and the Facility Agent;

     (b) an "agreement" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

     (c)  an  "amendment"   includes  any  amendment,   supplement,   variation,
          novation,  modification,   replacement  or  restatement  and  "amend",
          "amending" and "amended" shall be construed accordingly;

     (d) a Report being in the "approved form" means a Report the scope and content of which has been approved by the Joint Mandated Lead Arrangers, which is addressed to (and can be relied on by) the Finance Parties from time to time and which has been duly signed by its author;

     (e)  "assets" includes property, business,  undertaking and rights of every
          kind,  present,   future  and  contingent  (including  uncalled  share
          capital) and every kind of interest in an asset;

     (f) a "consent" includes an authorisation, approval, exemption, licence, order, permission or waiver;

     (g)  a "filing" includes any filing, registration, recording or notice;

     (h) a "guarantee" includes any indemnity or other obligation (whatever called) of any person:

          (i) to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

          (ii) to be responsible for the performance of any obligations by or the solvency of any other person, and "guaranteed" and "guarantor" shall be construed accordingly;

     (i) "including" means including without limitation and "includes" and "included" shall be construed accordingly;

     (j) "indebtedness" includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (k) "losses" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and "loss" shall be construed accordingly;

     (l) a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (i) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

          (ii) if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month, and references to "months" shall be construed accordingly;

     (m) a "person" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing;

     (n) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (o) the "winding-up" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which that person is incorporated, registered, established or carries on business or to which that person is subject; and

     (p) an obligation to pay interest under any of the Senior Finance Documents includes, for the avoidance of doubt an obligation to pay post-petition interest in any proceeding under the US Bankruptcy Code or other applicable bankruptcy laws.

1.3  Other references

     In this agreement, unless a contrary intention appears:

     (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

     (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

     (c) a reference to (or to any specified provision of) any agreement or document (including the Senior Finance Documents) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Senior Finance Document;

     (d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

     (e)  a time of day is a reference to London time;

     (f) the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement; and

     (g)  words importing the plural shall include the singular and vice versa.

1.4  Cash cover

     (a) If a Borrower is obliged under this agreement or any Ancillary Facility Letter to repay or prepay or provide cash cover in relation to any contingent liability under a Bank Guarantee or an Ancillary Facility, that Borrower shall, on the date for that repayment, prepayment or provision of cash cover:

          (i)  by  agreement   with  the  relevant   Beneficiary,   reduce  that
               contingent liability by the relevant amount; or

          (ii) pay  the  relevant  amount  to the  credit  of a Cash  Collateral
               Account.

     (b) Any amounts standing to the credit of any Cash Collateral Account shall bear interest at the rate normally offered to corporate depositors on similar deposits by the Finance Party with which that account is held.

1.5  Currency conversion

     For the purposes of the Senior Finance Documents (other than clauses 20.13 (Financial covenants) to 20.15 (Calculation) (inclusive)), if a Dollar amount needs to be determined, any amount which is denominated in a currency other than Dollars will be converted into Dollars using the Spot Rate on that date.

2.   THE FACILITIES

2.1  Facilities

     Subject to the other provisions of this agreement:

     (a) the Term A Lenders agree to make available to the Parent a term loan facility in a maximum aggregate principal amount not exceeding $80,000,000 (or its equivalent in Euro) which shall be available by way of Term A Advances;

     (b) the Term B Lenders agree to make available to the Parent a term loan facility in a maximum aggregate principal amount not exceeding $35,000,000 (or its equivalent in Euro) which shall be available by way of Term B Advances;

     (c) the Revolving Lenders agree to make available to the Borrowers a revolving credit facility in a maximum aggregate principal amount not exceeding $20,000,000 (or its equivalent in Optional Currencies) which:

          (i) shall be available by way of Revolving Advances and Bank Guarantees; and

          (ii) may include Ancillary Facilities up to the Ancillary Limit.

2.2  Purpose

     (a) The proceeds of the Term A Advances and the Term B Advances shall be applied in or towards:

          (i) payment of the cash price payable by the Parent for the Target Shares pursuant to the Offer and pursuant to exercise of its rights under section 204 of the Irish Companies Act, 1963; and/or

          (ii) (only after the Unconditional Date) financing or refinancing the Offer Costs up to $36,000,000.

     (b) The proceeds of the Revolving Advances and each Bank Guarantee shall be used for the working capital requirements of Group Companies arising after the Unconditional Date provided that such purposes do not include making any repayment or prepayment of principal amounts of the Term Advances.

     (c) The Ancillary Facilities shall be used for the working capital requirements of Group Companies arising after the Unconditional Date (excluding any payment of the purchase price for the Target Shares).

     (d) No Finance Party shall be obliged to enquire about, or be responsible for, the use or application of amounts borrowed under this agreement.

2.3  Parent as Obligors' agent

     Each Obligor irrevocably appoints the Parent as its agent for the purpose of:

     (a) executing and delivering on its behalf any Accession Document and any other agreement or document capable of being entered into by that Obligor under or in connection with the Senior Finance Documents;

     (b) giving and receiving any notice or instruction under or in connection with any Senior Finance Document (including any Drawdown Request); and

     (c) agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Senior Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facilities).

3.   PARTICIPATION OF LENDERS

3.1  Basis of participation

     Subject to the other provisions of this agreement:

     (a) each relevant Term Lender will participate in each Drawing of the Term Facilities in the proportion which its Commitment in relation to the relevant Term Facility bears to the total Commitments in relation to the relevant Term Facility as at the relevant Drawdown Date;

     (b) each Revolving Lender will participate in each Drawing of the Revolving Facility (in the case of a Bank Guarantee by way of indemnity in favour of the relevant Issuing Lender under clause 7.4(b) (Indemnities)) in the proportion which its Available Commitment bears to the Total Available Commitments as at the relevant Drawdown Date.

3.2  Lending Office

     (a)  Each  Lender  will  participate  in each  Drawing  through its Lending
          Office.

     (b) If any Lender changes its Lending Office for the purpose of the Facilities, that Lender will, as soon as reasonably practicable after that change, notify it to the Facility Agent and the Parent and, until it does so, the Agents and the Parent will be entitled to assume that no such change has taken place.

3.3  Rights and obligations of Finance Parties

     (a) The rights and obligations of each of the Finance Parties under the Senior Finance Documents are several. The failure by a Finance Party to comply with its obligations under any Senior Finance Document shall not:

          (i)  result in any other Finance Party incurring any liability; or

          (ii) relieve  any  Obligor  or  any  other   Finance  Party  from  its
               obligations under the Senior Finance Documents.

     (b) Subject to the other provisions of the Senior Finance Documents, each Finance Party has the right to protect and enforce its rights arising out of the Senior Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing those rights.

3.4  Syndication

     (a) The Facilities are being made available by the Lenders with the intention (but not the obligation) that the Joint Mandated Lead Arrangers should co-ordinate primary syndication. Each Obligor undertakes to assist and co-operate with the Joint Mandated Lead Arrangers in syndication in such a manner and to such an extent as the Joint Mandated Lead Arrangers may reasonably request, including by:

          (i) the preparation, review and approval of a syndication information memorandum (the "Syndication Memorandum") in relation to the Group and the business, trading, prospects, financial condition, assets and liabilities of the Group as a whole and of each Group Company;

          (ii) participating in presentations to potential Lenders concerning the activities of the Group as a whole and of each Group Company; and

          (iii)selecting Interest Periods in relation to Advances no longer than one month in relation to all Advances made on or before the date falling four months after the first Drawdown Date.

     (b) Before the Syndication Date, no Lender may assign, transfer, sub-participate, sub-contract or deliver a Transfer Certificate in relation to all or any part of its rights or obligations under any Senior Finance Document without the prior consent of the Facility Agent.

4.   CONDITIONS PRECEDENT

4.1  Initial conditions precedent

     The Lenders shall not be under any obligation to make any Drawing available to any Borrower unless:

     (a) on or before the date of this agreement, the Facility Agent has received each of the documents, information and/or other items specified in part 1 of schedule 4 in form and substance satisfactory to the Facility Agent (acting reasonably); and

     (b) on or before the first Drawdown Date, the Facility Agent has received each of the documents, information and/or other items specified in part 2 of schedule 4 (or the Facility Agent is satisfied that, subject only to the making of the first Advances under this agreement it will receive such documents, information and/or other items) in form and substance satisfactory to the Facility Agent (acting reasonably); and

     (c) subject to clause 4.5 (Certain Funds Period), the conditions set out in clause 4.3 (Additional conditions precedent) have been fulfilled.

     The Facility Agent will promptly notify the Parent and the Lenders when the conditions in clause 4.1(a) or clause 4.1(b), as the case may be, are satisfied.

4.2  Failure to satisfy conditions precedent

     Except as the Facility Agent (acting on the instructions of all the Lenders) agrees otherwise, if the conditions referred to in clause 4.1 (Initial conditions precedent) have not been fulfilled or waived in writing on or before the last day of the Availability Period for the Term
     Facilities:

     (a)  all the Commitments will automatically be cancelled; and

     (b) the Lenders will cease to have any obligation to make any Drawing available.

4.3  Additional conditions precedent

     Subject to clause 4.4 (Rollover Advances) and clause 4.5 (Certain Funds Period), the obligations of the Lenders to make any Drawing available are subject to the further conditions precedent that, on both the date of the relevant Drawdown Request and the relevant Drawdown Date:

     (a) no Default has occurred and is continuing or will occur as a result of making that Drawing; and

     (b) the representations and warranties set out in clause 19 (Representations and warranties) which are made or repeated on those dates are true and accurate by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after that Drawing is made.

4.4  Rollover Advances

     If in relation to a Revolving Advance (the "new Revolving Advance"):

     (a) any of the conditions specified in clause 4.3 (Additional conditions precedent) is not satisfied on the Drawdown Date for the new Revolving Advance;

     (b) the amount of the new Revolving Advance does not exceed the amount of an existing Revolving Advance (the "existing Revolving Advance") which is due to be repaid on the Drawdown Date of the new Revolving Advance; and

     (c) the proceeds of the new Revolving Advance are applied in repaying the existing Revolving Advance,

     then, unless any notice is then outstanding under clause 21.2 (Cancellation and repayment) or any Event of Default has occurred pursuant to clauses 21.1(e) (Insolvency) to 21.1(j) (Suspension of Payments) (inclusive) has occurred and is continuing, the Lenders may not refuse to advance the new Revolving Advance by reason of the conditions specified in clause 4.3 (Additional conditions precedent) not being satisfied.

4.5  Certain Funds Period

     During the Certain Funds Period neither the Facility Agent nor any of the Lenders will:

     (a) invoke any conditions set out in clause 4.3 (Additional conditions precedent) or otherwise as a ground for refusing to make any Advance during the Certain Funds Period to the extent it is to be applied solely for the purpose specified in clause 2.2(a)(i) or (ii) (an "Offer Utilisation");

     (b) exercise any right, power or discretion to terminate or cancel the obligation to make any Offer Utilisation (other than under clause 15.2 (Illegality));

     (c) exercise any right of rescission which it or they may have in respect of this agreement or in respect of any Offer Utilisation; or

     (d) exercise any rights conferred on them by any Senior Finance Document to take any action to recover monies advanced to the Parent solely for the purpose specified in clause 2.2(a)(i) or (ii) and not yet applied for such purpose, unless a Drawstop Default has occurred.

4.6  Revolving Advances

     It is a further condition precedent to any Drawing of the Revolving Facility that the aggregate amount outstanding under the Revolving Facility and the amount of Financial Indebtedness outstanding under all other working capital facilities of the Group (excluding the Excluded Facilities) overall shall not exceed $25,000,000.

5.   DRAWDOWN PROCEDURES

5.1  Delivery of Drawdown Requests

     In order to utilise a Facility, the relevant Borrower must deliver to the Facility Agent a duly completed Drawdown Request not later than 10.00 am three Business Days before the proposed Drawdown Date.

5.2  Content of Drawdown Requests

     Each Drawdown Request delivered to the Facility Agent must be in the applicable form set out in schedule 5 and must specify (or attach, as appropriate) the following:

     (a)  which Facility is to be utilised;

     (b)  the identity of the Borrower;

     (c) the proposed Drawdown Date, which must be a Business Day during the relevant Availability Period;

     (d) if the Drawing is by way of Advance, the amount and currency of that Advance, which must:

          (i) in the case of a Term A Advance in Dollars, be equal to or less than the undrawn Commitments for the Term A Facility or in the case of a Drawing in an Euros under the Term A Facility the Dollar Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Term A Facility and in each case if less, a minimum of $750,000 and an integral multiple of $250,000;

          (ii) in the case of a Term B Advance in Dollars, be equal to or less than the undrawn Commitments for the Term B Facility or in the case of a Drawing in an Euros under the Term B Facility the $250,000 Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Term B Facility and in each case if less, a minimum of $750,000 and an integral multiple of $250,000;

     (e) if the Drawing is by way of an Advance, the duration of the Interest Period applicable to the Revolving Advance or the first Interest
          Period applicable to the relevant Term Advance (as the case may be), which must comply with clause 9 (Selection of Interest Periods);

     (f) if the Drawing is by way of an Advance, details of the payee and the account to which the proceeds of the Drawing are to be paid;

     (g)  if the Drawing is by way of a Bank Guarantee:

          (i) the amount and currency of that Bank Guarantee, which must be in an Original Dollar Amount equal to or less than the Total Available Commitments and if less a minimum of $100,000 (or its equivalent in an Optional Currency);

          (ii) the Beneficiary of that Bank Guarantee;

          (iii)the expiry date of that Bank Guarantee, which must be a date on or before the Revolving Facility Repayment Date;

          (iv) the obligation to which the issue of that Bank Guarantee relates;

          (v)  the execution copy of the Bank Guarantee to be issued; and

          (vi) the Drawdown Date, which must be a Business Day at least 3 Business Days after the date of the Drawdown Request.

5.3  Requests irrevocable

     A Drawdown Request once given may not be withdrawn or revoked.

5.4  Number and frequency of requests

     (a)  No more than five Term Advances may be outstanding at any one time.

     (b) If two or more Term Advances at any time have Interest Periods ending on the same date and are in the same currency, they shall be deemed amalgamated into one Term Advance on the last day of that Interest Period.

     (c) No more than one Drawing of the Revolving Facility may be requested in any period of three consecutive Business Days and no more than five Drawings of the Revolving Facility (or any higher number of Drawings agreed by the Facility Agent) may be outstanding at any one time. However, if five Revolving Advances have been borrowed but amounts remain undrawn under the Revolving Facility, a further Revolving Advance may be drawn provided it is drawn down on the first day of a Interest Period applicable to an existing Revolving Advance or on the Repayment Date for an existing Revolving Advance which is being rolled-over. Forthwith on drawdown the new Revolving Advance will be consolidated with the existing Revolving Advance and they will for all purposes then be treated as a single Revolving Advance.

     (d) No Revolving Advance may be borrowed unless all the Term Advances specified in clauses 2.1(a) and (b) (Facilities) have been, or are being, advanced in full on or before the proposed Drawdown Date of the relevant Revolving Advance.

5.5  Notice to the Lenders of a proposed Drawing

     The Facility Agent will promptly give each Lender details of each Drawdown Request received and of the amount of that Lender's participation in the Drawing referred to in that Drawdown Request.

5.6  Making of Advances

     Subject to the provisions of this agreement, each Lender will make available to the Facility Agent its participation in the relevant Advance on the relevant Drawdown Date.

5.7  Issue of Bank Guarantees

     Subject to the provisions of this agreement (including satisfaction of all applicable conditions precedent), the relevant Issuing Lender will issue the relevant Bank Guarantee requested by the relevant Borrower by delivery of that Bank Guarantee to the relevant Beneficiary on the relevant Drawdown Date. A Bank Guarantee may be requested by a Borrower for the use by or benefit of a Group Company which is not a Borrower provided that such Group Company which is a Borrower shall be liable in accordance with this agreement in respect of that Bank Guarantee as if it had been issued for its own use and benefit.

5.8  Expiry

     No Drawing of the Revolving Facility will be permitted which gives rise to an actual or contingent liability of the relevant Borrower to any Lender which may mature after or otherwise extend beyond the Revolving Facility Repayment Date.

5.9  Automatic cancellation

     Any part of the Commitments undrawn by 2.30pm on the last day of the relevant Availability Period will be automatically cancelled.

5.10 Optional Currency availability

     If a Borrower requests a Drawing denominated in an Optional Currency and, before 10.00 am on the Rate Fixing Day for that Drawing, the Facility Agent receives notice from a Lender (an "Affected Lender") that:

     (a) the Optional Currency requested is not readily available to it in the amount required; or

     (b) compliance with its obligation to participate in a Drawing in the Optional Currency requested would contravene a law or regulation applicable to that Affected Lender, then:

          (i) the Facility Agent will notify the relevant Borrower to that effect by 12.00 am (noon) on that Rate Fixing Day;

          (ii) following any such notification the relevant Borrower may notify the Facility Agent by 2.00pm on that Rate Fixing Day that it no longer requires that Drawing to be made;

          (iii)if the Facility Agent does not receive notification under clause 5.10(b)(ii), the relevant Borrower and the Facility Agent shall agree to adjust the amount of the Drawing to exclude the participation of the Affected Lender; and

          (iv) in the case of a Drawing by way of Advance, the Affected Lender shall make a separate Revolving Advance in Dollars in an amount equal to the Dollar Equivalent of the Affected Lender's proposed participation in the Advance requested.

5.11 Optional Currency fluctuations

     (a)  The Facility Agent shall, if so requested by the Majority Lenders:

          (i) calculate the aggregate Dollar Equivalent of all outstanding Drawings under the Term Facilities and Revolving Facility as at the end of the Accounting Quarter in which that request was made (or on any other date reasonably requested by the Majority Lenders); and

          (ii) if the amount calculated under clause 5.11(a)(i) exceeds the aggregate Term A Commitments, Term B Commitments or Revolving Commitments (as reduced in the case of the Revolving Commitments by the aggregate Ancillary Limits of all the Revolving Lenders) by more than five per cent., notify the Parent to that effect.

     (b) Within five Business Days of any notification under clause 5.11(a)(ii), the Parent shall prepay (or procure the prepayment of) Drawings under the relevant Facility so as to reduce the aggregate Dollar Equivalent of all outstandings under each such Facility to an amount not exceeding the aggregate Term A Commitments, Term B Commitments or Revolving Commitments (as reduced by the aggregate Ancillary Limits of all the Revolving Lenders) (as the case may be).

6.   ANCILLARY FACILITIES

6.1  Provision of Ancillary Facilities

     (a) The Parent may, at any time during the Availability Period for the Revolving Facility, notify the Facility Agent that a Borrower proposes to establish Ancillary Facilities with an Ancillary Lender. The notice must specify:

          (i) the Revolving Lender which has agreed to make those Ancillary Facilities available;

          (ii) the date from which those Ancillary Facilities will be available (which must be at least ten Business Days after the date on which the Facility Agent receives that notice) (the "Effective Date");

          (iii)the expiry date of those Ancillary Facilities (which must be a Business Day on or before the Revolving Facility Repayment Date);

          (iv) the type of those Ancillary Facilities;

          (v)  the Ancillary Limit for those Ancillary Facilities; and

          (vi) any other details relating to those Ancillary Facilities which the Facility Agent reasonably requires.

     (b) The Facility Agent shall notify each Lender as soon as reasonably practicable after it receives any such notice.

     (c) Any Revolving Lender which has agreed to make Ancillary Facilities available shall, with effect from the Effective Date, become an Ancillary Lender and, subject to the terms of this clause 6, be authorised to make available the Ancillary Facilities specified in the relevant notice referred to in clause 6.1(a).

6.2  Limitations on Ancillary Facilities

     (a) The aggregate of the Revolving Advances, the total Contingent Liabilities in relation to Bank Guarantees and the total Ancillary Outstandings at any time may not exceed the aggregate Revolving Commitments.

     (b) The Ancillary Outstandings owing to an Ancillary Lender may not at any time exceed the Ancillary Limit of that Ancillary Lender.

     (c) If the Ancillary Limit of an Ancillary Lender would exceed its Revolving Commitment, it may reduce that Ancillary Limit by an amount equal to the excess and require the Borrowers to prepay the Ancillary Outstandings in the amount necessary to procure that the Ancillary Outstandings do not exceed that Ancillary Limit.

6.3  Terms of Ancillary Facilities

     The terms on which Ancillary Facilities are made available shall be as set out in the relevant Ancillary Facility Letter. Each Ancillary Facility Letter shall be in a form approved by the Facility Agent (that approval not to be unreasonably withheld or delayed if that Ancillary Facility Letter complies with the requirements of the Senior Finance Documents).

6.4  Fees

     No Ancillary Lender shall charge fees in relation to Ancillary Facilities any greater than:

     (a) a margin over cost of funds or base rate on any funded drawings under the Ancillary Facilities equal to the Margin applicable to the Revolving Facility;

     (b) a fee on the contingent liability of the Ancillary Lender in relation to any instrument giving rise to a contingent liability of the Ancillary Lender to any person other than the Borrower for whose account it was issued equal to the commission payable under clause
          16.4 (Bank Guarantee commission); and

     (c) usual bank charges and expenses payable in connection with the provision of the Ancillary Facilities, as agreed between the Parent and the relevant Ancillary Lender.

6.5  Default

     If an Event of Default is outstanding, an Ancillary Lender may (but, before notice is served under clause 21.2 (Cancellation and repayment), only if so instructed by the Facility Agent) and will, if so instructed by the Majority Lenders:

     (a) terminate the availability of the Ancillary Facilities made available by it; and/or

     (b) declare all amounts outstanding under the Ancillary Facilities made available by it to be immediately due and payable; and/or

     (c) require the provision of cash cover in an amount equal to the aggregate contingent liability of that Ancillary Lender under all instruments issued under the relevant Ancillary Facility Letter which give rise to a contingent liability of that Ancillary Lender to any person other than the Borrower for whose account the relevant instrument was issued; and/or

     (d) terminate any hedging agreement entered into by that Ancillary Lender under the terms of the Ancillary Facilities made available by it.

7.   DEMANDS UNDER BANK GUARANTEES

7.1  Demands

     Each Issuing Lender shall, as soon as reasonably practicable after receipt by it of any demand under any Bank Guarantee, notify the Facility Agent of the amount of that demand and the Facility Agent, as soon as reasonably practicable after receipt of any such notice, shall notify the Parent, the Borrower at whose request that Bank Guarantee was issued (the "Account Party") and the Revolving Lenders.

7.2  Payments

     (a) The Account Party shall, immediately after receipt of any notice from the Facility Agent under clause 7.1 (Demands), pay to the Facility Agent (for the account of the relevant Issuing Lender) the amount demanded from that Issuing Lender (as notified to the Facility Agent under clause 7.1 (Demands)), less any amount standing to the credit of any Cash Collateral Account which has been paid to the credit of that Cash Collateral account to provide cash cover in relation to the Bank Guarantee under which the relevant Issuing Lender has received demand (a "Relevant Credit").

     (b) The Facility Agent shall pay to the relevant Issuing Lender any amount received by it from the Account Party under clause 7.2(a), together with any Relevant Credit.

     (c) The Facility Agent is irrevocably authorised by the Account Party, following a demand under any Bank Guarantee, to apply any Relevant Credit in satisfaction of the Account Party's obligations in relation to that Bank Guarantee.

7.3  Authority to pay

     The Account Party irrevocably authorises each Issuing Lender to pay (without investigation or confirmation by it) any demand which appears on its face to be validly made under any Bank Guarantee issued by that Issuing Lender and agrees that, as between itself, the relevant Issuing Lender and the Lenders, that demand (in the absence of manifest error by the Beneficiary) shall be conclusive evidence that the demand has been properly made.

7.4  Indemnities

     (a) The Account Party irrevocably and unconditionally agrees to indemnify each Issuing Lender on demand against all losses which may be suffered or incurred by that Issuing Lender under or in connection with any Bank Guarantee.

     (b) Without prejudice to the Account Party's obligations under clause 7.4(a), each Revolving Lender irrevocably, unconditionally and severally agrees to pay to each Issuing Lender on demand an amount equal to its proportion of the amount which that Issuing Lender has paid under the relevant Bank Guarantee less the amount recovered from the Account Party under clause 7.4(a). No Revolving Lender is liable under this clause 7.4(b) for a Bank Guarantee (unless the relevant Revolving Lender fails to pay the relevant Issuing Lender on demand, in which event it will compensate that Issuing Lender for all losses it suffers as a result of that failure).

     (c) The Account Party irrevocably and unconditionally agrees to pay to each Revolving Lender on demand an amount equal to all payments by that Revolving Lender under clause 7.4(b) and to indemnify that Revolving Lender against all other losses which may be suffered or incurred by that Revolving Lender under or in connection with its obligations under clause 7.4(b).

7.5  Interest

     The Account Party shall pay interest on all amounts paid by an Issuing Lender under or in connection with any Bank Guarantee or by any Lender under clause 7.4(b) (Indemnities) from (and including) the date of payment by that Issuing Lender or that Lender up to (and including) the date of payment, calculated and payable in accordance with clause 8.4 (Default interest).

7.6  Continuing indemnity

     (a)  The   indemnities   contained   in  clause  7.4   (Indemnities)   (the
          "Indemnities"):

          (i) are a continuing security and will remain in full force and effect until all the amounts to which the Indemnities are expressed to relate have been paid in full; and

          (ii) are in addition to and are not in any way prejudiced by any other security now or subsequently held by any person.

     (b) Any settlement or discharge of any claim under any of the Indemnities shall be conditional on no payment made under the Indemnities being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

7.7  No discharge

     The Indemnities shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

     (a) any time or waiver given to, or composition made with, any Obligor or any other person;

     (b) any amendment to, or replacement of, any Senior Finance Document (however fundamental), or any other agreement or security;

     (c) the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

     (d) any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

     (e) any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation, consolidation or reconstruction of, any Obligor, Finance Party or other person;

     (f)  any  Obligor  or  other   person   becoming   insolvent,   going  into
          receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors; or

     (g) any other act, omission, circumstance, matter or thing which, but for this provision, might operate to impair the Indemnities.

7.8  No subrogation

     No Obligor shall, by virtue of any payment made under the Indemnities, claim any right of subrogation, contribution or indemnity against any person for so long as any amount remains payable or capable of becoming payable under any Senior Finance Document.

8.   INTEREST

8.1  Rate

     The rate of interest on each Advance for each of its Interest Periods is the rate per annum determined by the Facility Agent to be the aggregate of:

     (a)  the Margin for that Advance;

     (b) EURIBOR (in the case of an Advance denominated in Euro or National Currency Units) or LIBOR (in the case of any other Advance) for that Advance during that Interest Period;

     (c) the Mandatory Cost (if any) for that Advance during that Interest Period; and

     (d) to the extent clause 8.7 (Margin increase) is applicable, the Margin Addition.

8.2  Calculation

     Interest will accrue daily from and including the first day of an Interest Period and be calculated on the basis of a 365 day year in relation to any Advance in Sterling (or any other currency where market practice so requires) and a 360 day year in any other case.

8.3  Payment

     Each Borrower will pay interest accrued on each Advance made to it to the Facility Agent (for the account of the Lenders) in arrear on the last day of each Interest Period for that Advance and also, where that Interest Period is longer than six months, on the last day of each consecutive period of six months from (and including) the first day of that Interest Period.

8.4  Default interest

     If an Obligor fails to pay any amount under any Senior Finance Document on its due date (including any amount payable under this clause 8.4) (an "overdue amount"), that Obligor will pay default interest on that overdue amount from its due date to the date of actual payment (both before and after judgment) at a rate (the "Default Rate") determined by the Facility Agent to be one per cent. per annum above:

     (a) where the overdue amount is principal which has become due and payable before the expiry of the relevant Interest Period, the rate applicable to that principal immediately before the date it fell due (but only for the period from that due date to the end of the relevant Interest Period); or

     (b) in any other case (including principal falling within clause 8.4(a) once the relevant Interest Period has expired), the rate which would be payable if the overdue amount was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of a duration selected by the Facility Agent (each a "Default Interest Period").

     For the purposes of determining the rate of interest on an overdue amount under this clause 8.4, the Margin will be:

     (i) if that amount comprises principal or interest or any other amount due in relation to a Facility, the Margin relating to that Facility; or

     (ii) if that amount is not properly attributable to a Facility, the Margin under the Term B Facility.

8.5  Compounding

     Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

8.6  Margin adjustment:

     (a) Subject to clause 8.2 and clauses 8.6(b) to (d) (inclusive), if at any time on or after the first anniversary of the Completion Date the Quarterly Accounts for the four most recently preceding Accounting Quarters show that, for the period comprising those four Accounting Quarters, the ratio of Senior Debt on each date specified in Column 1 below to EBITA for the four Accounting Quarters ending on that date is less than the ratio shown in the table below against the last date of that period, then the Margin applicable to the Term A Facility and the Revolving Facility shall be reduced by 0.25% per annum.

                                        (1)                        (2)
                                  Quarter end date                Ratio

                                   31 March 2004                  1.99:1
                                    30 June 2004                  1.66:1
                                 30 September 2004                1.69:1
                                  31 December 2004                1.58:1
                                   31 March 2005                  1.54:1
                                    30 June 2005                  1.38:1
                                 30 September 2005                1.33:1
                                  31 December 2005                1.12:1
                                   31 March 2006                  1.12:1
                                    30 June 2006                  1.12:1
                                 30 September 2006                1.12:1
                                  31 December 2006                1.12:1

                                        (1)                        (2)
                                  Quarter end date                Ratio

                               31 March, 30 June, 30              1.12:1
                             September and 31 December
                              in each year thereafter

     (b) Any reduction in the Margin under clause 8.6(a) shall take effect on the first day of the first Interest Period occurring after the date on which the Facility Agent has received the Quarterly Accounts for the Accounting Quarter ending on the last day of the 12 month period referred to in clause 8.6(a) (together with the corresponding Compliance Certificates) until (but excluding) the date (a "Readjustment Date") which is the earlier of:

          (i)  the date on which  the  Facility  Agent  receives  the  Quarterly
               Accounts  for  the  immediately   following   Accounting  Quarter
               (together with the corresponding Compliance Certificate); and

          (ii) the latest date by which the Facility Agent should have received the Quarterly Accounts referred to in clause 8.6(e)(i) under clause 20.10(c)(ii)(A) (financial statements),

          and, on each Readjustment Date, the Margin applicable to the Term A Facility and the Revolving Facility shall return to 2.50 per cent. per annum, unless either (A) it is reduced under the terms of clause 8.6(a), or (B) it would have been reduced under clause 8.6(a) but for the operation of clause 8.6(c).

     (c) No reduction to the Margin applicable to each Facility may be made under this clause 8.6 if such reduction would result in the Margin being less than 2.00 per cent. per annum.

     (d) No decrease in the Margin shall take effect if an Event of Default is outstanding. If an Event of Default occurs, the Margin applicable to the Term A Facility and the Revolving Facility shall immediately return to (if it is not already) 2.50 per cent. per annum, until the time when no Default is outstanding, (when the Margin will again be determined in accordance with this clause 8.6).

     (e)  If:

          (i)  the Margin is:

               (A) decreased or increased in accordance with this clause 8.6 by reference to Quarterly Accounts; or

               (B) Quarterly Accounts indicate that no change in the Margin is required; and

          (ii) subsequent Annual Accounts shown that the Margin should have been higher or lower than the level shown by those Quarterly Account, then:

               (A) where the subsequent Annual Accounts show that the Margin should have been higher than the level shown by those Quarterly Accounts, the Parent shall, promptly following demand by the Facility Agent, pay (or procure that the

                    Borrowers pay) to the Facility Agent for the account of the Lenders the additional amount which would have been payable by the Borrowers if the Margin had been increased to the correct level during the relevant periods as shown by the relevant Annual Accounts; and

               (B) where the subsequent Annual Accounts show that the Margin should have been lower than the level shown by those Quarterly Accounts, then the Margin shall reduce with immediate effect in respect of interest accrued but unpaid in the first Interest Period occurring after receipt of such Quarterly Accounts up to a maximum accrual period of 3 months.

               The Facility Agent's determination of any adjustments payable under this clause 8.6(e) shall, except in the case of the manifest error, be conclusive.

8.7  Margin Increase

     If, on the date falling 180 days after the Unconditional Date any member of the Target Group incorporated in the Republic of Ireland and named in
     Schedule 9 has failed to execute a Guarantee Increase Deed or any Security Document set out in schedule 9 to be executed by such member of the Target Group or has failed to enter into the Financial Assistance Documents or otherwise comply with the provisions of section 60 of the Irish Companies Act, 1963 in all respects in relation to such Security Documents, the rate of interest applicable to each Facility shall increase by the rate equal to the Margin Addition as set out in clause 8.1(d)(Rate).

8.8  Notification

     The Facility Agent will notify the Parent and the Lenders of each determination of an interest rate (including a default rate) and each selection of a Default Interest Period under this clause 8 as soon as reasonably practicable after any such determination or selection is made.

9.   SELECTION OF INTEREST PERIODS

9.1  Term Facilities

     (a) Subject to the provisions of this agreement, each Interest Period for a Term Advance shall be one, three or six months as notified by the relevant Borrower to the Facility Agent no later than 10.00 am three Business Days before the start of that Interest Period (or any other period which the Facility Agent may agree).

     (b) The first Interest Period for a Term Advance will start on its Drawdown Date and each subsequent Interest Period for that Term Advance will start on the last day of the immediately preceding Interest Period for that Term Advance.

     (c) Each relevant Borrower will select Interest Periods for a Term Advance so that each Repayment Date for that Term Advance will fall on the last day of an Interest Period and, for this purpose, that Borrower may split any Term Advance into two separate Term Advances one of which shall (if applicable) be in an amount at least equal to the amount of the instalment due on the next following Repayment Date relating to that Term Advance and will have an Interest Period expiring on that Repayment Date.

     (d) If a Borrower fails to select an Interest Period then, save as provided in this clause 9, it will be deemed to have selected a period of three months or any shorter period which is necessary to comply with the requirements of clause 9.1(c).

9.2  Revolving Facility

     Subject to clause 3.4(a)(iii) (Syndication) and the other provisions of this agreement, the Interest Period for each Revolving Advance shall be one, three or six months, as selected by the relevant Borrower in the relevant Drawdown Request (or any other period which the Facility Agent may agree).

9.3  Non-Business Days

     If any Interest Period would, but for this clause 9.3, end on a day which is not a Business Day, that Interest Period shall be extended to (and the Maturity Date in the case of a Revolving Advance shall be) the immediately following Business Day, unless the result of that extension would be to carry that Interest Period into another calendar month, in which case that Interest Period shall end on (and that Maturity Date shall be) the immediately preceding Business Day.

10.  MARKET DISRUPTION

10.1 Market Disruption Notice

     If, in relation to any Advance (an "Affected Advance"):

     (a) the Facility Agent determines that, by reason of circumstances affecting the applicable interbank market generally, adequate and fair means do not or will not exist for ascertaining LIBOR or EURIBOR (as the case may be) applicable to that Affected Advance for an Interest Period; or

     (b) Lenders whose participations in that Affected Advance exceed 33 per cent. of the amount of that Affected Advance notify the Facility Agent that deposits will not be available to them in the London Interbank Market in order to fund their participations in that Affected Advance for an Interest Period or that (other than due to the credit rating of the relevant Lender or Lenders) their cost of obtaining deposits in order to fund their participations in that Affected Advance for an Interest Period would exceed LIBOR or EURIBOR (as the case may be), the Facility Agent will give notice of that event to the Parent and the Lenders (a "Market Disruption Notice").

10.2 Substitute basis

     During the 30 days following the giving of a Market Disruption Notice, the Facility Agent and the Parent will negotiate in good faith in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the relevant Affected Advance. If a substitute basis is agreed within that period, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period). The Facility Agent will not agree a substitute basis under this clause 10.2 without first obtaining the approval of the Lenders.

10.3 Cost of funds

     Unless and until a substitute basis is agreed under clause 10.2 (Substitute basis), the interest payable on each Lender's participation in the relevant Affected Advance for the relevant Interest Period will be the rate certified by that Lender to be its cost of funds (from any source which it may reasonably select) plus the applicable Mandatory Cost plus the applicable Margin.

10.4 Unavailability of Dollars

     If, in relation to any proposed Drawing by way of an Advance, Lenders whose participations in that Advance exceed 33 per cent. of the amount of that Advance notify the Facility Agent that deposits in Dollars will not be readily available to them in the London interbank market in order to enable them to fund their participations in that Advance, the Lenders will not be obliged to participate in the proposed Drawing and any Drawdown Request which has been served by the relevant Borrower will be deemed withdrawn.

11.  REPAYMENT OF DRAWINGS

11.1 Term Advances

     (a) The Parent shall repay the Term A Advances in instalments. Each such instalment will fall due for repayment on each date specified below. The amount in total which must be repaid on each such date (the "Dollar A Instalment Amount") shall be the amount specified opposite that date, calculated as an Original Dollar Amount. Any balance of the aggregate outstanding principal amount of the Term A Advances remaining outstanding on the Term A Final Repayment Date shall be repaid in full on that date.

          The repayment dates and amounts are:

                    Date                          Dollar A Instalment
                                                         Amount
                                                            $
              15 October 2003                           6,500,000
               15 April 2004                            7,500,000
              15 October 2004                           7,500,000
               15 April 2005                            7,500,000
              15 October 2005                           11,500,000
               15 April 2006                            11,500,000
              15 October 2006                           14,000,000
               15 April 2007                            14,000,000
                                              -------------------------------
                   Total                                80,000,000
                                              ===============================

     (b) The Parent shall repay the Term B Advances in instalments. Each such instalment will fall due for repayment on each date specified below. The amount in total which must be repaid on each such date (the "Dollar B Instalment Amount") and shall be the amount of specified opposite that date calculated as an Original Dollar Amount. Any balance of the aggregate outstanding principal amount of the Term B Advances remaining outstanding on the Term B Final Repayment Date shall be repaid in full on that date.

          The repayment dates and amounts are:

                  Date                            Dollar B Instalment
                                                           Amount
                                                            $
              15 October 2007                           17,500,000
               15 April 2008                            17,500,000
                                              -------------------------------
                   Total                                35,000,000
                                              ===============================

     (c)  No amount repaid in relation to a Term Advance may be redrawn.

11.2 Revolving Advances and Cleandown

     (a) Each Borrower of any Revolving Advance shall repay that Advance on its Maturity Date.

     (b) Subject to the provisions of this agreement, any amount repaid under the Revolving Facility may be redrawn in accordance with clause 5 (Drawdown Procedures).

     (c)  On the Revolving Facility Repayment Date:

          (i) the Revolving Facility will expire and the Revolving Commitment of each Lender will be reduced to zero; and

          (ii) each Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Revolving Facility (together with all its Contingent Liabilities).

     (d) The Parent shall procure that, for a period of at least ten consecutive Business Days during each Financial Year, the Original Dollar Amount of all Revolving Advances and the amount of cash drawings outstanding under all other working capital facilities of the Group shall be reduced to zero, provided that where compliance with the provisions of this clause 11.2(d) in any Financial Year has occurred in the final calendar month of that Financial Year then any zero balance in the following calendar month (being the first calendar month of the next successive Financial Year) shall not satisfy the provisions of this clause 11.2(d).

12.  PREPAYMENT AND CANCELLATION

12.1 Voluntary prepayment:

     A Borrower may prepay all or any part of a Term Advance at any time, provided that:

     (a) the Facility Agent has received no less than ten Business Days' irrevocable notice from the Parent of the proposed date and amount of the prepayment;

     (b) any partial prepayment is in a minimum amount of $500,000 and, if greater, an integral multiple of $250,000; and

     (c) if paid other than on the last day of the Interest Period for that Term Advance, the relevant Borrower indemnifies the Lenders under clause 29.1 (General indemnity and breakage costs).

12.2 Additional right of prepayment

     If:

     (a) a Borrower is required to pay any additional amount to a Finance Party under clause 14.1 (Gross up) or clause 14.3 (Indemnity); or

     (b) the Parent is required to pay any amount to a Lender under clause 15.1 (Increased costs),

     then, without prejudice to the obligations of any Obligor under those clauses, the Parent may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Lender through the Facility Agent. If the Parent serves any such notice:

          (i) on the date which is ten Business Days after the date of service of the notice, each Borrower shall:

               (A) prepay that Lender's participation in all Advances and Ancillary Outstandings drawn by it together with accrued interest on those Advances and all other amounts payable to that Lender under the Senior Finance Documents; and

               (B) provide cash cover in accordance with clause 1.4 (Cash cover) in an amount equal to the total Contingent Liability (if any) of that Lender in relation to Bank Guarantees and the total contingent liabilities of that Lender under any relevant Ancillary Facility; and

          (ii) all that Lender's Commitments shall be cancelled and reduced to zero as at the date of service of the notice.

12.3 Sale, Change of Control and Listing

     (a) If a Change of Control, Listing or Sale occurs then (unless the Majority Lenders otherwise agree in writing):

          (i) all of the Lenders' Commitments will immediately be cancelled and reduced to zero; and

          (ii) each Borrower will immediately prepay all Advances drawn by it, all Bank Guarantees issued for its account and all sums advanced to it and all contingent liabilities issued for its account under any Ancillary Facility.

     (b)  For the purposes of this agreement:

          (i)  a "Change of Control" will occur:

               (A) if the Lead Equity Investors and Barry O'Callaghan and Patrick McDonagh together:

                    (x) cease after the date of this agreement to be the legal and beneficial owners of equity share capital of the Parent having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent; or

                    (y) cease after the date of this agreement to have the right to determine the composition of a majority of the board of directors (or like body) of the Parent; or

                    (z)  cease  after  the  date  of  this   agreement  to  have
                         "control"   (as  defined  in  section  839  Income  and
                         Corporation Taxes Act 1988) of the Parent; or

               (B) if the Lead Equity Investors cease to hold 50 per cent. of the equity share capital of the Parent held by them as at the Completion Date or of the equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent held by them as at the Completion Date; or

               (C) if Barry O'Callaghan ceases to hold 50 per cent. of the equity share capital of the Parent held by him as at the Completion Date or of the equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent held by him as at the Completion Date; or

               (D) if Patrick McDonagh and Lifetime Learning Limited together cease to hold 50 per cent. of the equity share capital of the Parent held by them as at the Completion Date or of the equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent held by them as at the Completion Date;

          (ii) "Listing" means

               (A) admission to trading of all or any part of the share capital of any Group Company or any Holding Company of the Parent on any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any Group Company or any Holding Company of the Parent in any jurisdiction or country;

               (B) the raising of funds by any Group Company or any Holding Company of the Parent (excluding the Original Equity Investors) in the national or international equity markets (by way of IPO, private placement of new shares, public offering or otherwise); and

          (iii)"Sale" means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the Group or any Holding Company of the Parent.

12.4 Asset disposals

     (a) The Parent shall procure that an amount equal to the Net Proceeds of a disposal of any asset by a Group Company (including for the avoidance of doubt any licence of any Intellectual Property) (other than a disposal permitted by clause 20.3(a)(i) and (iii) to (v) (inclusive) (Disposals)) is applied in prepayment of the Facilities (subject to clause 12.4(b) and (c)).

     (b) Subject to clause 12.4(c) below, Net Proceeds need not be so applied if:

          (i) such Net Proceeds are received in consideration for the grant of any licence of any Intellectual Property, provided the requirements of clause 12.4(c) are satisfied; or

          (ii) within 180 days after receipt they are reinvested in assets of a similar type and value required for the business of the disposing Group Company and following receipt and pending that reinvestment they are held in a Cash Collateral Account.

     (c) Net Proceeds received by any member of the Group in consideration for the grant of any licence of Intellectual Property shall be applied in prepayment of the Facilities unless either:

          (i) the aggregate amount of Net Proceeds received in respect of the grant of licences of Intellectual Property in the relevant Financial Year does not exceed the budgeted Net Proceeds from such granting of licences set out in the Management Financial Model or in the Operating Budget (as applicable) in respect of the relevant Financial Year; or

          (ii) the adult consumer business, children's consumer business and the school supplemental business of the Group are each, in the reasonable opinion of the Joint Mandated Lead Arrangers, operating in accordance with, or better than, the projections set out in the Accountants' Report by reference to the Monthly Accounts most recently delivered in accordance with clause 20.10(c) (Financial statements) provided that for the avoidance of doubt, any Net Proceeds retained by the Group prior to the date of the relevant disposal shall be excluded from such comparison to the extent included in the Monthly Accounts and provided further that the aggregate amount of Net Disposal
               Proceeds retained by the Group in accordance with this clause 12.4(c)(ii) shall not exceed $35,000,000 (or its equivalent) in any Financial Year,

          and, in any event, no Default has occurred and is continuing.

12.5 Insurance claims

     (a) Subject to clause 12.5(b), if a Group Company receives any proceeds as a result of making a claim under an insurance policy (other than proceeds compensating for loss of profit under business interruption or similar insurance or compensating for loss of life), the Parent shall procure that an amount equal to those proceeds (net of any Tax) must be applied in prepayment of the Facilities.

     (b) Any amount received or recovered as a result of making a claim under an insurance policy need not be so applied if:

          (i) within 180 days after receipt it is applied in reinstating, replacing, repairing or otherwise investing in assets in relation to which that amount was received or meeting a liability in relation to which that amount was received; and

          (ii) following receipt and pending that application any cumulative amount in excess of $75,000 is held in a Cash Collateral Account.

12.6 Excess Cashflow

     Within ten Business Days after delivery of the Annual Accounts in relation to each Financial Year the Parent shall procure that an amount equal to (i) 662/3 per cent. of the amount of Excess Cashflow for that Financial Year minus (ii) (without double counting) the aggregate amount of prepayments made in accordance with clause 12.1 (Voluntary prepayments), 12.4 (Asset Disposals), 12.5 (Insurance claims) and 12.7 (Report claims) and any amount permitted to be retained by the Group in accordance with those clauses during (or referable to) that Financial Year, to the extent that the relevant amounts or proceeds giving rise to the relevant prepayments have been included in calculating Cashflow is applied in prepayment of the Facilities provided that:

     (a) in relation to the Financial Year ending in 2003 the reference to 662/3 per cent. in (i) above shall be deemed to be a reference to 100 per cent. until an aggregate amount of (pound)6,000,000 has been prepaid in accordance with this clause 12.6 (Excess Cashflow) and thereafter shall revert to 662/3 per cent. in respect of any remaining Excess Cashflow; and

     (b) in relation to any Financial Year ending in 2004, the reference to 662/3 per cent. in (i) above shall be deemed to be a reference to 100 per cent. until an aggregate amount of (pound)11,000,000 has been prepaid in accordance with this clause 12.6 (Excess Cashflow) and thereafter shall revert to 662/3 per cent. in respect of any remaining Excess Cashflow; and

     (c) in relation to any Financial Year ending after 2004, the reference to 662/3 per cent. in (i) above shall be deemed to be a reference to 100 per cent. until an aggregate amount of (pound)11,000,000 has been prepaid in accordance with this clause 12.6 (Excess Cashflow) and thereafter shall be deemed to be a reference to 50 per cent. in respect of any remaining Excess Cashflow.

12.7 Report Claims

     (a) Subject to clause 12.7(b), if a Group Company receives or recovers any amount in respect of any liability claim against any professional adviser who prepared any Report, the Parent shall procure that an amount equal to that amount (net of any Tax) is applied in prepayment of the Facilities.

     (b) Any amount received or recovered in relation to a liability claim under a Report need not be so applied if:

          (i) Within 180 days after receipt it is applied in replacing, repairing or otherwise investing in assets or meeting liabilities in relation to which the relevant liability claim was made; and

          (ii) Promptly following receipt and pending that application it is held in a Cash Collateral Account.

12.8 Order of application of prepayments

     (a)  Any amount to be applied in prepayment of the Facilities  under clause
          12.1 (Voluntary  prepayments),  clause 12.4 (Asset disposals),  clause
          12.5 (Insurance claims), clause 12.6

          (Excess Cash Flow) or 12.7 (Report claims) shall be applied in the following order, in each case until the relevant Advances or other liabilities have been satisfied in full:

          (i) first, in permanent prepayment of the Term A Advances and the Term B Advances pro rata to the outstanding amount of those Advances provided that any Term B Lender may elect not to receive such prepayment in which case such prepayment shall be applied against the outstanding Term A Advances;

          (ii) second, to the extent any Term B Lender has made an election in accordance with clause 12.8(a)(i), in permanent prepayment of the outstanding Term B Advances;

          (iii)third, in permanent prepayment on a pro rata basis of Revolving Advances and cash advances outstanding under the Ancillary Facilities;

          (iv) fourth, in prepaying on a pro rata basis any Contingent Liability or contingent liability under any Ancillary Facility; and

          (v)  fifth,   in  permanent   reduction   of  any  undrawn   Revolving
               Commitments.

     (b)  If any amount is applied in  accordance  with clause  12.8(a)(iii)  or
          (iv) the Revolving Commitments shall immediately be cancelled by that amount. Any such cancellation shall apply to the Revolving Commitment of each Revolving Lender on a pro rata basis and that Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

     (c)  Any prepayment:

          (i) made under clause 12.2 (Additional right of prepayment) shall be applied pro rata against the scheduled instalments set out in clause 11.1 (Term Advances) under the Term Facilities in which the relevant Lender was participating; and

          (ii) to be applied  under this clause 12.8  against Term A Advances or
               Term  B  shall  be  applied   against  the   relevant   scheduled
               instalments set out in clause 11.1 (Term Advances) pro rata.

12.9 Prepayments during Interest Periods

     Subject to the other provisions of this agreement, any amount required to be applied in prepayment of the Facilities under clauses 12.4 (Asset disposals), 12.5 (Insurance claims), 12.6 (Excess Cashflow) or 12.7 (Report claims) during an Interest Period for that Advance will be paid by the relevant Borrower into a Cash Collateral Account and applied (together with any relevant accrued interest) against that Advance on the expiry of that Interest Period.

12.10 Cancellation of Revolving Facility

     The Parent may cancel the Available Commitments in whole or in part (but, if in part, in a minimum of $500,000 and an integral multiple thereof) at any time during the Availability Period for the Revolving Facility by giving no less than ten Business Days irrevocable notice to the Facility Agent specifying the date and amount of the proposed cancellation and, on any cancellation of the Available Commitments, the amount of the Revolving Facility will reduce accordingly. Any such cancellation shall reduce each Lender's Available Commitment on a pro rata basis and that Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

12.11 Miscellaneous

     (a) Any repayment or prepayment under this agreement must be accompanied by accrued interest on the amount repaid or prepaid and any other amount then due under this agreement.

     (b) No amount prepaid or cancelled under this clause 12 may be redrawn or reinstated.

     (c) Any notice of prepayment or cancellation given under this agreement shall be irrevocable and, in the case of notice of prepayment, the Parent or the Borrower named in that notice shall be obliged to prepay (or, in the case of the Parent, to procure prepayment) in accordance with that notice.

     (d) No prepayment of a Drawing or cancellation of any Commitment may be made except in accordance with this agreement or (in relation to an Ancillary Facility) the relevant Ancillary Facility Letter.

13.  PAYMENTS

13.1 By Lenders

     (a) On each date on which an Advance is to be made, each Lender shall make its participation in that Advance available to the Facility Agent on that date by payment in the currency in which that Advance is denominated and in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

     (b) The Facility Agent shall make the amounts paid to it available to the relevant Borrower on the date of receipt by payment in the same currency as received by the Facility Agent to the account specified by that Borrower in the notice requesting that Advance. If any Lender makes its share of any Advance available to the Facility Agent later than required by clause 13.1(a), the Facility Agent shall make that share available to the relevant Borrower as soon as practicable after receipt.

13.2 By Obligors

     (a) On each date on which any amount is due from any Obligor under the Senior Finance Documents, that Obligor shall pay that amount on that date to the Facility Agent in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

     (b) Each payment under this agreement from an Obligor is to be made in Dollars, except that:

          (i) each repayment or prepayment of an Advance shall be in the currency in which it was drawn;

          (ii) each payment of interest shall be in the same currency as the amount in relation to which that interest is payable;

          (iii)each payment in respect of losses shall be made in the currency in which the losses were incurred;

          (iv) each payment under clause 14.1 (Gross up) or clause 15.1 (Increased costs) shall be made in the currency specified by the claiming Finance Party; and

          (v) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

     (c) The Facility Agent shall, on the date of receipt, pay to the Finance Party to which the relevant amount is due its pro rata share (if any) of any amounts so paid to the Facility Agent in the same currency as received by the Facility Agent to the account specified by that party to the Facility Agent. If any amount is paid to the Facility Agent later than required by clause 13.2(a), the Facility Agent shall make that party's share available to it as soon as practicable following receipt.

13.3 Netting of payments

     If on any Drawdown Date:

     (a)  the Revolving Lenders are required to make a Revolving Advance; and

     (b) a payment is due to be made by an Obligor to the Facility Agent for the account of the Revolving Lenders,

     the Facility Agent may, without prejudice to the obligation of the relevant Obligor to make that payment, apply any amount payable by the Revolving Lenders to that Obligor on that Drawdown Date in relation to the relevant Revolving Advance in or towards satisfaction of the amounts payable by that Obligor to the Revolving Lenders on that Drawdown Date.

13.4 Assumed receipt

     Where an amount is to be paid under any Senior Finance Document for the account of another person, the Facility Agent will not be obliged to pay that amount to that person until it is satisfied that it has actually received that amount. If the Facility Agent nonetheless pays that amount to that person and the Facility Agent had not in fact received that amount, then that person will on request refund that amount to the Facility Agent. That person will be liable:

     (a) to pay to the Facility Agent on demand interest on that amount at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of funding that amount for the period from payment by the Facility Agent until refund to the Facility Agent of that amount; and

     (b) to indemnify the Facility Agent on demand against any additional loss it may have incurred by reason of it having paid that amount before having received it.

13.5 No set-off or deductions

     All payments made by an Obligor under the Senior Finance Documents must be paid in full without set-off or counterclaim and not subject to any condition and free and clear of and without any deduction or withholding for or on account of any Taxes (except as provided in clause 14 (Taxes)).

13.6 Business Days

     Subject to clause 9.3 (Non-Business Days), if any amount would otherwise become due for payment under any Senior Finance Document on a day which is not a Business Day, that amount shall become due on the immediately following Business Day and all amounts payable under any Senior Finance Document calculated by reference to any period of time shall be recalculated on the basis of that extension of time.

13.7 Change in currency

     (a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country:

          (i) any reference in any Senior Finance Document to, and any obligations arising under any Senior Finance Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Facility Agent (after consultation with the Parent and the Lenders); and

          (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

     (b) If a change in any currency of a country occurs, the Senior Finance Documents will, to the extent the Facility Agent specifies is necessary, be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency. The Facility Agent will notify the other parties to the relevant Senior Finance Documents of any such amendment, which shall be binding on all the parties to that Senior Finance Document.

13.8 Application of moneys

     If any amount paid or recovered in relation to the liabilities of an Obligor under any Senior Finance Document is less than the amount then due, the Facility Agent shall apply that amount against amounts outstanding under the Senior Finance Documents in the following order:

     (a) first, to any unpaid fees and reimbursement of unpaid expenses of the Agents;

     (b) second, to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

     (c)  third, to unpaid interest;

     (d) fourth, to unpaid principal (including provision of cash cover in relation to Contingent Liabilities not already cash collateralised); and

     (e) fifth, to other amounts due under the Senior Finance Documents (other than the Hedging Agreements)

     in each case (other than (a)), pro rata to the outstanding amounts owing to the relevant Finance Parties (other than the Hedging Lenders) under the Senior Finance Documents taking into account any applications under this clause 13.8. Any such application by the Facility Agent will override any appropriation made by an Obligor.

14.  TAXES

14.1 Gross up

     If any deduction or withholding for or on account of Taxes or any other deduction from any payment made or to be made by an Obligor to any Finance Party or by the Facility Agent to any other Finance Party under any Senior Finance Document is required by law, then that Obligor will:

     (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

     (b) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law, the amount which is required to be paid in consequence of the deduction (including the full amount of any deduction from any additional amount paid under this clause 14.1);

     (c) promptly pay to the relevant Finance Party an additional amount equal to the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it if no such deduction or withholding had been made; and

     (d) indemnify each Finance Party against any losses incurred by it by reason of:

          (i) any failure by the relevant Obligor to make any deduction or withholding; or

          (ii) any such additional amount not being paid on the due date for payment of that amount.

14.2 Exemptions from gross-up

     No additional amount will be payable to a Finance Party under clause 14.1 (Gross up) to the extent that the relevant deduction or withholding would not have arisen if that Finance Party had been a Qualifying Lender at the time the relevant payment fell due (unless the reason it is not a Qualifying Lender is the introduction of, or a change in, any law or regulation, or a change in the interpretation or application of any law or regulation or in any practice or concession of the Inland Revenue, in each case occurring after the date of this agreement).

14.3 Indemnity

     Without prejudice to clause 14.1 (Gross up), if, as a result of a change in Tax law or regulation (or an equivalent change having mandatory effect) occurring after the date of this agreement any Finance Party (or any person on its behalf) is required to make any payment in relation to Tax (other than Tax on its overall net income) on or calculated by reference to the amount of any payment received or receivable by that Finance Party (or any person on its behalf) under any Senior Finance Document (including under clause 14.1 (Gross up)) or any liability in relation to any such payment is assessed, levied, imposed or claimed against any Finance Party (or any person on its behalf), the Parent shall, on demand by the Facility Agent, forthwith indemnify that Finance Party (or relevant other person) against that payment or liability and any losses incurred in connection with that payment or liability.

14.4 Filings

     (a) If an Obligor is required (or would in the absence of any appropriate filing be required) to make a deduction or withholding for or on account of Taxes or any other deduction contemplated by this clause 14, that Obligor and each relevant Finance Party shall promptly file all forms and documents which the appropriate Tax authority may reasonably require in order to enable that Obligor to make relevant payments under the Senior Finance Documents without having to make that deduction or withholding.

     (b)  Each Finance Party which is a Qualifying Lender by reason of paragraph
          (b) of the definition of "Qualifying Lender" in clause 1.1 (Definitions) shall, as soon as reasonably practicable after request from the Parent, file with any relevant Tax authority, or provide to the Parent, any Tax form, declaration or other document which the Parent has reasonably requested from that Finance Party for the purpose of enabling payments to be made by the relevant Obligor to that Finance Party under the Senior Finance Documents without deduction or withholding.

14.5 Tax credits

     If an Obligor pays an additional amount under clause 14.1 (Gross up) and a Lender, in its sole opinion, receives an off-setting Tax credit or other similar Tax benefit arising out of that payment, that Lender shall reimburse to the relevant Obligor the amount which that Lender determines, in its sole opinion, is attributable to the relevant deduction, withholding or payment and will leave it in no better or worse position in relation to its worldwide Tax liabilities than it would have been in if the payment of that additional amount had not been required, to the extent that that Lender, in its sole opinion, can do so without prejudice to the retention of the amount of that credit or benefit and without any other adverse Tax consequences for it. Any such reimbursement shall be conclusive evidence of the amount due to that Obligor and shall be accepted by that Obligor in full and final settlement of any claim for reimbursement under this clause 14.5.

14.6 Tax credit recovery

     If, following any reimbursement by a Lender under clause 14.5 (Tax credits), that Lender is required to relinquish or surrender any credit or benefit or suffers an adverse Tax consequence as a result of that reimbursement and that relinquishment, surrender or that adverse Tax consequence was not (or was not fully) taken into account in determining that reimbursement, the relevant Obligor shall, on demand, return to that Lender the proportion of the reimbursement which will compensate the Lender for that relinquishment, surrender or adverse Tax consequence.

14.7 Tax affairs

     Nothing in this clause 14 shall oblige any Lender to disclose any information to any person regarding its Tax affairs or Tax computations or interfere with the right of any Lender to arrange its Tax affairs in whatever manner it thinks fit.

14.8 Notification to Parent and Facility Agent

     Each Lender will notify the Parent and the Facility Agent if it is not or ceases to be a Qualifying Lender.

15.  CHANGE IN CIRCUMSTANCES

15.1 Increased costs

     (a) If the effect of the introduction of, or a change in, or a change in the interpretation or application of, any law or regulation (including any law or regulation relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) applicable to any Lender (an "Affected Lender") occurring after the date of this agreement or compliance by any Lender with any such law or regulation is to:

          (i) impose an additional cost on the Affected Lender as a result of it having entered into any Senior Finance Document or making or maintaining its participation in any Advance or of it performing its obligations under any Senior Finance Document;

          (ii) reduce any amount payable to the Affected Lender under any Senior Finance Document or reduce the effective return on its capital or any class of its capital; or

          (iii)result in the Affected Lender making any payment or forgoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Lender from any other party under any Senior Finance Document,

          (each such increased cost, reduction, payment, forgone interest or other return being referred to in this clause 15.1 as an "increased cost"), then:

          (A) the Affected Lender will notify the Parent and the Facility Agent of that event as soon as reasonably practicable after becoming aware of it; and

          (B) on demand from time to time by the Affected Lender, the Parent will pay to the Affected Lender the amount which the Affected Lender determines is necessary to compensate the Affected Lender for that increased cost (or the portion of that increased cost which is, in the opinion of the Affected Lender, attributable to it entering into the Senior Finance Documents, making or maintaining its participation in any Drawing, or maintaining its Commitment).

     (b) The certificate of an Affected Lender specifying the amount of compensation payable under clause 15.1(a) and the basis for the calculation of that amount is, in the absence of manifest error, conclusive.

     (c) The Parent will not be obliged to compensate any Affected Lender under clause 15.1(a) in relation to any increased cost:

          (i) compensated for by payment of the Mandatory Cost or by clause 14 (Taxes); or

          (ii) attributable to a change in Tax on the overall net income of the Affected Lender.

     (d) If any Holding Company of a Lender suffers a cost which would have been recoverable by that Lender under this clause 15.1 if that cost had been imposed on that Lender, that Lender shall be entitled to recover the amount of that cost under this clause 15.1 on behalf of the relevant Holding Company.

15.2 Illegality

     If it is or becomes contrary to any law or regulation for any Lender to make any of the Facilities available or to maintain its participation in any Advance or any of its Commitments, then that Lender may give notice to that effect to the Facility Agent and the Parent, whereupon:

     (a) the relevant Borrowers will in good time before the latest date permitted by the relevant law or regulation prepay that Lender's participation in all Advances then outstanding, together with all interest accrued on those Advances, provide cash cover in an amount equal to that Lender's Contingent Liability in relation to each Bank Guarantee (to the extent not already cash collateralised) and pay all other amounts due to that Lender under the Senior Finance Documents (including under clause 29.1 (General indemnity and breakage costs)); and

     (b) that Lender's undrawn Commitments (if any) will immediately be cancelled and that Lender will have no further obligation to make the Facilities available.

15.3 Mitigation

     If circumstances arise in relation to a Lender which would or may result in:

     (a) any Advance in which it participates becoming an Affected Advance under clause 10 (Market Disruption); or

     (b) an obligation to pay an additional amount to it under clause 14.1 (Gross up) or clause 14.3 (Indemnity); or

     (c)  a demand for  compensation by it under clause 15.1 (Increased  Costs);
          or

     (d)  an   obligation   to  prepay  any  amount  to  it  under  clause  15.2
          (Illegality),

     then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under the clauses referred to above, that Lender will notify the Facility Agent and the Parent as soon as reasonably practicable after becoming aware of those circumstances and, in consultation with the Facility Agent and the Parent, take such reasonable steps as may be open to it to mitigate the effects of those circumstances, including:

          (i)  changing its Lending  Office for the purposes of this  agreement;
               or

          (ii) transferring its rights and obligations under this agreement in accordance with clause 27 (Changes to parties),

     but the Lender concerned will not be obliged to take any action if to do so might have a material adverse effect on its business, operations or financial condition or cause it to incur liabilities or obligations (including Taxation) which (in its opinion) are material or would reduce its return in relation to its participation in the Facilities.

15.4 Issuing Lender

     References in clause 14 (Taxes) and this clause 15 to a "Lender" or "Lenders" include a Lender in its capacity as an Issuing Lender.

16.  FEES, EXPENSES AND STAMP DUTIES

16.1 Arrangement fee

     Subject to the occurrence of the Unconditional Date, the Parent will pay to the Joint Mandated Lead Arrangers the arrangement fee in accordance with the terms of the Arrangers' Fees Letter.

16.2 Agency fee

     Subject to the occurrence of the Unconditional Date, the Parent will pay to the Facility Agent for its own account an annual agency fee in accordance with the terms of the Agency Fees Letter.

16.3 Commitment fee

     The Parent will pay to the Facility Agent for the account of the Lenders a commitment fee which shall accrue from (and including) the date of this agreement which will:

     (a) be calculated at the rate of 0.75 per cent. per annum on the aggregate of the daily Total Available Commitments and the daily undrawn Term Commitments; and

     (b) be payable on the Completion Date, thereafter quarterly in arrear and on the last day of the relevant Availability Period for the Term Facilities (or, if earlier, the date on which the relevant Facility is fully drawn down) and in the case of the Revolving Facility quarterly in arrear and on the Revolving Facility Repayment Date, and such fee shall be conditional on the occurrence of the Unconditional Date.

16.4 Bank Guarantee commission

     Each Borrower for whose account a Bank Guarantee is issued shall pay to the Facility Agent a commission at a rate equal to the Margin applicable to the Revolving Facility from time to time on that Lender's Contingent Liability from day to day in relation to that Bank Guarantee. The commission shall be payable quarterly in arrear from the date of this agreement for so long as that Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.5 Bank Guarantee Fees

     Each Borrower for whose account a Bank Guarantee is issued shall pay to the relevant Issuing Lender which issued such Bank Guarantee a fee equal to
     0.125 per cent. per annum on the Contingent Liability of that Issuing Lender (save to the extent that the Issuing Lender is indemnified under the Revolving Facility by itself in its capacity as a Revolving Lender) from day to day in relation to that Bank Guarantee. Such fee being payable in arrear from the date of this agreement for so long as the relevant Issuing Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.6 VAT

     All fees payable under the Senior Finance Documents are exclusive of any value added tax or other similar tax chargeable on or in connection with those fees. If any such value added tax or other similar tax is or becomes chargeable, that tax will be added to the relevant fee at the appropriate rate and will be paid by the relevant Obligor at the same time as the relevant fee itself is paid.

16.7 Initial expenses

     The Parent will on demand pay to the Agents and the Joint Mandated Lead Arrangers the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by either Agent or the Joint Mandated Lead Arrangers in connection with:

     (a) the negotiation, preparation, execution and completion of the Senior Finance Documents, and all documents, matters and things referred to in, or incidental to, any Senior Finance Document;

     (b) any amendment, consent or suspension of rights (or any proposal for any of the same) relating to any Senior Finance Document (and documents, matters or things referred to in any Senior Finance Document);

     (c)  the investigation of any Default; and

     (d) primary syndication (including the costs of preparing the Syndication Memorandum and all matters incidental to primary syndication not exceeding $150,000 (or its equivalent) in aggregate).

16.8 Enforcement expenses

     The Parent will on demand pay to each Finance Party the amount of all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) incurred by that Finance Party in connection with the preservation, enforcement or attempted preservation or enforcement of any of that Finance Party's rights under any Senior Finance Document (and any documents referred to in any Senior Finance Document).

16.9 Stamp duties, etc.

     The Parent will on demand indemnify each Finance Party from and against any liability for any stamp, documentary, filing and other duties and Taxes (if any) which are or may become payable in connection with any Senior Finance Document.

16.10 Calculation

     All fees under this agreement which accrue and are payable in arrear will accrue on a daily basis and will be calculated by reference to a 360 day year and the actual number of days elapsed (or on any other basis required by market practice).

16.11 Prepayment Fee

     Any prepayment in whole or in part of any Advance and/or Bank Guarantee (other than any prepayment pursuant to clauses 12.4 (Asset Disposals) to 12.7 (Report Claims) (inclusive)) on or before the date which is 18 months after the Unconditional Date may only be made if in addition to all other sums required to be paid under this agreement in connection with such prepayment the relevant Borrower pays to the Facility Agent (for the account of the Lenders pro rata to their Commitments at the time of prepayment) at the time of such prepayment a fee equal to two per cent. of the aggregate amount to be prepaid in respect of any prepayment on or before the date which is 12 months after the

     Unconditional Date or one per cent. of the aggregate amount to be prepaid in respect of any prepayment after the date which is 12 months after but on or before the date which is 18 months after the Unconditional Date.

17.  GUARANTEE AND INDEMNITY

17.1 Guarantee

     Each Guarantor irrevocably and unconditionally and jointly and severally:

     (a) guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Senior Finance Documents including without limitation the payment in full of all amounts that would become due but for the operation of the automatic stay within section 362(a) of the US Bankruptcy Code;

     (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Senior Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if the guarantee given under clause 17.1(a) or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal;

     subject, in each case, to any limitation on the amount guaranteed required by applicable law which is contained in the Accession Document by which that Guarantor becomes a Guarantor or as set out in clause 17.10 (Guarantee Limitation).

17.2 Further guarantee provisions

     The obligations of each Guarantor under clause 17.1 (Guarantee and indemnity) (the "Guarantee Obligations"):

     (a) will not extend to cover any indebtedness which, if they did so extend would cause the infringement of section 151 of the Companies Act 1985 (in the case of an Obligor incorporated in the United Kingdom), section 60 of the Irish Companies Act, 1963 (in the case of an Obligor incorporated in Ireland) or any similar enactments or provisions in any other jurisdiction (in the case of an Obligor incorporated outside the United Kingdom or the Republic of Ireland).

     (b) are a continuing security and will extend to the ultimate balance of all amounts payable by each Obligor under any Senior Finance Document, regardless of any intermediate payment or discharge in whole or in part; and

     (c) are in addition to and are not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.3 No discharge

     The Guarantee Obligations shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

     (a) any time, consent or waiver given to, or composition made with, any Obligor or any other person;

     (b) any amendment to, or replacement of, any Senior Finance Document (however fundamental) or any other agreement or security;

     (c) the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

     (d) any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

     (e) any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation or reconstruction of, any Obligor, Finance Party or other person;

     (f) any Obligor or other person becoming insolvent going into receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors or similar proceedings;

     (g) any change in the constitution of any Finance Party or as a result of the amalgamation or consolidation by a Finance Party with any other person; or

     (h) any other act, omission, circumstance, matter or thing which, but for this provision, might operate to release, reduce or otherwise exonerate the relevant Guarantor from any of its obligations under clause 17.1 (Guarantee).

17.4 Determination of Guarantee Obligations

     If, notwithstanding clause 17.2(b) (Further guarantee provisions), the Guarantee Obligations cease to be continuing obligations:

     (a) each Finance Party may continue any account or open one or more new accounts with any Obligor and the liability of each Guarantor shall not be reduced or affected in any way by any subsequent transactions or receipts or payments into or out of any such account; and

     (b) each Guarantor will remain liable in relation to all indebtedness referred to in clause 17.1(a) (Guarantee) as at the date of determination (whether demanded or not) and whether or not any other Obligor is then in default under the Senior Finance Documents.

17.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Senior Finance Document to the contrary.

17.6 No subrogation

     Subject to clause 17.7 (Exercise of subrogation), until all amounts which may be or become payable by any Obligor under or in connection with any Senior Finance Document have been irrevocably paid in full each Guarantor undertakes not to exercise any rights which it may have:

     (a) to be subrogated to or otherwise share in any security or monies held, received or receivable by any Finance Party or to claim any right of contribution in relation to any payment made by any Guarantor under this agreement;

     (b) to enforce any of its rights of subrogation and indemnity against any Obligor or any co-surety;

     (c) following a claim being made on any Guarantor under clause 17.1 (Guarantee), to demand or accept repayment of any monies due from any other Obligor to any Guarantor or claim any set-off or counterclaim against any other Obligor; or

     (d) to claim or prove in a liquidation or other insolvency proceeding of any Obligor or any co-surety in competition with any Finance Party; and

     provided that in addition to the foregoing, each Guarantor that is a US Obligor (each a "US Guarantor") hereby waives any and all rights which it may have at any time:

          (i) to be subrogated to or otherwise share in any security or monies held, received or receivable by any Finance Party or to claim any right of contribution in relation to any payment made by such US Guarantor under this agreement; and

          (ii) to enforce any of its rights of subrogation or indemnity or reimbursement against any Obligor or any co-surety in relation to any payment made by such US Guarantor under this agreement.

17.7 Exercise of subrogation

     Following the making of a demand on any Guarantor under clause 17.1 (Guarantee), that Guarantor will (at its own cost) promptly take such of the steps or action as are referred to in clause 17.6 (No subrogation) as the Facility Agent may from time to time stipulate.

17.8 Turnover

     Each Guarantor shall promptly pay to the Facility Agent an amount equal to any set-off, proof or counterclaim exercised by it against another Obligor or any co-surety and shall hold in trust for, and promptly pay or transfer to, the Facility Agent any payment, distribution or benefit of security received by it, whether arising as a result of a breach of clause 17.6 (No subrogation) or compliance with directions given under clause 17.7 (Exercise of subrogation).

17.9 Suspense accounts

     Until all amounts which may be or become payable by any Obligor under or in connection with any Senior Finance Document have been irrevocably paid in full, any amount received or recovered by any Finance Party from a Guarantor in relation to any amount due and payable by any Obligor under any Senior Finance Document may be held by the recipient in a suspense account. Amounts deposited in any such account shall accrue interest at the Facility Agent's usual rate for deposits of a similar amount and nature from time to time and interest accrued shall be credited to that account.

17.10 Guarantee limitations

     Anything contained in this clause 17 to the contrary notwithstanding, the obligations of each US Obligor under this clause 17 shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such US Obligor's obligations under this clause 17 subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the US Bankruptcy Code or any applicable provisions of comparable law of one or more of the states comprising the United States of America (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such US Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such US Obligor (a) in respect of intercompany indebtedness to any Group Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such US Obligor hereunder and (b) under any guarantee of senior unsecured indebtedness or indebtedness subordinated in right of payment to obligations of the Obligors outstanding under this agreement, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such US Obligor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar right of such US Obligor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such US Obligor and other affiliates of the Borrowers of obligations arising under this clause 17 by such parties.

18.  CHANGES TO OBLIGORS AND SECURITY

18.1 Additional Borrowers

     A Group Company which is not dormant may become a Borrower after the Unconditional Date in respect of the Revolving Facility if:

     (a) the Parent gives notice to the Facility Agent identifying the relevant Group Company (attaching certified copies of such Group Company's most recent audited accounts (unless already provided));

     (b) the Majority Lenders (acting reasonably) confirm to the Facility Agent that they consent to the relevant Group Company becoming a Borrower;

     (c) the relevant Group Company, the Parent (for itself and as agent for the existing Obligors) and the Facility Agent execute an Accession Document designating that Group Company as a Borrower and a Guarantor; and

     (d)  the Parent delivers to the Facility Agent:

          (i) the original Accession Document executed by the relevant new Borrower as Borrower and Guarantor and the Parent (for itself and as agent for the existing Obligors); and

          (ii) the documents listed in parts 3 and 4 of Schedule 4, each in relation to the acceding Borrower, each satisfactory to the Facility Agent.

18.2 Effective time

     When the conditions set out in clause 18.1 (Additional Borrowers) are satisfied, the Facility Agent will notify the Parent and the Finance Parties and the relevant Group Company will become a Borrower with effect from that notification.

18.3 Additional Guarantors

     (a) The Parent shall procure that any Group Company, which is or becomes a Material Subsidiary which is not a Guarantor on the date of this agreement nor required to become a Guarantor pursuant to clause 20.11(h) (Take Private Procedure and Provision of Security) shall (unless prohibited by law) become a Guarantor by executing an Accession Document within 10 Business Days of it so becoming a Material Subsidiary.

     (b) When an Accession Document is entered into under clause 18.3(a), the Parent shall deliver to the Facility Agent:

          (i) the original Accession Document executed by the relevant new Obligor and the Parent (for itself and as agent for the existing Obligors); and

          (ii) the documents listed in parts 3 and 4 of schedule 4, each in relation to the acceding Guarantor; and

          (iii) a legal opinion,

          each satisfactory to the Facility Agent.

     (c) If it is unlawful for a Group Company to become a Guarantor under this clause 18.3 or to provide security under clause 18.4 (Further security), then each Obligor will use all reasonable endeavours to overcome the prohibition (and, in the case of a financial assistance or similar prohibition, will procure that the relevant Group Company will undertake all whitewash or similar procedures which are possible) to enable the relevant guarantee and/or security to be given as soon as is reasonably practicable.

     (d) The Parent shall procure that at all times the aggregate gross assets, gross revenues and EBITDA of the Guarantors exceeds 80 per cent. of each of the gross assets, gross revenues and EBITDA of the Group, and to the extent necessary shall procure that Group Companies which are not Material Subsidiaries become Guarantors in accordance with clauses 18.3(a), (b) and (c) to ensure compliance with this clause 18.3(d).

18.4 Further security

     (a)  The Parent shall procure that:

          (i) any Group Company which becomes a Borrower shall, before becoming a Borrower; and

          (ii) any Material Subsidiary or Guarantor which has not entered into a Security Document over all or substantially all of its assets (the "Relevant Assets"), shall (unless prohibited by law) within 10 Business Days of it becoming a Material Subsidiary or upon becoming a Guarantor, execute a Security Document over the Relevant Assets in favour of the Security Agent (and in form and substance satisfactory to the Security Agent) as security for all indebtedness (or such part for which it is lawful) under the Senior Finance Documents.

     (b) When a Security Document is entered into under clause 18.4(a), the Parent shall deliver to the Facility Agent:

          (i) the original Security Document executed by the relevant Group Company; and

          (ii) the documents listed in parts 3 and 4 of schedule 4, each in relation to the relevant Group Company; and

          (iii) a legal opinion,

          each satisfactory to the Facility Agent.

18.5 Release of Guarantors

     If no Default is continuing and all the shares in a Guarantor which is not a Borrower are disposed of in accordance with this agreement, the Facility Agent and the Security Agent shall, on request of the Parent as soon as reasonably practicable after completion of such disposal, execute any documents which are necessary to release that Guarantor from all liabilities under the Senior Finance Documents.

18.6 Release of security

     If no Default is continuing and a Group Company disposes of any asset (including shares in any other Group Company which is not a Borrower or shares in a Group Company which is a Borrower and such Borrower has repaid all obligations due and owing by it under the Senior Finance Documents) in accordance with this agreement, the Security Agent shall, on request of the Parent as soon as reasonably practicable after completion of that disposal, execute any documents necessary to release that asset from the security created in favour of the Security Agent by a Security Document.

19.  REPRESENTATIONS AND WARRANTIES

19.1 Reliance

     Each Obligor represents and warrants as set out in the following provisions of this clause 19 and acknowledges that each Finance Party has entered into the Senior Finance Documents and has agreed to provide the Facilities in full reliance on those representations and warranties.

19.2 Incorporation

     It, and each of its Subsidiaries, is duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business. To the extent such Group Company is incorporated under the laws of the United States of America or any of the states thereof, such Group Company is in good standing under the laws of its jurisdiction of incorporation.

19.3 Power and capacity

     It has the power and capacity to enter into and comply with its obligations under each Transaction Document to which it is party.

19.4 Authorisation

     It has taken all necessary action:

     (a) to authorise the entry into and the compliance with its obligations under each Transaction Document to which it is party;

     (b) to ensure that its obligations under each Transaction Document are valid, legally binding and enforceable in accordance with their terms;

     (c) to make each Transaction Document to which it is party admissible in evidence in the courts of the jurisdiction to which it has submitted in that Transaction Document; and

     (d) to create the security constituted by each Security Document to which it is party and to ensure that that security has the ranking specified in that Security Document.

19.5 No contravention

     Its entry into, the exercise of its rights under and the compliance with its obligations under each Transaction Document to which it is party and the carrying out of the transactions contemplated by the Transaction Documents do not:

     (a) contravene any law, regulation, judgment or order to which any Group Company is subject;

     (b)  conflict with its constitutional documents;

     (c) breach any agreement or the terms of any consent binding upon any Group Company or any assets of any Group Company; or

     (d) oblige any Group Company to create any security or result in the creation of any security over any assets of any Group Company, other than under the Security Documents.

19.6 Obligations binding

     The obligations expressed to be assumed by it under each Transaction Document to which it is a party constitute its valid and legally binding obligations and, subject to the Reservations, are enforceable in accordance with their terms.

19.7 Consents

     (a) All consents and filings required for the conduct of its business as presently conducted have been obtained and are in full force and effect except to the extent that the absence of any such consent or filing does not and is not reasonably likely to have a Material Adverse Effect.

     (b) Each US Obligor and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and is likely to not have a Material Adverse Effect.

19.8 No Defaults

     (a)  No Default has occurred and is continuing.

     (b) No event is continuing which constitutes a default or which with the giving of notice or the lapse of time or making of any determination or fulfilment of any condition could reasonably be expected to constitute a default under any agreement or document to which any Group Company is party and which default could have a Material Adverse Effect.

19.9 Litigation

     No dispute, litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened against any Group Company which is reasonably likely to be adversely determined against a Group Company and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

19.10 Environment

     Save as disclosed in the Legal Report, to the best of its knowledge and belief (having made all due and careful enquiries):

     (a) Each Group Company is and has at all times been in compliance in all material respects with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of its business are in full force and effect.

     (b) There are no circumstances which could reasonably be expected to prevent any Group Company from complying with any Environmental Law.

     (c) No material unbudgeted investment is necessary to obtain or renew any Environmental Approval.

     (d) There has been no act or omission by it, and no event or circumstance has arisen, in each case which has resulted in (or could result in) any third party taking any legal proceedings against any Group Company under any Environmental Law or in the revocation, suspension, variation or non-renewal of any Environmental Approval.

     (e) No Group Company has received any notice of any complaints, demands, civil claims, liens, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or, as far as it is aware, threatened in relation to the failure of any Group Company to obtain any Environmental Approval or comply with Environmental Law.

19.11 Ownership of assets

     (a) The shares in Target acquired by the Parent pursuant to the Offer, from the time they are acquired, will be beneficially owned by the Parent which will be entitled to and will forthwith upon registration in the register of members become the legal and beneficial (and, where applicable, registered) owner of such shares in

          Target except for such number of shares in Target required to be held by nominees to comply with the requirements of the Irish Companies Act, 1963 for so long as Target is a public limited company provided that Parent is the beneficial owner of all of the shares in Target acquired by it and no more than six shares in Target are held by nominees.

     (b) Each Group Company has good title to all assets necessary to conduct its business.

19.12 Original accounts

     To the best of the Parent's knowledge and belief, having made all due and careful enquiries, the Original Audited Accounts and the Original Management Accounts were prepared in accordance with Irish gaap and save as disclosed in the Accountant's Report, in the case of:

     (a) the Original Audited Accounts, give a true and fair view of the consolidated financial position as at the date to which they were prepared and the results of the operations of the Target Group for the period to which they relate and the state of the affairs of the Target Group at the end of such period and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by Irish gaap; and

     (b) the Original Management Accounts, show with reasonable accuracy, the consolidated financial position as at the date to which they were prepared and the results of the operations of the Target Group for the period to which they relate and the state of the affairs of the Target Group at the end of such period, and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by Irish gaap.

19.13 Management Financial Model

     To the best of the Parent's knowledge and belief, having made all due and careful enquiries:

     (a) the Management Financial Model was prepared honestly and was arrived at after careful consideration and is based on reasonable grounds.

     (b) the projections and forecasts contained in the Management Financial Model are based upon assumptions (including assumptions as to the future performance of the Target Group, inflation, price increases, interest rates and efficiency gains) which have been carefully considered by the directors of the Parent and are considered by them to be fair and reasonable.

     (c) the Management Financial Model is not misleading in any material respect and does not omit to disclose any matter where failure to disclose such matter would result in the Management Financial Model (or any information contained therein) being misleading in any material respect.

     (d) nothing has occurred or come to the attention of the Parent since the date as at which the Management Financial Model was prepared which renders the Management Financial Model inaccurate or misleading or which makes any of the projections or forecasts contained in the Management Financial Model unfair or unreasonable or renders any of the assumptions on which the projections are based unfair or unreasonable.

19.14 Reports

     (a) All information supplied by or on behalf of any Group Company (or to the best of the Parent's knowledge and belief, having made all due and careful enquiry by or on behalf of any member of the Target Group) in connection with the preparation of the Reports was true, complete and accurate in all material respects at the dates supplied.

     (b) To the best of the Parent's knowledge and belief, having made all due and careful enquiries, all statements of fact recorded in the Reports are true and accurate in all material respects.

     (c) To the best of the Parent's knowledge and belief, having made all due and careful enquiries, no Report is misleading in any material respect and there is no expression of opinion, forecast or projection contained in, or any conclusion reached in any Report which is not fair and reasonable.

     (d) To the best of the Parent's knowledge and belief, having made all due and careful enquiries, nothing has occurred or come to light since the date of any Report which renders any material facts contained in that Report inaccurate or misleading or which makes any of the opinions, projections, forecasts or conclusions contained in the relevant Report unfair or unreasonable.

19.15 Transaction Documents

     (a) The Offer Documents as furnished to the Facility Agent under this agreement will contain all the material terms of the Offer.

     (b) The Equity Documents and the Mezzanine Finance Documents as provided to the Facility Agent under this agreement contain all the material terms of the agreements and arrangements between any Group Company and the Original Equity Investors and the Mezzanine Lenders respectively.

19.16 Structure Document

     To the best of the Parent's knowledge and belief, having made all due and careful enquiries all information recorded in the Structure Document is accurate in all material respects and each of the companies identified in the Structure Document as being dormant is a Dormant Company.

19.17 Material adverse change

     To the best of its knowledge and belief (having made all due and careful enquiries) there has been no material adverse change in the business, assets, financial condition, prospects or operations of the Target Group since the date to which the Original Audited Accounts were prepared.

19.18 Material disclosures

     It has fully disclosed in writing to the Facility Agent all facts known to it relating to the Offer and the Target Group which it knows could reasonably be expected to influence the decision of the Lenders to make the Facilities available.

19.19 Newly incorporated companies and dormant companies

     (a) The Parent is a holding company and neither the Parent nor Loan Noteco have carried on any business or incurred any liabilities other than by entering into or under the Transaction Documents and in relation to payment of legal fees, auditors fees and expenses.

     (b)  None of the Dormant Companies are trading.

19.20 Offer Document

     The Press Announcement and the Offer Document do not contain any untrue statement by the Parent or omit any information which makes any statement for which the Parent or its directors are responsible misleading in any material respect and expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful consideration by the Parent and its directors.

19.21 Intellectual Property

     (a) The Material Intellectual Property required for each Group Company to conduct its business as presently conducted:

          (i) is, save as disclosed in the Legal Report, legally and beneficially owned by it or licensed to a Group Company (and where registered or the subject of an application it is the registered proprietor) and is free from any licences or obligation to assign to third parties and Security Interests which are materially prejudicial to the use of that Material Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents; and

          (ii) has not lapsed or been cancelled and all steps have been taken to
               protect  and  maintain  that  Material   Intellectual   Property,
               including paying renewal fees.

     (b) Where the Material Intellectual Property required for each Group Company to conduct its business as presently conducted is subject to any right, permission to use or licence granted to or by any Group Company, that agreement has not been breached in any material respect or terminated by any party.

     (c) So far as it is aware, after due and careful review and enquiry, no Group Company is infringing any Intellectual Property Rights of any third party and the Material Intellectual Property is not being infringed by any third party.

19.22 Pensions

     (a) Save as disclosed in the Legal Report, no Group Company incorporated in the USA has any Employee Benefit Arrangements other than the 401(k) plan that has been established by the US Companies.

     (b)  The Parent will:

          (i) if requested by the Facility Agent as soon as reasonably practicable deliver to the Facility Agent any actuarial reports in relation to the pension schemes for the time being operated by Group Companies ("actuarial reports") which are prepared in order to comply with then current statutory or auditing requirements; and

          (ii) if requested by the Facility Agent, (acting reasonably) as soon as reasonably practicable prepare actuarial reports and deliver those to the Facility Agent, if the Facility Agent (acting reasonably) believes that any relevant material statutory or auditing requirement concerning funding levels is not being complied with.

     (c) The Parent will ensure that all such pension schemes are funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained.

     (d) There are no circumstances which may give rise to a liability in relation to Employee Benefits Arrangements which would be reasonably likely to result in a Material Adverse Effect.

19.23 ERISA

     (a)  No Group Company incorporated in the USA has any Unfunded Liabilities.

     (b) Each Plan complies in all material respects with the applicable requirements of ERISA and the IR Code, except to the extent that the failure to comply therewith does not have a Material Adverse Effect.

     (c) No Reportable Event has occurred with respect to any Plan, except to the extent that such Reportable Event does not have a Material Adverse Effect.

     (d) No Group Company incorporated in the USA nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IR Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by a Group Company incorporated in the USA or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of a Group Company incorporated in the USA or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the IR Code or to section 401(a)(29) or 412 of the IR Code which would have a Material Adverse Effect.

     (e)  No Group Company incorporated in the USA:

          (i)  is a party to any Multiemployer Plan; or

          (ii) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

     (f) The execution and delivery of this agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which taxes could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IR Code.

     (g) No Group Company incorporated or doing business in the USA has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and except where such liability is not reasonably likely to result in a Material Adverse Effect.

19.24 Investment Companies

     No US Obligor is (a) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; (b) an "investment company" or a company "controlled" by a person required to be registered as an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (c) subject to regulation under any United States federal or state statute or regulation (other than Regulations X of the Board of Governors of the Federal Reserve System of the USA) limiting its ability to incur indebtedness.

19.25 Compliance with laws

     The Offer complies with all applicable U.S. federal, state and local laws.

19.26 Syndication Memorandum

     (a) Any factual information provided by any member of the Group for the purposes of the Syndication Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

     (b) The financial projections contained in the Syndication Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

     (c) Nothing has occurred since the date of the Syndication Memorandum or been omitted from the Syndication Memorandum and no information has been given or withheld by any member of the Group to any Finance Party that results in the information contained in the Syndication Memorandum being untrue or misleading in any material respect.

19.27 Repetition

     The representations and warranties in this clause 19 are made on the date of this agreement and shall be deemed repeated on the date of each Drawdown Request, on each Drawdown Date and on the first day of each Interest Period, in each case by reference to the facts and circumstances existing on that date, except that:

     (a) the representations and warranties set out in clauses 19.8(a) (No Defaults), 19.9 (Litigation), 19.13 (Management Financial Model),
          19.14 (Reports), 19.16 (Structure Document) 19.17 (Material adverse change), 19.18 (Material disclosures), 19.19 (Newly incorporated Companies), 19.20 (Offer Document), 19.22 (Pensions) and 19.23 (ERISA) shall not be repeated after the date of the first Drawdown;

     (b) in clause 19.12 (Original accounts), (a) the references to Original Audited Accounts shall be construed after the Unconditional Date as references to the then latest Annual Accounts, (b) the references to Original Management Accounts shall be construed after the Unconditional Date as references to the then latest Monthly Accounts,
          (c) after the Unconditional Date the references to Target Group shall be construed as references to the Group, and (d) after the Unconditional Date, the words "to the best of the Parent's knowledge and belief, having made all due and careful enquiries" shall be deemed deleted from that clause; and

     (c) the representation and warranty set out in clause 19.26 (Syndication Memorandum) shall only be made on the date the Syndication Memorandum is approved by the Parent.

19.28 Enquiries

     References in this clause 19 to the Parent having made all due and careful enquiries shall be deemed to refer to the Parent having obtained and read
     (a) the Reports and (b) the warranties given by the Key Executives in the Investment Agreement (and any related disclosure letter), and (c) in the case of clause 19.16 (Structure Document) to the Parent having reviewed company searches in respect of the Target Group, such searches having been updated as at the date of the Structure Document.

20.  UNDERTAKINGS

20.1 Duration of undertakings

     Each Obligor undertakes to each Finance Party in the terms of this clause 20 from the date of this agreement until all amounts outstanding under the Senior Finance Documents have been discharged and no Finance Party has any further Commitment or obligations under the Senior Finance Documents.

20.2 Authorisations and status undertakings

     (a)  Consents

          Each Obligor will obtain and maintain in full force and effect all consents and filings required under any applicable law or regulation:

          (i) to enable it to perform its obligations under each Transaction Document to which it is a party; and

          (ii) for the validity, enforceability or admissibility in evidence of each such Transaction Document.

     (b)  Maintenance of status and authorisation

          Each Obligor will, and will procure that each of its Subsidiaries will:

          (i)  do all things necessary to maintain its corporate existence;

          (ii) obtain and maintain in full force and effect all consents and filings required for the conduct of its business; and

          (iii) comply with all laws and regulations applicable to it.

     (c)  Amalgamations

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, amalgamate, merge or consolidate with or into any other person or be the subject of any reconstruction.

     (d)  Change of business

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make a material change to the nature of its business (other than pursuant to a disposal permitted under clause 20.3(a) (Disposals)).

     (e)  Constitutional documents

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, agree to any amendment of its constitutional documents which may adversely affect the interests of any Finance Party under the Senior Finance Documents and will supply the Facility Agent with written details of any proposed change before the members' resolution approving such change is passed.

     (f)  Holding company status

          (i) The Parent shall not carry on any business (other than the holding of shares in and the provision of administrative services to other Group Companies) or acquire any assets (other than under the Offer Documents).

          (ii) Loan Noteco shall not carry on any business or own any assets other than the benefit of loans made to the Parent.

     (g)  Pari passu ranking

          Each Obligor shall ensure that the claims of the Finance Parties under the Senior Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except those whose claims are preferred solely by operation of law.

     (h)  Dormant Companies

          None of the Dormant Companies will commence trading or acquire any assets.

20.3 Disposals and security undertakings

     (a)  Disposals

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (whether by a single transaction or a series of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out or otherwise dispose (each a "disposal") of any of its assets or agree to do so, other than:

          (i) any disposal on arm's length terms in the ordinary course of trading (excluding the granting of a licence of any Intellectual Property);

          (ii) disposals of redundant or obsolete assets;

          (iii)disposals of assets in exchange for other assets which are comparable or better as to type and quality;

          (iv) disposals from any Obligor to any other Obligor or from any Group Company which is not an Obligor to any other Group Company;

          (v)  disposals of cash not prohibited by this agreement; and

          (vi) the granting of a licence of Intellectual Property on arm's length terms in the ordinary course of trading.

     (b)  Disposals for full consideration

          The Parent will ensure that any disposal permitted by clause 20.3(a) (other than clause 20.3(a)(iv) or (v)) is:

          (i) for at least market value payable in cash (except in the case of a disposal permitted by clause 20.3(a)(iii)) on or before completion of that disposal; and

          (ii) as part of an arm's length transaction on terms that the purchaser of the relevant asset does not obtain title to or possession of that asset before completion of that disposal.

     (c)  Negative pledge

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or agree to create or permit to subsist any Security Interest over any part of its assets, other than:

          (i)  any Security Interest granted by the Senior Finance Documents;

          (ii) liens securing obligations no more than 30 days overdue, arising by operation of law and in the ordinary course of trading;

          (iii)Security Interests arising out of title retention provisions in a supplier's standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by relevant Group Company in the ordinary course of trading;

          (iv) set-off rights arising or created in favour of banks in respect of accounts or deposits maintained in the ordinary course of the Group's business;

          (v) rights over cash deposits granted in favour of (i) a landlord for the purposes of securing performance of rent and service charge obligations under licences, subleases or leases of real property permitted under this agreement or (ii) a bank to secure the obligations to reimburse or repay such bank where it pays sums under guarantees or similar instruments issued in respect of any such licenses, subleases or leases of real property;

          (vi) Security Interests granted by the Target Group prior to the Unconditional Date in relation to the Foothill Facilities or otherwise until 21 days after the Unconditional Date and provided that the relevant Group companies are at all times in compliance with the Foothill Facility Agreement; and

          (vii)Security Interests arising over assets financed or acquired by any finance lease provided that the aggregate capitalised amount of such leases (determined in accordance with the Applicable Accounting Principles and excluding any accruing interest element under such leases) with respect to equipment so leased shall not any time exceed in aggregate $3,000,000 (or its equivalent at any time), provided further that notwithstanding clause 20.3(c)(ii)-(v) inclusive and (vi), at any time that any member of the Target Group incorporated in the Republic of Ireland and named in schedule 9 has failed to execute a Guarantee Increase Deed or any Security Document set out in
          schedule 9 to be executed by such member of the Target Group or has failed to enter into the Financial Assistance Documents or otherwise comply with the provisions of section 60 of the Irish Companies Act, 1963 in all respects in relation to such Security Documents, no Obligor incorporated in the Republic of Ireland will create or agree to create or permit to subsist any Security Interest over any Intellectual Property Rights owned by it or (any part thereof) or any shares owned by it.

     (d)  Sale and leaseback transactions

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, sell or otherwise dispose of any asset on terms whereby such asset is or may be leased or re-acquired by it or any other Group Company, where the higher of the book value or market value of the assets thereby disposed of (whether by a single transaction or by a series of transactions) does not exceed in aggregate $500,000 (or its equivalent at any time).

     (e)  Factoring receivables

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, sell or otherwise dispose of any receivable other than in the ordinary course of trade.

20.4 Acquisition and investment undertakings

     (a)  Acquisitions

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, acquire any assets or shares, other than:

          (i)  in the ordinary course of its trading activity;

          (ii) shares in the Target; and

          (iii)Capital  Expenditure  required  for the  business of the relevant
               Group  Company,   subject  to  compliance  with  clause  20.13(d)
               (Capital Expenditure).

     (b)  Joint ventures

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any joint venture, partnership or similar arrangement with any person other than co-operation agreements entered into in the ordinary course of business and not involving the creation of any company or partnership provided that the aggregate amount which Group is required to invest under such co-operation agreements shall not exceed in aggregate $1,000,000 (or its equivalent) in any Financial Year.

20.5 Financing arrangement undertakings

     (a)  Borrowings

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or permit to be outstanding any Financial Indebtedness, other than:

          (i)  amounts due under any Finance Document or any Equity Document;

          (ii) Financial Indebtedness permitted by clauses 20.5(b) (Guarantees) and 20.5(c) (Loans);

          (iii)unsecured overdraft or working capital facilities in relation to which a Bank Guarantee in an amount equal to the maximum principal amount of those facilities has been issued;

          (iv) finance   leases  and  hire  purchase   contracts  not  exceeding
               $3,000,000 (or such other figure as is agreed with the Lenders) in aggregate capital value at any time;

          (v) the Foothill Facilities and any other facilities of the Target Group until 21 days after the Unconditional Date and provided that the relevant Group companies are at all times in compliance with the Foothill Facility Agreement or such other agreement relating to such facilities;

          (vi) Financial Indebtedness owed between members of the Target Group at the Unconditional Date;

          (vii)spot and forward foreign exchange facilities not exceeding an aggregate risk weighted amount of $2,000,000 provided that following the date which is 60 days after the Unconditional Date all new foreign exchange contracts shall be entered into with the Lenders;

          (viii) unsecured working capital facilities in an aggregate amount not exceeding $5,000,000 (or equivalent) at any time; and

          (ix) Financial Indebtedness outstanding under Allied Irish Bank's Subsidised Loan Scheme dated 9 December 1996 between Allied Irish Bank and Lifetime Learning Limited in a maximum aggregate amount not exceeding IR(pound)200,000 (or its equivalent) at any time.

     (b)  Guarantees

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will grant or make available any guarantee, other than:

          (i)  any guarantee contained in any Finance Document; and

          (ii) any guarantee given by an Obligor or any of its Subsidiaries in respect of the indebtedness or other obligations of a Group
               Company provided that such indebtedness is permitted under clauses 20.5(a) (Borrowings) (i), (iii) or (iv) or such other obligations have been incurred without breach of this agreement.

     (c)  Loans

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any loans or grant any credit to any person other than:

          (i)  normal trade credit;

          (ii) loans by an Obligor to another Obligor;

          (iii)loans by any Group Company which is not an Obligor to any other Group Company;

          (iv) loans by Obligors to Group Companies which are not Obligors not exceeding $250,000 in aggregate; and

          (v)  loans to employees not exceeding $50,000 outstanding at any time.

     (d)  Hedging

          (i) No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any Hedging Instrument other than
               (A) the  Hedging  Agreements  referred  to in (ii)  below and (B)
               Hedging Instruments entered into in the ordinary course of its business for the purpose of managing or hedging its exposure to interest rates, exchange rates or commodity prices and (c) Hedging Instruments in a form approved by the Joint Mandated Lead Arrangers entered into for the purpose of ensuring the Parent has sufficient monies to meet all obligations under the Offer.

          (ii) The Obligors will, by no later than 30 days after the Unconditional Date, enter into Hedging Agreements so as to ensure that, for a period of at least three years from the first Drawdown Date, the Group has hedging of interest rate exposure on terms satisfactory to the Facility Agent in relation to at least 65 per cent. of the aggregate amount capable of being drawn under the Term Facilities and the Mezzanine Loan Agreement. All Hedging Agreements will be entered into with Hedging Lenders unless, the Lenders having been given the opportunity to offer terms for providing Hedging Agreements, the Lenders have not offered terms which are reasonably competitive with those offered by another reputable bank or financial institution in which case the Hedging Agreement shall be provided by such bank or institution. If any Hedging Agreement is entered into with a person other than a Hedging Lender, the relevant Group Company shall assign its rights thereunder to the Security Agent as security for all obligations under the Senior Finance Documents and the relevant counterparty shall not be secured.

     (e)  Banking business

          Each Obligor will and will procure that each Group Company will:

          (i) maintain bank accounts outside the UK only with banks approved by the Facility Agent (acting reasonably); and

          (ii) maintain bank accounts in the UK only with the Facility Agent provided that if the Facility Agent does not provide facilities to the relevant Group Companies on normal commercial terms no worse than those offered by other banks in the relevant market, the relevant Group Companies may maintain such bank accounts with any Lender and if no other Lender provides facilities to the relevant Group Companies on normal commercial terms no worse than those offered by other banks in the relevant market, the relevant Group Companies may maintain such bank accounts with any bank provided such bank has acknowledged the Security Interest over the relevant accounts in accordance with the applicable Security Documents (if any); and

          (iii)save for facilities provided under the terms of the Finance Documents, only carry on banking business with and obtain unsecured overdraft and working capital facilities from banks approved by the Facility Agent (acting reasonably).

     (f)  Repatriation of cash

          Within 30 days of the end of each Management Accounting Period, to the extent permitted by the laws of the relevant jurisdiction, the Parent will procure that all cash balances in aggregate exceeding the equivalent of $1,000,000 located outside of the Republic of Ireland, the United States of America, England or the Cayman Islands and that all cash balances of each Group Company which is not an Obligor exceeding in aggregate $1,000,000 (or the equivalent thereof) in respect of that Group Company are in each case, transferred to a bank account of an Obligor in the Republic of Ireland, the United States of America or England with any bank permitted under this agreement, provided that this clause shall not apply where such excess cash balances are reasonably required in the relevant jurisdiction for the business (including working capital and Capital Expenditure) of the relevant operation or where such repatriation would involve significant cost to the Group provided further that no such transfer will be required in respect of any amount if the transfer would breach any applicable law (including, without limitation, any exchange controls operating in the relevant jurisdiction).

     (g)  Guarantees and Security from Target and its Subsidiaries

          The Parent will procure the delivery to the Security Agent within 21 days of the Unconditional Date of the following documents in the agreed form duly executed and delivered by all parties thereto:

          (i) an Accession Document in respect of Target and its Subsidiaries listed in part 2 of Schedule 9 pursuant to which each such company in the Target Group listed shall become a Guarantor (to the extent it can do so pending satisfaction of the requirements of s60 of the Irish Companies Act, 1963);

          (ii) each Security Document listed against the name of such company in part 2 of Schedule 9; and

          (iii)an accession document to the Intercreditor Deed executed and delivered by each company in the Target Group listed in part 2 of
               Schedule 9,

          together with, in respect of each Company listed in part 2 of Schedule 9, those documents set out in paragraphs 1, 2, 4, 5 and 6 of part 4 of schedule 4 (save to the extent already provided).

20.6 Conduct of business undertakings

     (a)  Insurance

          (i) Each Obligor will, and will procure that each of its Subsidiaries will, effect and maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with insurers approved by the Facility Agent which:

               (A) provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses (and the Parent will, within 14 days of the Unconditional Date, provide the Facility Agent with evidence that such insurances have been taken out and are in full force and effect);

               (B) be in amounts which would in the circumstances be prudent for those companies; and

               (C) have the interest of the Security Agent as mortgagee noted on the policies (and the Parent will provide the Facility Agent with evidence to this effect within 14 days of the Unconditional Date), and each Obligor will, and will procure that each of its Subsidiaries will, use all reasonable endeavours to prevent any acts, omissions or events of default occurring which render or might render any material policies of insurance taken out by it void or voidable.

               (ii) The Parent will within 21 days after the Unconditional  Date effect and maintain Key Executive Policies for the benefit of the Parent in relation to the death and disability of each Key Executive to expire no earlier than 3 years after the date of this agreement.

               (iii) The Parent will:

                    (A) supply to the Facility Agent on request copies of each policy for insurance required to be maintained in accordance with clause 20.6(a)(i) or (ii) (the "policies"), together with the current premium receipts relating to the policies;

                    (B) promptly notify the Facility Agent of any material change to the insurance cover of each Obligor and each Obligor's subsidiaries; and

                    (C) promptly notify the Facility Agent of any claim under any policy which is for, or is reasonably likely to result in a claim under that policy for, an amount in excess of $150,000 (or its equivalent in other currencies).

     (b)  Intellectual Property

          Each Obligor will, and will procure that each of its Subsidiaries will:

          (i) ensure that it beneficially owns or has all necessary consents to use and, where applicable, is accorded as the registered proprietor of all the Intellectual Property Rights that it requires in order to conduct its business;

          (ii) observe and comply with all obligations and laws applicable to it in relation to the Intellectual Property;

          (iii) maintain and protect all Material Intellectual Property;

          (iv) notify the Facility Agent as soon as it becomes aware of any new Material Intellectual Property, or any Intellectual Property has ceased to be Material Intellectual Property; and

          (v)  notify  the  Facility  Agent as soon as it  becomes  aware of any
               infringement,   alleged   infringement,   claims  or  proceedings
               relating to the Material Intellectual Property.

     (c)  Taxes

          Each Obligor will, and will procure that each of its Subsidiaries will, pay when due (or within any applicable time limit), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

     (d)  Pension schemes

          (i)  The Parent will:

               (A) if requested by the Facility Agent, as soon as reasonably practicable deliver to the Facility Agent any actuarial reports in relation to the pension schemes for the time being operated by Group Companies ("actuarial reports") which are prepared in order to comply with then current statutory or auditing requirements; and

               (B) if requested by the Facility Agent, (acting reasonably) as soon as reasonably practicable prepare actuarial reports and deliver those to the Facility Agent, if the Facility Agent (acting reasonably) believes that any relevant material statutory or auditing requirement concerning funding levels is not being complied with.

          (ii) The Parent will ensure that all such pension schemes are funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained.

     (e)  Arm's length transactions

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any agreement or arrangement (except with another Obligor) other than on an arm's length basis and (except as permitted under this agreement) in the normal course of trading.

     (f)  Change of Control

          Each member of the Group shall take all such steps as necessary to ensure that all formalities relating to the change of control of Target which occurs on the Unconditional Date are carried out, (including without limitation) as set out in the agreements set out in each of paragraphs set out below of Section 5 (Material Contracts) of the Legal Due Diligence Report:

  Paragraph    Agreement

          2. (License and Distribution Agreement for Destination Math between Riverdeep Interactive Learning Limited and Research Machines plc dated 13 June 2000); and

          4. (International Licence and Distribution Agreement by and between Riverdeep Inc. and Test University Inc. dated 5 September 2002);

          provided that, in relation to the Sonopress Contract, the relevant member of the Group shall not be required to request consent to the change of control.

     (g)  Indemnity Claims

          Each member of the Group will take all steps considered by the relevant member of the Group to be prudent and cost effective to maximise the recovery under any warranties granted for the benefit of such member of the Group.

20.7 Environmental undertakings

     Each Obligor will, and each Obligor will procure that each of its Subsidiaries will:

     (a)  comply  with  all  Environmental   Approvals  and  Environmental  Laws
          applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect;

     (b) obtain and maintain all Environmental Approvals applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect; and

     (c) promptly upon receipt of the same notify the Facility Agent of any claim, notice or other communication served on it in relation to:

          (i) any Environmental Law or Environmental Approval applicable to it or if it becomes aware of any actual or prospective material variation to any Environmental Law or Environmental Approval; and

          (ii) any material investment required to be made by any Group Company to maintain, acquire or renew any Environmental Approval or if it otherwise becomes aware of such a requirement.

20.8 Transaction Documents

     (a)  Changes to Transaction Documents

          The Parent will not, and will procure that none of its Subsidiaries will, agree to any amendment of any term of any Transaction Document which would adversely affect the interests of any Finance Party under the Senior Finance Documents.

     (b)  Changes to Mezzanine Finance Documents

          It will not agree to any amendment of any Mezzanine Finance Document save as permitted by and in accordance with the Intercreditor Deed.

     (c)  Service Contracts

          The Parent shall procure that the Target executes any Service Contract not executed as at the date of this agreement no later than the Unconditional Date.

20.9 Share capital, dividend and other junior financing arrangement undertakings

     (a)  Share issues

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, allot or issue any equity securities (as defined in section 23 of the Irish Companies (Amendment) Act 1983) other than (a) issues of shares by the Parent and (b) issues of shares by
          Subsidiaries of the Parent to their direct Holding Company with security granted over such securities in favour of the Security Agent equivalent to that (if any) existing in respect of relevant securities already issued by such Company and (c) any issue of Shares by Target which shares (i) are issued after the date falling 18 months after the Unconditional Date and (ii) are issued to satisfy the obligations of Target under the TU Agreement provided that the Parent and the Target have used all reasonable efforts to cash settle such obligations.

     (b)  Redemption and acquisition of own shares

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, directly or indirectly, redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital other than (i) in favour of an Obligor or (ii) the conversion of any A Ordinary Shares of US$0.01 in issue at the date of this agreement into Deferred Redeemable Ordinary Shares of US$0.01 following the transfer of all shares owned or held by the Individual Shareholders in Target immediately prior to the date of this agreement and the subsequent redemption of up to 3,810,000 of such Deferred Redeemable Ordinary Shares of US$0.01 from the proceeds of the Lead Equity Investors subscribing for shares in the capital of the Parent.

     (c)  Restriction on payment of dividends

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose, other than:

          (i) by a Group Company to another Group Company which is its immediate holding company; or

          (ii) as permitted under the Intercreditor Deed.

     (d)  Shareholder payments

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any repayment of principal of, or payment of interest on, or any other payment with respect to any Investor Loan Notes, or any other Equity Document, or any other shareholder loans to the Parent, other than as permitted under the Intercreditor Deed.

     (e)  Payments to members

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any payment to its members by way of management, royalty or similar fee unless, subject to the Intercreditor Deed, that payment is provided under the original terms of the Equity Documents or is in relation to services actually provided on arm's length commercial terms or is otherwise permitted under the Senior Finance Documents.

     (f)  Cash movement

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, be a party to any contractual or similar restriction (except as set out in any Senior Finance Document) by which any Group Company is prohibited from making loans, transferring assets or making any payment of dividends, distributions of income or other amounts to another Group Company or to the Senior Finance Parties.

     (g)  Mezzanine Lenders

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any repayment of principal or payment of interest or of any other amount under any Mezzanine Finance Document, other than as permitted under the Intercreditor Deed.

     (h)  Alchemy Bridge Documents

          No Obligor will, and each Obligor will procure that none of its Subsidiaries will, make any repayment of principal or payment of interest or of any other amount under any Alchemy Bridge Document, other than as permitted under the Intercreditor Deed.

20.10 Information and accounting undertakings

     (a)  Defaults

          Each Obligor will notify the Facility Agent forthwith upon becoming aware of the occurrence of a Default and will from time to time on request supply the Facility Agent with a certificate signed by any two of its directors certifying that no Default has occurred and is continuing or, if that is not the case, setting out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

     (b)  Books of account and auditors

          Each Obligor will, and will procure that each of its Subsidiaries will:

          (i)  keep proper books of account relating to its business; and

          (ii) have as its auditors any one of Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers (or such other firm as the Facility Agent shall approve (such approval not to be unreasonably withheld or delayed)).

     (c)  Financial statements

          The Parent will deliver to the Facility Agent (with sufficient copies for each of the Lenders):

          (i) as soon as available, and in any event within 120 days after the end of each Financial Year, copies of:

               (A) the audited consolidated accounts of the Group as at the end of and for that Financial Year, including a profit and loss account, balance sheet, cash flow statement and directors and auditors' report on those accounts; and

               (B)  the  audited  accounts of each  Obligor  for that  Financial
                    Year;

          (ii) as soon as available and in any event within 30 days from the end of each Management Accounting Period after the Unconditional
               Date:

               (A) copies of the unaudited consolidated management accounts of the Group (including information relating to each business unit including, to the extent available, data by reference to the top ten titles and by reference to sales channel (provided that the Parent shall ensure such information is available in respect of each Management Accounting Period ending after the date falling 360 days after the
                    Unconditional Date)) as at the end of and for that Management Accounting Period, including a profit and loss account, balance sheet, cash flow statement (both on a monthly and cumulative basis) and comparing actual performance to forecasted performance as set out in the Operating Budget, together with a management commentary for the Group (including as to the reasons for any significant adverse variance from the Operating Budget) and management commentary on ongoing litigation of the Group; and

               (B) an update of the projections contained in the most recent Operating Budget delivered under clause 20.10(c)(iii),

               in such form as the Parent and the  Facility  Agent shall  agree;
               and

          (iii)no less than one month before the beginning of each Financial Year, the Operating Budget for that Financial Year, in such form as the Parent and the Facility Agent shall agree; and

          (iv) within seven days of the Unconditional Date, a copy of the latest unaudited consolidated monthly management accounts for the Target Group,

          which  accounts  (other than those  delivered  pursuant  to  paragraph
          (iv)), Operating Budget and update to the Operating Budget shall, in each case, have been approved by the finance director of the Parent.

     (d)  Compliance certificates

          (i) Each of the Annual Accounts and Monthly Accounts as at the end of each Accounting Quarter must be accompanied by a certificate signed by the finance director and one other director of the Parent, which shall:

               (A) certify whether or not, as at the date of the relevant accounts, the Parent was in compliance with the financial covenants contained in clause 20.13 (Financial covenants) and contain reasonably detailed calculations acceptable to the Facility Agent; and

               (B) confirm that, as at the date of that certificate, no Default is outstanding or, if that is not the case, set out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

          (ii) Each of the Annual Accounts must be accompanied by a certificate from the Auditors which shall:

               (A)  be in a form acceptable to the Facility Agent; and

               (B) demonstrate whether or not, as at the date of the relevant Annual Accounts, the Parent was in compliance with the financial covenants contained in clause 20.13 (Financial covenants); and

               (C) confirm the amount of Excess Cashflow (together with a calculation of how that amount has been calculated) for the purpose of clause 12.6 (Excess Cashflow).

     (e)  Approved Accounting Principles

          All accounts of any Group Company delivered to the Facility Agent under this agreement shall be prepared in accordance with the Approved Accounting Principles and, in the case of Annual Accounts, in compliance with the Irish Companies Acts 1963 to 2001. If there is a change in the Approved Accounting Principles after the date of this agreement:

          (i)  the Parent shall promptly advise the Facility Agent;

          (ii) following request by the Facility Agent, the Parent and the Facility Agent shall negotiate in good faith with a view to agreeing any amendments to clauses 20.13 (Financial covenants) and 20.14 (Financial definitions) which are necessary to give the Lenders comparable protection to that contemplated by those clauses at the date of this agreement;

          (iii)if amendments satisfactory to the Majority Lenders are agreed by the Parent and the Facility Agent, those amendments shall take effect in accordance with the terms of that agreement; and

          (iv) if amendments satisfactory to the Majority Lenders are not so agreed then upon delivering any accounts pursuant to paragraph
               (c) (i) or (ii) above the Parent shall either:

               (A) deliver to the Facility Agent, in reasonable detail and in a form satisfactory to the Facility Agent, details of any adjustments which need to be made to the relevant accounts in order to bring them into line with the Approved Accounting Principles as at the date of this agreement; or

               (B) ensure that the relevant accounts are prepared in accordance with the Approved Accounting Principles as at the date of this agreement.

     (f)  Management meetings

          The Facility Agent shall be entitled to call for meetings with the senior management of the Parent twice in each Financial Year to discuss financial information delivered under clause 20.10(c) (Financial statements) on reasonable prior notice and at times reasonably convenient to the senior management of the Parent.

     (g)  Accounting reference date

          (i) Except pursuant to (iii) below, the Parent shall not change its Financial Year end without the prior consent of the Facility Agent.

          (ii) To the extent permitted by applicable law in any jurisdiction outside the UK in which each relevant Subsidiary is incorporated, the Parent shall procure that the financial year end of each of its Subsidiaries is the same as the Financial Year end.

          (iii)The Parent shall, and shall procure that each Subsidiary shall, change its Financial Year end to 31 December within 30 days of the Unconditional Date.

     (h)  Investigations

          (i) If the Majority Lenders have reasonable grounds for believing that either:

               (A) any accounts or calculations provided under this agreement are inaccurate or incomplete in any material respect; or

               (B) the Parent is, in breach of any of its obligations under clause 20.13 (Financial covenants),

               then the Parent will at its own expense, if so required by the Facility Agent, instruct the Auditors (or other firm of accountants selected by the Facility Agent) to discuss the financial position of the Group with the Facility Agent and to disclose to the Facility Agent and the Lenders (and provide copies of) such information as the Facility Agent may reasonably request regarding the financial condition and business of the Group.

          (ii) If, having taken the steps in (i) above, the Majority Lenders request, the Facility Agent may instruct the Auditors (or other firm of accountants selected by the Facility Agent) to carry out an investigation at the Parent's expense into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the Group, and the Parent will procure that full co-operation is given to the Auditors or other firm of accountants so selected. If in any one calendar year more than one such investigation is carried out and each reveals no such inaccuracy or breach then the Parent shall only be liable for the costs of the first such investigation

     (i)  Other information

          The  Parent  will   promptly   deliver  to  the  Facility   Agent  for
          distribution to the Lenders:

          (i) details of any litigation, arbitration, administrative or regulatory proceedings relating to it or any of its Subsidiaries involving a potential liability for the Group of at least $500,000;

          (ii) details of any material labour dispute affecting it or any of its Subsidiaries;

          (iii)at the same time as it is sent to its creditors, any other document or information sent to any class of its creditors generally (excluding for this purpose creditors which are Group Companies);

          (iv) any other information relating to the financial condition or operation of any Group Company which the Facility Agent may from time to time reasonably request;

          (v) details of any breach of the provisions of any Transaction Document of which it is aware;

          (vi) notice of the receipt of any notice to terminate the Sonopress Contract from the counterparty thereto or notice served to terminate the Sonopress Contract; and

          (vii)copies of any notice given or received under the Transaction Documents.

     (j)  Access

          Upon reasonable notice being given by the Facility Agent, if there are reasonable grounds for believing a Default has occurred or is imminent, the Parent will procure that any one or more representatives of the Facility Agent or other professional advisers appointed by the Facility Agent are allowed to have access during normal business hours to the assets, books and records of each member of the Group, and are able to inspect and copy the same.

20.11 Offer undertakings

     The Parent will

     (a)  Press release:

          (i) issue the Press Release within two Business Days of the date of this agreement and the Second Press Release by the close of business on the Business Day following the day on which the pre-conditions in Appendix 1 of the Press Release have been satisfied; and

          (ii) not waive or amend any pre-condition to the offer contained in the Press Release (or exercise any discretion or give any consent under any pre-condition to the Offer);

     (b)  Offer document:

          (i) despatch the Offer Document as soon as practicable and in any event within 28 days of issuing the Press Release; and

          (ii) despatch the Offer Document containing substantially similar terms and subject to the same conditions as set out in the Press Release (save to the extent then satisfied).

     (c) Progress of Offer: keep the Facility Agent informed as to the progress of the Offer and any material developments in relation to the Offer and promptly on request provide the Facility Agent with any information or advice received in relation to the Offer.

     (d)  Announcements:

          (i) promptly deliver to the Facility Agent, copies of all press and other announcements made by the Parent or by the Target in connection with or in relation to the Offer and any documents or statements issued by the Panel, the Minister for Enterprise, Trade and Employment, the Competition Commission, the Competition Authority or the U.S. Department of Justice, the U.S. Federal Trade Commission or, the U.S. Securities and Exchange Commission or any other regulatory authority in relation to the Offer;

          (ii) where any announcement, press release or publicity material refers to the Group or the Facility Agent or any other Finance Party or the Facilities, not release or permit such announcement, press release or publicity material to be released until the Parent and the Facility Agent has each given its consent to such release (such approval not to be unreasonably withheld and to be given or refused within 24 hours of receipt by the Parent or the Facility Agent (as the case may be) of the relevant material) provided that no such consent or approval will be required for the Facility Agent or the Lenders or the Parent to make an announcement required to be made to comply with any relevant laws or regulation or requirements of the Panel or the Irish Stock Exchange Limited, the Irish Companies Registration Office or the U.S. Securities and Exchange Commission or any other applicable regulatory or other authority (subject to these parties using all reasonable endeavours to consult with each other prior to making the announcement).

     (e)  Conduct of Offer:

          Ensure that the Press Release, the Second Press Release, the Offer Documents, all other documents issued by it or on its behalf in connection with the Offer and its conduct of the Offer comply in all material respects with all applicable laws and regulations (including the requirements of the Code, the Irish Companies Act, 1963 and the Listing Rules of the Irish Stock Exchange Limited) and that as and when necessary all material consents from all governmental and other regulatory authorities required in connection with the Offer are obtained, maintained and/or renewed as appropriate and that all its obligations in connection with the Offer are performed in all material respects.

     (f)  Offer Terms:

          (i) not increase the amount payable by it in respect of the Target Shares pursuant to the Offer or otherwise vary the consideration payable pursuant to the Offer without the prior written consent of the Lenders;

          (ii) not extend the Offer beyond 60 days from the date on which the Offer Document is posted;

          (iii)not take any action (and procure to the extent it is able that no person acting in concert with it takes any action) which will result in it becoming obliged to make an offer to shareholders in the Target under Rule 9 of the Code;

          (iv) not waive or amend any condition of the Offer (or exercise any discretion or give any consent under any Offer Document) except:

               (A) if required by the Panel, the Code, the Listing Rules of the Irish Stock Exchange Limited or any other applicable law or regulation with binding effect;

               (B) where the Panel will not allow the relevant condition to be invoked; or

               (C)  with the prior written consent of the Facility Agent;

          (v) notwithstanding (iv) above, unless the Lenders otherwise agree, not declare the Offer unconditional as to acceptances until valid acceptances by shareholders of the Target have been received (and not, where permitted, withdrawn) in respect of an aggregate amount of not less than 80% of the shares to which the Offer relates;

          (vi) notwithstanding (iv) above, unless the Lenders otherwise agree, not declare the Offer unconditional in all respects until valid acceptances have been received (and not, where permitted, withdrawn) from not less than 75 per cent. of the holders of the shares to which the Offer relates calculated by reference to each of the following dates:

               (A) the date of despatch of the Offer Document to holders of the Shares in the Target to which the Offer relates; and

               (B) the date on which the condition requiring valid acceptances by shareholders of Target in respect of an aggregate amount of not less than 80 per cent. of the Shares to which the Offer relates is satisfied; and

               (C)  the  date  on  which  the  Offer   ceases  to  be  open  for
                    acceptance.

     (g) Purchase of remaining Target Shares: Promptly following the Unconditional Date use its best endeavours (which shall not include an obligation to purchase Target Shares at a price higher than in the Offer) to acquire all the issued share capital of the Target as soon as reasonably practicable. Without limiting the foregoing, the Parent will promptly after becoming entitled to do so, exercise its rights under section 204(1) of the Irish Companies Act, 1963 and ensure that notices under that section are despatched within 7 Business Days of the Parent being entitled to despatch such notices.

     (h) Take private procedure and provision of Target security: Use its best endeavours to re-register the Target as a private company pursuant to section 14 of the Irish Companies (Amendment) Act 1983 as soon as practicable after the Unconditional Date, to de-list its shares and to procure that the Target Group Companies identified in part 2 of
          Schedule 9 and incorporated in the Republic of Ireland (provided that such action is not prohibited by law or if prohibited by law, in the reasonable opinion of the Facility Agent such prohibition is not capable of being lawfully overcome) enter into the Guarantee Increase Deed as soon as practicable thereafter and to ensure that:

          (i) the Guarantee Increase Deed to be provided by the relevant Target Companies listed in part 2 of schedule 9 and incorporated in the Republic of Ireland is provided no later than 90 days from the Unconditional Date;

          (ii) prior thereto, the relevant Target Companies enter into the Financial Assistance Documents and otherwise comply with the provisions of section 60 of the Irish Companies Act, 1963 in all respects; and

          (iii)the Hedging Guarantee and Debenture to be provided by the relevant Target Companies listed in part 3 of schedule 9 is provided no later than 90 days from the Unconditional Date.

          Notwithstanding any other rights of the Finance Parties, if the Guarantee Increase Deed is not entered into by any relevant Target Company within the period specified in clause 20.11(h)(i) above, the Facility Agent (acting on the instructions of the Majority Lenders) shall be entitled to require the Parent to take such action as the Facility Agent may reasonably require to mitigate the effects of such failure, including, without limitation, switching all or any part of the Term Facilities into Target and/or its Subsidiaries by requiring upstream dividends to be paid by Target (and/or its Subsidiaries) to the Parent (provided in each case that such action is not prohibited by law). By executing each relevant Security Document, each Group Company shall be deemed to have irrevocably appointed the Facility Agent as its attorney for such purposes.

20.12 US

     (a)  ERISA

          (i) No Group Company will, and each Group Company will procure that none of its Subsidiaries will, have any Unfunded Liabilities for any and all Plans maintained for or covering employees of any Group Company or its Subsidiaries which would have a Material Adverse Effect.

          (ii) As soon as possible, and in any event within thirty (30) days, after any Group Company knows or has reason to know that any Group Company will or has become party to any Multiemployer Plan, such Group Company will deliver to the Facility Agent a statement setting forth the full details as to such occurrence.

     (b)  Margin Stock

          No Obligor will use any proceeds of any Advance for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "Margin Stock" (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States of America).

20.13 Financial covenants

     The Parent undertakes that it will procure that:

     (a)  Interest cover

          The ratio of EBITA to Total Interest Payable for each Testing Period ending on a Testing Date set out in the table below shall not be less than the ratio set out in the table below opposite that Testing Date:

          Date                                                          Ratio

          30 June 2003                                                  2.30:1
          30 September 2003                                             3.55:1
          31 December 2003                                              4.15:1
          31 March 2004                                                 4.25:1
          30 June 2004                                                  4.55:1
          30 September 2004                                             4.75:1
          31 December 2004                                              4.90:1
          31 March 2005                                                 5.00:1
          30 June 2005                                                  5:10:1
          30 September 2005                                             5.25:1
          31 December 2005                                              5.45:1
          31 March 2006                                                 5.65:1
          30 June 2006                                                  5.90:1
          30 September 2006                                             6.20:1
          31 December, 31 March, 30 June and 30 September in each       6.50:1
          year thereafter


     (b)  Leverage Ratio

          At any time, the ratio of Total Debt, as tested as at each Testing Date set out in the table below to EBITA for the Testing Period ending on that Testing Date shall not exceed the ratio set out in the table below opposite that Testing Date:

          Date                                                           Ratio

          30 June 2003                                                   3.80:1
          30 September 2003                                              4.10:1
          31 December 2003                                               3.90:1
          31 March 2004                                                  3.75:1
          30 June 2004                                                   3.40:1
          30 September 2004                                              3.35:1
          31 December 2004                                               3.15:1
          31 March 2005                                                  3.15:1
          30 June 2005                                                   2.95:1
          30 September 2005                                              2.95:1
          31 December 2005                                               2.70:1
          31 March 2006                                                  2.70:1

          Date                                                           Ratio

          30 June 2006                                                   2.45:1
          30 September 2006                                              2.45:1
          31 December 2006                                               2.15:1
          31 March, 30 June, 30 September and 31 December in each
          year thereafter                                                2.00:1

     (c)  Cashflow Cover

          The ratio of Cashflow to Total Debt Service for each Testing Period ending on a Testing Date set out in the table below shall not be less than the ratio set out in the table below opposite that Testing Date:

          Date                                                           Ratio

          30 June 2003                                                   1.00:1
          30 September, 31 December, 31 March and 30 June in each        1.00:1
          year thereafter

     (d)  Capital Expenditure

          (i) Subject to paragraph (ii) below, the Group shall not, in any Financial Year incur Capital Expenditure in excess of 115 per cent of the budgeted Capital Expenditure for that Financial Year set out in the Operating Budget in respect of that Financial Year.

          (ii) If the Capital Expenditure incurred in any Financial Year is less than 115 per cent of the budgeted Capital Expenditure for that Financial Year set out in the Operating Budget in respect of that Financial Year then the shortfall (up to 10 per cent. of the applicable limit) may be carried forward to the subsequent Financial Year but no further.

20.14 Financial definitions

     For the purposes of clause 20.13 (Financial covenants) and clause 8.6 (Margin Adjustment);

     "Cash" means cash at bank credited to an account in the name of a Group Company with a Lender or an Eligible Lender and to which that Group Company is beneficially entitled which is repayable on demand (or within 30 days of demand) without condition;

     "Cash Equivalents" means marketable debt securities with a maturity of three months or less and with a short term debt rating of at least A1 + granted by Standard and Poors Corporation or Pl granted by Moody's Investors Services, Inc. to which a Group Company is beneficially entitled, and which can be promptly realised by that Group Company without condition;

     "Cashflow" means EBITDA for the relevant Testing Period:

     (a) plus the amount of any decrease or minus the amount of any increase in Working Capital during that Testing Period;

     (b) plus any Tax rebate received in cash, or minus any Tax paid in cash, during that Testing Period;

     (c) minus all Capital Expenditure paid during that Testing Period (and for the avoidance of doubt excluding Capital Expenditure in respect of finance leases and hire purchase contracts);

     (d)  [intentionally left blank];

     (e) including any exceptional item within the meaning of FRS3 paid or received in cash during that Testing Period, which shall include for the avoidance of doubt:

          (i) any restructuring provisions on the consolidated balance sheet of Target as at 30 September 2002 (to the extent included in the Accountants' Report) to the extent released during such Testing Period;

          (ii) any cash payment by Target to Teachers Universe Inc. and/or TU SUB LLC during that Testing Period in settlement of obligations of Target arising under the TU Agreement; and

          (iii)all reasonable costs incurred in connection with any litigation, arbitration or administrative proceedings commenced by or against any Obligor or Material Subsidiary to the extent paid during that Testing Period, in each case to extent not already taken account of in EBITDA;

     (f) plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any Group Company during that Testing Period from companies which are not Group Companies;

     (g) minus the amount of any dividends or other profit distributions paid by the Parent during that Testing Period;

     (h) minus the amount of any profit of any Subsidiary of the Parent taken into account in EBITA for that Testing Period which, whether by law or for any other reason, cannot be distributed by way of dividend, loan or other means to the Parent; and

     (i)  minus,  to  the  extent  included,   any  Offer  Costs  in  excess  of
          $33,000,000.

     "EBITA" means the consolidated profit of the Group for the relevant Testing
     Period:

     (a) before any deduction of corporation tax or other Taxes on income or gains;

     (b)  before any deduction for Interest Payable;

     (c)  after   deducting  (to  the  extent   otherwise   included)   Interest
          Receivable;

     (d) after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any fixed asset (other than stock disposed of in the ordinary course of trading) during that Testing Period, to the extent included in arriving at EBITA for that Testing Period;

     (e) before deducting amortisation of any goodwill or impairment of any intangible assets;

     (f)  after deducting any depreciation on fixed assets;

     (g)  after deducting the regular pension service cost;

     (h) including items which would be regarded as exceptional items within the meaning of FRS3 during the period to which such accounts relate;

     (i) excluding any non-cash costs incurred in connection with the issuing options pursuant to the Share Option Scheme;

     (j) excluding any amount amortised against, or charged to, the Group's profit and loss account during such Testing Period in respect of Offer Costs in an aggregate amount not exceeding $33,000,000; and

     (k)  excluding all extraordinary items.

     "EBITDA" means EBITA for the relevant Testing Period, after adding back depreciation during that Testing Period, to the extent deducted in calculating EBITA;

     "Eligible Lender" means any bank or financial institution with a short term rating of at least A1 granted by Standard and Poors Corporation or P1 granted by Moody's Investors Services, Inc.;

     "Interest" means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness including:

     (a)  the interest element of finance leases;

     (b) discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness;

     (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a Group Company;

     (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

     (e) commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness (but excluding commitment fees payable pursuant to clause 16.3 and arrangement fees payable pursuant to clause 16.1);

     "Testing Date" means the date specified in the relevant table as the date as at (or to) which a particular financial ratio is being tested;

     "Testing Period" means subject to clause 20.16(a) (Calculation adjustments) each period which corresponds to the annual accounting reference period of the Parent or four consecutive Accounting Quarters and ending on or about a Testing Date;

     "Total Debt" means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Group (excluding any Financial Indebtedness outstanding under the Investor Loan Notes at such time) calculated on a consolidated basis less Cash and Cash Equivalents owned by the Group which can be applied to discharge the obligations of Companies in relation to Total Debt Service without restriction and without breaching any law or exchange control regulation and without incurring any Tax or other costs and which is or are held in an account of a Lender and/or which is or are charged in favour of the Security Agent pursuant to a Security Document in an aggregate amount no greater than the aggregate Revolving Facility outstanding at such time, except that:

     (a)  in the case of any finance  lease only the  capitalised  value of that
          finance  lease  (as   determined  in  accordance   with  the  Approved
          Accounting Principles) shall be included; and

     (b) in the case of any guarantee referred to in the definition of Financial Indebtedness in clause 1.1 (Definitions), the amount of that guarantee shall not be included, to the extent it relates to indebtedness of another Group Company already included in the calculation of Total Debt;

     "Total Debt Service" means the aggregate of:


     (a)  Total Interest Payable for the relevant Testing Period; and

     (b) all scheduled repayments of principal under the terms of any Financial Indebtedness of any Group Company (excluding any Financial Indebtedness between any Group Company and any other Group Company) falling due during that Testing Period:

          (i) including all capital payments falling due in relation to any finance leases and other Financial Indebtedness falling within paragraph (g) of the definition of Financial Indebtedness in clause 1.1 (Definitions); and

          (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility; and

          (iii) excluding all performance bonds and guarantees;

     "Total Interest Payable" means the total of:

     (a) Interest accrued (whether or not paid or capitalised) during the relevant Testing Period; and

     (b) the amount of the discount element of any Financial Indebtedness amortised during that Testing Period;

     as an obligation of any Group Company during that period and adjusted for amounts payable and receivable under Hedging Instruments and excluding interest accruing on the Investor Loan Notes and the Mezzanine Facility to the extent not paid in cash but capitalised; and

     "Working Capital" means trade and other debtors in relation to operating items of any Group Company, plus prepayment and stock, less trade and other creditors in relation to operating items of any Group Company (but not in relation to Financial Indebtedness or Taxation) and less accrued expenses and accrued costs of any Group Company.

20.15 Calculation

     (a) The covenants contained in clause 20.13 (Financial covenants) will be tested by reference to the Quarterly Accounts for the relevant Accounting Quarters, unless the Annual Accounts for all or any part of the relevant period are available on the relevant date on which any such covenant is tested, in which case those Annual Accounts shall be used instead.

     (b) If the Annual Accounts are not available when any covenant referred to in clause 20.15(a) is tested, but when those Annual Accounts become available, they show that the figures in any relevant Quarterly Accounts utilised for any such calculation cannot have been substantially accurate, the Facility Agent may require such adjustments to the calculations made or to be made which it, in its sole discretion, considers appropriate to rectify that inaccuracy and compliance with the covenants in clause 20.13 (Financial covenants) will be determined by reference to those adjusted figures.

     (c)  The  components  of each  definition  used in clause 20.13  (Financial
          covenants)   will  be  calculated  in  accordance  with  the  Approved
          Accounting Principles, as varied by this agreement.

20.16 Calculation adjustments

     (a) For the purpose of determining compliance with the financial covenants in clause 20.13(a) (Interest cover), 20.13(b) (Leverage Ratio) and 20.13(c) (Cashflow Cover) if the Group acquires a company or companies (having obtained any necessary consent under this agreement to do so), until the first Testing Date which falls more than 12 months after the relevant company or companies became Subsidiaries of the Parent, the results of such company or companies will be deemed included with those of the rest of the Group for the full duration of the relevant Testing Period as if such company or companies had become a Group Company at the commencement of the Testing Period. Any necessary aggregation of their results will (if required by the Facility Agent (acting reasonably)) be confirmed by the Auditors and will not include any synergy benefits expected to be achieved as a result of the acquisition of such company or companies;

     (b) For the purpose of the financial covenants in clauses 20.13(a) (Interest cover) and 20.13(c) (Cashflow Cover), the Testing Periods ending less than 12 months after the Unconditional Date shall be deemed to commence on the Unconditional Date and end on the relevant Testing Date.

     (c) For the purpose of determining compliance with the financial covenants in clause 20.13(b) (Leverage Ratio), EBITA for the Testing Period ending on each Testing Date set out below shall be calculated as follows:

          (i) in respect of the Testing Period ending on 30 June 2003, EBITA for such Testing Period shall be the aggregate of EBITA for the three month period ended 30 June 2003 plus $36,541,000;

          (ii) in respect of the Testing Period ending on 30 September 2003 EBITA for such Testing Period shall be the aggregate of EBITA for the six month period ended 30 September 2003 plus $21,741,000; and

          (iii)in respect of the Testing Period ending on 31 December 2003 EBITA for such Testing Period shall be the aggregate of EBITA for the nine month period ended 31 December 2003 plus $9,241,000.

          provided that for this purpose EBITA in respect of any period prior to the Unconditional Date shall be calculated as if the reference to Group in the definition of EBITA was a reference to the Target Group.

          (d) For the purpose of determining compliance with the financial covenants in clauses 20.13 (a) (Interest cover) and 20.13(b) (Leverage ratio), EBITA for the relevant Testing Period shall be adjusted to include any reasonable costs incurred in connection with any litigation, arbitration or administrative proceedings commenced by or against any Obligor or Material Subsidiary to the extent included in EBITA during such Testing Period provided that the maximum aggregate amount added back in accordance with this clause 20.16(d) shall be $1,400,000 less the aggregate amount of all such costs added back in all previous Testing Periods counting the same only once.

21.  EVENTS OF DEFAULT

21.1 List of events

     Each of the events set out in this clause 21.1 constitutes an Event of Default, whether or not the occurrence of the event concerned is outside the control of any Group Company.

     (a)  Payment default

          Any Obligor fails to pay on the due date any amount payable by it under any Senior Finance Document at the place at which and in the currency in which it is expressed to be payable, unless the Facility Agent is satisfied that non-payment is due solely to administrative or technical delays in the transmission of funds and payment is made within three Business Days of its due date.

     (b)  Breach of other obligations

          (i) Any Obligor fails to comply with any of its obligations under clauses 20.3 (Disposals and Security Undertakings) to 20.5 (Financing arrangement undertakings) (inclusive), sub-clauses
               (a),   (b),   (e),  (f),  (g)  or  (h)  of  clause  20.11  (Offer
               Undertakings) or clause 20.13 (Financial covenants).

          (ii) Any Obligor fails to comply with any of its obligations under any Senior Finance Document, other than those specified in clause 21.1(a) (Payment default) or clause 21.1(b)(i) and, if that failure is capable of remedy, it is not remedied within 10 Business Days of the earlier of:

               (A)  the Facility Agent notifying the Parent of that default; and

               (B)  that Obligor becoming aware of the relevant matter.

     (c)  Misrepresentation

          Any representation, warranty or statement which is made by any Obligor in any Senior Finance Document or is contained in any certificate, statement or notice provided under or in connection with any Senior Finance Document is incorrect in any respect when made (or when deemed to be made or repeated) and, if the circumstances giving rise to that default are in the opinion of the Facility Agent capable of remedy, they are not remedied within 10 Business Days of the earlier of:

          (i)  the Facility Agent notifying the Parent of that default; and

          (ii) that Obligor becoming aware of the relevant matter.

     (d)  Invalidity and unlawfulness

          (i) Any provision of any Senior Finance Document is or becomes invalid or unenforceable for any reason or is repudiated or the validity or enforceability of any provision of any Senior Finance Document is contested by any person (other than a Finance Party) or any party to any Senior Finance Document other than a Finance Party denies the existence of any liability or obligation on its part under any Senior Finance Document.

          (ii) It is or becomes unlawful under any applicable jurisdiction for any Obligor to perform any of its obligations under any Senior Finance Document in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect.

          (iii)Any act, condition or thing required to be done, fulfilled or performed in order to:

               (A) enable any Obligor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it under any Senior Finance Document to which it is party;

               (B) ensure that the obligations expressed to be assumed by any Obligor under any Senior Finance Document to which it is party are legal, valid and binding;

               (C) make each Senior Finance Document admissible in evidence in the courts of England; and

               (D) create the security constituted by the Security Documents to which any Obligor is party,

               is not done, fulfilled or performed.

     (e)  Insolvency

          (i)  Any  Obligor  or  Material   Subsidiary   stops  or  suspends  or
               threatens, or announces an intention to stop or suspend, payment of its debts.

          (ii) Any Obligor or Material Subsidiary is, for the purpose of or any other applicable law, deemed to be unable, or admits its inability, to pay its debts as they fall due or becomes insolvent or a moratorium is declared in relation to any indebtedness of any Obligor or Material Subsidiary.

     (f)  Receivership, examination and administration

          (i) Any encumbrancer takes possession of, or a receiver, examiner or administrator or similar officer is appointed over or in relation to, all or any part of the assets of any Obligor or Material Subsidiary.

          (ii) A petition is presented, a meeting is convened, an application is made or any other step is taken for the purpose of appointing an administrator, examiner or receiver or other similar officer of, or for the making of an administration order or an examination order in relation to any Obligor or Material Subsidiary and:

               (A) (other than in the case of a petition to appoint an administrator or examiner) such petition or application is not discharged within 10 days; or

               (B) in the case of a petition to appoint an administrator or examiner, the Facility Agent is not satisfied that it will be discharged before it is heard.

          (iii) Any US Obligor shall:

               (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

               (B)  make a general assignment for the benefit of its creditors;

               (C) commence a voluntary case under the US Bankruptcy Code (or any successor thereof), as amended;

               (D) file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; or

               (E) take any corporate action for the purpose of effecting any of the foregoing with respect to itself.

     (g)  Compositions and arrangements

          (i) Any Obligor or Material Subsidiary convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

          (ii) Any Obligor or Material Subsidiary proposes or enters into any negotiations for or in connection with the rescheduling, restructuring or re-adjustment of any Financial Indebtedness by reason of, or with a view to avoiding, financial difficulties.

     (h)  Winding up

          (i) Any meeting of an Obligor or a Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up or any Obligor or Material Subsidiary passes such a resolution.

          (ii) A petition is presented for the winding up of an Obligor or Material Subsidiary (other than a frivolous or vexatious petition discharged within 10 days of being presented) or an order is made for the winding up of any Obligor or Material Subsidiary.

          (iii)In respect of any US Obligor, a proceeding or case shall be commenced, without the application or consent of such US Obligor, in any court of competent jurisdiction, seeking:

               (A) (other than in connection with a solvent reorganisation or dissolution, the terms of which have been approved by the Majority Lenders) its reorganisation, dissolution, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its or his debts;

               (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the US Obligor or of all or any substantial part of its property; or

               (C) similar relief in respect of the US Obligor under any law relating to the bankruptcy, insolvency, reorganisation, winding-up, or composition or adjustment of debts and any such proceeding or case referred to in clauses (A), (B) or
                    (C) above shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 14 or more days, or an order for relief against the US Obligor shall be entered in an involuntary case under Title 11 of the US Bankruptcy Code (or any successor thereto), as amended.

     (i)  Attachment or process

          A creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against all or any part of the assets of any Obligor or Material Subsidiary and such process is not discharged within 10 Business Days.

     (j)  Suspension of payments

          Any order is made, any resolution is passed or any other action is taken for the suspension of payments, protection from creditors or bankruptcy of any Obligor or Material Subsidiary.

     (k)  Similar events elsewhere

          There occurs in relation to any Obligor or Material Subsidiary or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which appears to the Facility Agent (acting reasonably) to correspond in that country or territory with any of those mentioned in clauses 21.1(e) (Insolvency) to 21.1(j) (Suspension of payments) (inclusive).

     (l)  Cessation of business

          Any Obligor or Material Subsidiary ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business.

     (m)  Compulsory acquisition

          All or any part of the assets of any Obligor or Material Subsidiary are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any central or local governmental authority in a way which, in the reasonable opinion of the Majority Lenders, is reasonably likely to lead to a Material Adverse Effect.

     (n)  Security Interests

          Any Security Interest affecting the business, undertaking or any of the assets of a Group Company and securing indebtedness exceeding $100,000 (or its equivalent in other currencies) in aggregate becomes enforceable, whether or not steps are taken to enforce the same.

     (o)  Cross default

          Any Financial Indebtedness of any Group Company exceeding $100,000 (or its equivalent in other currencies) in aggregate:

          (i) is not paid when due or within any originally applicable grace period in any agreement relating to that Financial Indebtedness; or

          (ii) becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed on demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default (however described).

     (p)  Mezzanine Loan Default

          Any Event of Default (as defined in the Mezzanine Loan Agreement) occurs under the Mezzanine Loan Agreement.

     (q)  Litigation

          Any litigation, arbitration or administrative proceeding is commenced by or against any Obligor or Material Subsidiary which is reasonably likely to be adversely determined against the relevant Group Company and if so resolved could reasonably be expected, individually or when considered together with any other litigation, arbitration or administrative proceeding which is reasonably likely to be adversely determined, to result in a liability to the Group in excess of $10,000,000 (or its equivalent) (in aggregate) unless the Facility Agent (acting on the instructions of the Majority Lenders) confirms that the Majority Lenders agree that such litigation, arbitration or administrative proceedings taken as a whole if so adversely determined could not reasonably be expected to have a Material Adverse Effect.

     (r)  Intercreditor breach

          Any party to the Intercreditor Deed (other than any of the Finance Parties) fails to comply with its obligations under the Intercreditor Deed or the Intercreditor Deed ceases to be binding upon any such party for whatever reason.

     (s)  Regulatory proceedings

          Any regulatory or other proceedings are instigated by any competition or similar authority (including the Minister for Enterprise, Trade and Employment, the Competition Authority, The Office of Fair Trading, the Competition Commission, or the European Commission, the U.S.
          Department of Justice and the U.S. Federal Trade Commission) as a result of the Transaction Documents having been entered into or implemented and the same has, or is reasonably likely to have, a Material Adverse Effect.

     (t)  Auditors' qualification

          The Auditors qualify their report on any Annual Accounts in any manner which, in the reasonable opinion of the Majority Lenders, is material and adverse in the context of the Senior Finance Documents.

     (u)  Key Executive

          Any Key Executive:

          (i) ceases to be a full-time employee and director of the Parent devoting the time and attention to the affairs of the Group required by the terms of the applicable service contract;

          (ii) dies; or

          (iii)becomes unable (for whatever reason) adequately to carry out the functions required to be performed by that Key Executive by the terms of the applicable service contract,

          and in any such event a replacement for that Key Executive has not been appointed (following consultation with the Lenders) within six months of such event or, having been so appointed within six months, has not taken up employment within six months of appointment but no later than nine months from the date of such event (or such other period as may be agreed with the Majority Lenders (acting reasonably)).

     (v)  ERISA

          The occurrence of one or more of the following events which would individually or in the aggregate have a Material Adverse Effect:

          (i)  a Reportable Event;

          (ii) any Plan has Unfunded Liabilities; and

          (iii)a Group Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IR Code relating to employee benefit plans as defined in Section 3 of ERISA.

     (w)  Material adverse change

          At any time there occurs any event or omission which has a Material Adverse Effect.

     (x)  Sonopress Contract

          The Sonopress Contract is terminated or otherwise ceases to be in full force and effect unless the Parent certifies on or prior to the date which is 30 days prior to such termination or expiry becoming effective that it has been replaced by one or more contracts and the terms of such replacement contract or contracts will not have a material adverse effect on the business, assets, financial condition prospects or operations of the Group (taken as a whole) (such certification to include supporting evidence).

     (y)  Security

          On the date falling 365 days after the Unconditional Date any member of the Target Group incorporated in the Republic of Ireland and named in schedule 9 has failed to execute a Guarantee Increase Deed or any Security Document set out in schedule 9 to be executed by such member of the Target Group or has failed to enter into the Financial
          Assistance  Documents  or  otherwise  comply  with the  provisions  of section 60 of the Irish Companies Act, 1963 in all respects in relation to such Security Documents.

21.2 Cancellation and repayment

     At any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and will if so directed by the Majority Lenders, by notice to the Parent do all or any of the following, in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under any other Senior Finance Document:

     (a) terminate the availability of the Facilities, whereupon the Facilities shall cease to be available for drawing, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Advances or issue Bank Guarantees; and/or

     (b) declare all or any Advances, accrued interest on those Advances and any other amounts then payable under any Senior Finance Document to be immediately due and payable, whereupon those amounts shall become so due and payable; and/or

     (c) declare all or any Advances to be payable on demand, whereupon those Advances shall become payable on demand; and/or

     (d) require the provision of cash cover in relation to all or any outstanding Contingent Liabilities, whereupon each Borrower shall immediately provide cash cover in an amount equal to the total Contingent Liability of the Lenders under all Bank Guarantees issued for the account of that Borrower.

21.3 Clean Up Period: If during the Clean Up Period a matter or circumstance exists in respect of the Target and/or any of its subsidiaries which would constitute a breach of a representation or warranty made in clause 19 (Representations and Warranties) or a breach of any covenant set out in clause 20 (Undertakings) or a Default, such matter or circumstance will not constitute a Default provided that reasonable steps (in the opinion of the Facility Agent) are being taken to cure such matter or circumstance unless such matter or circumstance (1) in the reasonable opinion of the Majority Banks, is reasonably likely to have a Material Adverse Effect, or (2) has been procured by, or approved by, the Parent or
     (3) has not been cured by the expiry of the Clean Up Period.

22.  THE AGENTS AND THE OTHER FINANCE PARTIES

22.1 Agents' appointment

     (a)  Each Lender:

          (i) appoints Barclays Bank PLC as Facility Agent to act as its agent under and in connection with the Senior Finance Documents and as Security Agent to act as its security agent for the purposes of the Security Documents; and

          (ii) irrevocably authorises each Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Senior Finance Documents, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any monies payable under the Senior Finance Documents.

     (b) Each Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Senior Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

     (c) The relationship between the Lenders and each Agent is that of principal and agent only. No Agent shall have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or any Obligor, other than those for which specific provision is made by the Senior Finance Documents.

22.2 Agents' duties

     Each Agent shall:

     (a) send to each Lender details of each communication delivered to the Agent by an Obligor for that Lender under any Senior Finance Document as soon as reasonably practicable after receipt;

     (b) subject to those provisions of this agreement which require the consent of all the Lenders, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under any Senior Finance Document;

     (c) have only those duties, obligations and responsibilities expressly specified in the Senior Finance Documents; and

     (d) without prejudice to clause 22.6(c) (Communications and information), promptly notify each Lender:

          (i) of any Default which occurs under clause 21.1(a) (Payment default); and

          (ii) if the Agent receives notice from an Obligor referring to this agreement, describing a Default and stating that the circumstance described is a Default.

22.3 Agents' rights

     Each Agent may:

     (a) perform any of its duties, obligations and responsibilities under the Senior Finance Documents by or through its personnel, delegates or agents (on the basis that each Agent may extend the benefit of any indemnity received by it under this agreement to its personnel, delegates or agents);

     (b) except as expressly provided to the contrary in any Senior Finance Document, refrain from exercising any right, power or discretion vested in it under the Senior Finance Documents until it has received instructions from the Majority Lenders or, where relevant, all the Lenders;

     (c) unless it has received notice to the contrary, treat the Lender which makes available any portion of a Drawing as the person entitled to repayment of that portion;

     (d) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

     (e) assume that no Default has occurred, unless an officer of that Agent while active on the account of the Parent acquires actual knowledge to the contrary;

     (f) refrain from taking any step (or further step) to protect or enforce the rights of any Lender under any Senior Finance Document until it has been indemnified and/or secured to its satisfaction against all losses, (including legal fees) which it would or might sustain or incur as a result;

     (g) rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated or by whom it purports to be signed;

     (h) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Group Company in a statement by or on behalf of that Group Company;

     (i) obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice;

     (j) accept without enquiry any title which an Obligor may have to any asset intended to be the subject of the security created by the Security Documents; and

     (k) hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all amounts required to be paid on account or in relation to any such deposit.

22.4 Exoneration of the Joint Mandated Lead Arranger and the Agents

     None of the Joint Mandated Lead Arrangers, the Agents or any of their respective personnel or agents shall be:

     (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Syndication Memorandum, any Senior Finance Document or any notice or other document delivered under any Senior Finance Document;

     (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Senior Finance Document;

     (c) obliged to enquire as to the occurrence or continuation of a Default or as to the accuracy or completeness of any representation or warranty made by any Obligor under any Senior Finance Document;

     (d) responsible for any failure of any Obligor or any of the Lenders duly and punctually to observe and perform their respective obligations under any Senior Finance Document;

     (e) responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Senior Finance Document;

     (f) liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be); or

     (g) liable for anything done or not done by it under or in connection with any Senior Finance Document, save in the case of its own gross negligence or wilful misconduct.

22.5 The Joint Mandated Lead Arrangers and the Agents individually

     (a) If it is a Lender, each of the Joint Mandated Lead Arrangers and the Agents shall have the same rights and powers under the Senior Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as a Joint Mandated Lead Arranger or an Agent.

     (b)  Each of the Joint Mandated Lead Arrangers and the Agents may:

          (i) retain for its own benefit and without liability to account any fee or other amount receivable by it for its own account; and

          (ii) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this agreement or any subsidiary of any party (and, in each case, may do so without liability to account).

     (c) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

22.6 Communications and information

     (a) All communications to an Obligor in connection with the Senior Finance Documents are to be made by or through the Facility Agent. Each
          Finance Party will notify the Facility Agent of, and provide the Facility Agent with a copy of, any communication between that Finance Party, an Obligor or any other Finance Party on any matter concerning the Facilities or the Senior Finance Documents.

     (b) No Agent will be obliged to transmit to any other Finance Party any information relating to any party to any Senior Finance Document which that Agent may have acquired otherwise than in connection with the Facilities or the Senior Finance Documents. Notwithstanding anything to the contrary expressed or implied in any Senior Finance Document, no Agent shall, as between itself and the other Finance Parties, be bound to disclose to any other Finance Party or other person any information, disclosure of which might in the opinion of that Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

     (c) In acting as agent for the Lenders, each Agent's banking division will be treated as a separate entity from any other of its divisions (or similar unit of that Agent in any subsequent re-organisation) or subsidiaries (the "Other Divisions") and, if the relevant Agent acts for any Group Company in a corporate finance or other advisory capacity ("Advisory Capacity"), any information given by any Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the Parent, except that:

          (i) the consent of the Parent will not be required in relation to any information which the relevant Agent in its discretion determines relates to a Default or in relation to which the Lenders have given a confidentiality undertaking in a form satisfactory to that Agent and the relevant Group Company (acting reasonably); and

          (ii) if representatives or employees of the relevant Agent receive information in relation to a Default whilst acting in an Advisory Capacity, they will not be obliged to disclose that information to representatives or employees of that Agent in their capacity as agent bank or security agent under this agreement or to any Lender, if to do so would breach any rule or regulation or fiduciary duty imposed upon those persons.

22.7 Non-reliance on the Joint Mandated Lead Arrangers and the Agents

     Each Lender confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each Group Company and has not relied, and will not at any time rely, on any Joint Mandated Lead Arranger or any Agent:

     (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of any Group Company, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this agreement; or

     (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by any Group Company under or in connection with any Senior Finance Document (whether or not that information has been or is at any time circulated to it by a Joint Mandated Lead Arranger or an Agent), including that contained in the Syndication Memorandum; or

     (c) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any Group Company.

22.8 Agents' indemnity

     (a) Each Lender shall on demand indemnify each Agent (in proportion to that Lender's participation in the Drawings (or the Total Commitments if there are no Drawings outstanding) at the relevant time) against any loss incurred by the relevant Agent in complying with any instructions from the Lenders or the Majority Lenders (as the case may be) or otherwise sustained or incurred in connection with the Senior Finance Documents or its duties, obligations and responsibilities under the Senior Finance Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the relevant Agent or any of its personnel.

     (b) The provisions of clause 22.8(a) are without prejudice to any obligations of the Obligors to indemnify the Agents under the Senior Finance Documents.

22.9 Termination and resignation of agency

     (a) An Agent (a "Retiring Agent") may resign its appointment at any time by giving notice to the Lenders and the Parent.

     (b)  A successor Agent (a "Successor Agent") shall be selected:

          (i) by the Retiring Agent nominating one of its Affiliates following consultation with the Parent as Successor Agent in its notice of resignation; or

          (ii) if the Retiring Agent makes no such nomination, by the Majority Lenders nominating a Lender acting through an office in the United Kingdom as Successor Agent (following consultation with the Parent); or

          (iii)if the Majority Lenders have failed to nominate a Successor Agent within 30 days of the date of the Retiring Agent's notice of resignation, by the Retiring Agent and the Parent by mutual agreement nominating a financial institution of good standing acting through an office in the United Kingdom to be the Successor Agent.

     (c) The Majority Lenders may at any time with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed, by 30 days' prior notice to the relevant Agent and the Parent terminate the appointment of an Agent and appoint a Successor Agent.

     (d) The resignation of the Retiring Agent and the appointment of the Successor Agent will become effective only upon the Successor Agent accepting its appointment as Agent (and, in the case of the Security Agent's resignation, upon the execution of all deeds and documents necessary to substitute its successor as holder of the security comprised in the Security Documents), at which time:

          (i) the Successor Agent will become bound by all the obligations of the Facility Agent Security Agent (as the case may be) and become entitled to all the rights, privileges, powers, authorities and discretions of such Agent under the Senior Finance Documents;

          (ii) the agency of the Retiring Agent will terminate (but without prejudice to any liabilities which the Retiring Agent may have incurred prior to the termination of its agency); and

          (iii)the Retiring Agent will be discharged from any further liability or obligation under or in connection with the Senior Finance Documents (except that the Retiring Agent shall pay to the Successor Agent a pro rata proportion of the agency fee referred to in clause 16.2 (Agency fee) for the 12 month period in relation to which that agency fee was most recently paid).

     (e) The Retiring Agent will co-operate with the Successor Agent in order to ensure that its functions are transferred to the Successor Agent without disruption to the service provided to the Parent and the Lenders and will as soon as practicable following the Successor
          Agent's appointment, make available to the Successor Agent the documents and records which have been maintained in connection with the Senior Finance Documents in order that the Successor Agent is able to discharge its functions.

     (f) The provisions of this agreement will continue in effect for the benefit of any Retiring Agent in relation to any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

     (g) The Parent will execute and procure that each Group Company executes such agreements as the Retiring Agent shall require in order to effect the appointment of a Successor Agent for all purposes (including security related) under the Senior Finance Documents.

22.10 Role of the Security Agent

     The Security Agent shall hold the benefit of the Security Documents on trust for itself and the other Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with the provisions of the Intercreditor Deed.

22.11 Payments to Finance Parties

     (a) Each Agent will account to each other Finance Party for its due proportions of all amounts received by that Agent for that Finance Party, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

     (b) Each Agent may retain for its own use and benefit, and will not be liable to account to any other Finance Party for all or any part of, any amounts received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

22.12 Lender tax status

     Each Lender will notify each Agent on the date it becomes a party to this agreement, whether or not it is:

     (a) either (i) not resident in the United Kingdom for United Kingdom Tax purposes, or (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

     (b) beneficially entitled to the principal and interest payable by the Facility Agent to it under this agreement.

22.13 Change of office of Agent

     An Agent may at any time in its sole discretion by notice to the Parent and each other Finance Party designate a different office in the United Kingdom from which its duties as the relevant Agent will be performed from the date of notification.

23.  PRO RATA PAYMENTS

23.1 Recoveries

     If any amount owing by any Obligor under any Senior Finance Document to a Lender (the "Recovering Lender") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with clause 13 (Payments) (that amount being referred to in this clause 23.1 as a "Recovery") then:

     (a) within two Business Days of receipt of the Recovery, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to that Recovery;

     (b) the Facility Agent shall treat that payment as if it was part of the payment to be made by the relevant Obligor to the Lenders rateably in accordance with their respective Commitments; and

     (c) (except for any receipt by the Recovering Lender as a result of the operation of clause 23.1(b)) as between the relevant Obligor and the Recovering Lender, the Recovery shall be treated as not having been paid.

23.2 Notification of recovery

     Each Lender will notify the Facility Agent as soon as reasonably practicable of any Recovery by that Lender, other than by payment through the Facility Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal to that Recovery to the Facility Agent under clause 23.1(a) (Recoveries), each Lender to which any part of that amount was distributed will, on request from the Recovering Lender, repay to the Recovering Lender that Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

23.3 Information

     Each Lender will on request supply to the Facility Agent any information which the Facility Agent may from time to time request for the purpose of this clause 23.

23.4 Exceptions to sharing of Recoveries

     Notwithstanding the foregoing provisions of this clause 23, no Recovering Lender will be obliged to share any Recovery which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in those proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to that other party through the Facility Agent).

23.5 Several obligations

     Failure by any Recovering Lender to comply with any of the provisions of this clause 23 will not release any other Recovering Lender from any of its obligations or liabilities under this clause 23.

23.6 Obtaining consents

     Each party to this agreement shall take all steps required of it under clause 23.1 (Recoveries) and use its reasonable endeavours to obtain any consents or authorisations which may be required in relation to any payment to be made by it under this clause 23.

23.7 No security

     The provisions of this clause 23 shall not, and shall not be construed so as to, constitute a charge by any Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this clause 23.

23.8 Ancillary and Hedging Lenders

     This clause 23 shall not apply to any Recovery by a Lender in its capacity as an Ancillary Lender or by a Lender in its capacity as a Hedging Lender.

24.  SET-OFF

24.1 Set-off rights

     Any Finance Party may at any time (upon notice to the relevant Obligor):

     (a) set-off or otherwise apply amounts standing to the credit of any Obligor's accounts with that Finance Party (irrespective of the terms applicable to those accounts and whether or not those amounts are then due for repayment to that Obligor); and

     (b)  set-off   any  other   obligations   (whether  or  not  then  due  for
          performance) owed by that Finance Party to the relevant Obligor,

     against any matured liability (or after an Event of Default has occurred which is continuing, against any liability) of the relevant Obligor to the relevant Finance Party under the Senior Finance Documents.

24.2 Different currencies

     A Finance Party may exercise its rights under clause 24.1 (Set-off rights) notwithstanding that the amounts concerned may be expressed in different currencies and each Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.

24.3 Unliquidated claims

     If the relevant obligation or liability is unliquidated or unascertained, the Finance Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

25.  NOTICES

25.1 Mode of service

     (a) Except as specifically provided otherwise in this agreement, any notice, demand, consent, agreement or other communication (a "Notice") to be served under or in connection with any Senior Finance Document will be in writing and will be made by letter or by facsimile transmission to the party to be served.

     (b) The address and facsimile number of each party to this agreement for the purposes of clause 25.1(a) are:

          (i) the address and facsimile number shown immediately after its name on the signature pages of this agreement (in the case of any person who is a party as at the date of this agreement);

          (ii) the address and facsimile number notified by that party for this purpose to the Facility Agent on or before the date it becomes a party to this agreement (in the case of any person who becomes a party after the date of this agreement); or

          (iii)any other address and facsimile number notified by that party for this purpose to the Facility Agent by not less than five Business Days' notice.

     (c) Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 25.1(b).

25.2 Deemed service

     (a) Subject to clause 25.2(b), a Notice will be deemed to be given as follows:

          (i)  if by letter, when delivered personally or on actual receipt; and

          (ii) if by facsimile, when delivered.

     (b) A Notice given in accordance with clause 25.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.3 Electronic communication

     (a) Any communication to be made between any Agent and a Lender under or in connection with the Senior Finance Documents may be made by electronic mail or other electronic means, if the relevant Agent and the relevant Lender:

          (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

          (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

          (iii)notify each other of any change to their address or any other such information supplied by them.

     (b) Any electronic communication made between any Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the relevant Agent only if it is addressed in such a manner as that Agent shall specify for this purpose.

25.4 Language

     (a)  Any Notice must be in English.

     (b) All other documents provided under or in connection with any Senior Finance Document must be:

          (i)  in English; or

          (ii) if not in English, accompanied by a certified English translation in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26.  CONFIDENTIALITY

     Subject to clause 27.9 (Disclosure of information), the parties will keep the Senior Finance Documents, the Syndication Memorandum and their subject matter (including all details relating to the structure and financing of the Offer) confidential, except to the extent that they are required by law or regulation or the Panel or the Irish Stock Exchange Limited to disclose the same. Each Finance Party agrees with each Obligor to hold confidential all information which it acquires under or in connection with the Senior Finance Documents, except to the extent it is required by law or regulation or the Panel or the Irish Stock Exchange Limited to disclose it or it comes into the public domain (otherwise than as a result of a breach of this clause 26). A Finance Party may, however, disclose any such information to its auditors, legal advisers or other professional advisers (the "Advisers") for any purpose connected with the Senior Finance Documents, provided that the relevant Finance Party takes reasonable steps to procure that each Adviser maintains the confidentiality of that information and may publicise the transaction following the issue of the Press Release with the consent of the Parent (such consent not to be unreasonably withheld or delayed).

27.  CHANGES TO PARTIES

27.1 Assignment by the Obligors

     No Obligor may assign or transfer all or any part of its rights, benefits or obligations under any Senior Finance Document.

27.2 Assignments and transfers by Lenders

     (a) A Lender (in this capacity the "Transferor") may at any time assign any of its rights under any Senior Finance Document or transfer any of its rights and obligations under any Senior Finance Document to any person (a "Transferee"), provided that:

          (i)  the Transferor has first consulted with the Parent;

          (ii) the Transferee has executed a Creditor Accession Deed;

          (iii)in the case of a transfer of rights only the  procedure in clause
               27.3 (Assignments by Lenders) is followed;

          (iv) in the case of a transfer of rights and obligations the procedure in clause 27.4 (Transfers by Lenders) is followed; and

          (v) in the case of a transfer of the Revolving Facility, each Issuing Lender has approved the Transferee (such approval not to be unreasonably withheld or delayed).

     (b) The Parent (for itself and as agent for the Obligors) will execute or procure that there are executed such documents and take such other actions as are necessary to effect or perfect a transfer of rights or obligations to a Transferee under the Senior Finance Documents. Such action will include (i) promptly countersigning Transfer Certificates (although any delay or failure by the Parent to so countersign a Transfer Certificate will not invalidate its operation) and (ii)] taking such steps as the Facility Agent or the Security Agent may request (including re-execution of Security Documents) for the purpose of ensuring that the New Lender has (and the other Finance Parties continue to have) the benefit of the same security interests under the Security Documents as existed immediately before the relevant transfer.

     (c) Nothing in this agreement will restrict the ability of a Lender to sub-participate or sub-contract any of its obligations under any
          Senior  Finance  Document if that  Lender  remains  liable  under that
          Senior  Finance  Document in relation to those  obligations.  A Lender shall notify the Parent of any such sub-participation or sub-contracting by it.

27.3 Assignments by Lenders

     (a) Subject to clause 27.2(a) (Assignments and transfers by Lenders), a Transferor may transfer all or any of its rights under the Senior Finance Documents by:

          (i) the Transferor and the Transferee entering into an assignment of rights in a form agreed between them (which may be a modified version of a Transfer Certificate); and

          (ii) the Transferee delivering to the Facility Agent a copy of the executed assignment instrument together with (or incorporating) a legally binding undertaking (in a form approved by the Facility Agent) confirming to the Facility Agent (on behalf of the Finance Parties) that it assumes the same obligations towards the Finance Parties (to the extent referable to the rights transferred to it) as from the Assignment Date (as defined below) as it would have been under if it had been an original party to the Senior Finance Documents as a Lender.

     (b) Subject to also having complied with clause 27.2 (Assignments and transfers by Lenders), the Transferee will be deemed to become a party to the Senior Finance Documents as a Lender on the date specified in the assignment instrument (which must be no earlier than the date it delivers the documents required by clause 27.3(a)(ii) (the "Assignment Date")).

27.4 Transfers by Lenders

     (a) A Transferor may, subject to clause 27.2 (Assignments and transfers by Lenders), transfer all or any of its rights and obligations under the Senior Finance Documents to a Transferee by the Facility Agent executing a Transfer Certificate which has been duly completed and signed by both the Transferee and the Transferor.

     (b) On the date (the "Transfer Date") which is the later of (A) the date specified in the Transfer Certificate as being the date on or as from which the transfer under this clause 27.4 is to take effect and (B) the date on which the Facility Agent executes the Transfer Certificate, to the extent that, in the Transfer Certificate, the Transferor seeks to transfer its right and obligations under the Senior Finance Documents:

          (i) to the extent the Transfer Certificate records a transfer of Advances which are outstanding on the Transfer Date, the transfer will take effect in relation to those Advances and all related rights under the Credit Agreement by way of assignment;

          (ii) to the extent the Transfer Certificate records a transfer of rights and obligations under the Senior Finance Documents in the case of rights to the extent not assigned as contemplated by paragraph (i) above), each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Senior Finance Documents and their respective rights against each other will be cancelled (such rights and obligations being referred to in this clause 27.4 as "Discharged Rights and Obligations");

          (iii)each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

          (iv) the Facility Agent, the Security Agent, the Joint Mandated Lead Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender on the date of this agreement with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Joint Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this agreement; and

          (v)  the New Lender will become a party to this agreement as a Lender.

          (vi) the Transferee and the Existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the Transferee instead of the Transferor;

          (vii)the rights of the Transferor and the Existing Parties against each other under those Senior Finance Documents (the "Discharged Rights") will be cancelled;

          (viii) the Transferee and the Existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the Transferee instead of the Transferor; and

          (ix) the Transferee will become a party to this agreement as a Lender in relation to the relevant Facility.

     (c) Each of the parties to this agreement (other than the relevant Transferor and the relevant Transferee) irrevocably authorises the Facility Agent to execute on its behalf any Transfer Certificate which has been duly completed in accordance with this clause 27.4 and executed by each of the Transferor and the Transferee.

     (d) The Facility Agent will notify the other parties to this agreement of the receipt and execution by it on their behalf of any Transfer Certificate as soon as reasonably practicable following execution.

27.5 Notification

     The Facility Agent will promptly notify the Parent (as agent for the Obligors) and the other Finance Parties of:

     (a) receipt of assignment documents under clause 27.3(a)(ii) (Assignments by Lenders ); and

     (b) the receipt and execution by it of any Transfer Certificate under clause 27.4 (Transfers by Lenders).

27.6 Fee

     On the date on which any transfer takes effect in accordance with this clause 27, the Transferee will pay to the Facility Agent for its own account a transfer fee of $1,500.

27.7 Limitation of Responsibility of Transferor

     (a)  Unless  expressly  agreed  to the  contrary,  a  Transferor  makes  no
          representation   or  warranty  and  assumes  no  responsibility  to  a
          Transferee for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other documents;

          (ii) the financial condition of any Obligor;

          (iii)the performance and observance by any Obligor of its obligations under the Senior Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Senior Finance Document or any other document,

          and any representations or warranties implied by law are excluded.

     (b) Each Transferor confirms to the Transferee and the other Finance Parties that:

          (i) it has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this agreement and has not relied exclusively on any information provided to it by the Transferor in connection with any Senior Finance Document;

          (ii) it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Senior Finance Documents or any Commitment is in force; and

          (iii)if all or any of the Advances or other rights transferred are rescheduled or renegotiated, the Transferee and not the Transferor will be subject to the rescheduled or renegotiated terms.

     (c)  Nothing in any Senior Finance Document obliges an Transferor to:

          (i) accept a re-transfer from a Transferee of any of the rights and obligations transferred under this clause 27; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Senior Finance Documents or otherwise.

27.8 Benefit of agreement

     This agreement will be binding on, and enure for the benefit of, each party to it and its or any subsequent successors or assigns.

27.9 Disclosure of information

     Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with that Lender regarding the Senior Finance Documents any information in the possession of that Lender relating to any Group Company.

28.  LENDERS' DECISIONS

28.1 Procedures

     (a) Subject to clauses 28.2 (Exceptions) and 28.3 (Express provisions), any provision of any Senior Finance Document may be amended or waived (each a "Modification") with the agreement of the Majority Lenders and the Parent. A Modification so agreed may be effected by the Facility Agent executing any documents which may be required for that purpose on behalf of itself and all the other Finance Parties and the Parent executing those documents on behalf of itself and all the other Obligors.

     (b) The Facility Agent will as soon as practicable after any Modification is made in accordance with clause 28.1(a) notify the other parties to the Senior Finance Documents. Any such Modification will take effect from the date on which that notification is given (or any later date which the Facility Agent may specify in that notification) and will be binding on all parties to the Senior Finance Documents.

28.2 Exceptions

     The following  matters will require the  unanimous  agreement of all of the
     Lenders:

     (a)  any increase in the Commitment of any Lender;

     (b) any reduction of the Margin or any reduction of (or change in the currency of) the amount of any payment of principal, interest, guarantee fee or commission payable by any party under any Senior Finance Document;

     (c) any extension of any Availability Period, any Maturity Date, any Repayment Date or any other date for payment of any amount due, owing or payable to any Lender under any Senior Finance Document;

     (d) any change to the Borrowers or Guarantors or any release of security, other than in accordance with clause 18 (Changes to Obligors and Security); or

     (e) any amendment of the definition of "Majority Lenders" in clause 1.1 (Definitions) or any amendment of clause 3.3 (Rights and obligations of Finance Parties), clause 23 (Pro rata payments), clause 27 (Changes to Parties) or this clause 28.

28.3 Express provisions

     Any consent or other matter which, by the express terms of any Senior Finance Document, is to be given by all the Lenders will not be effective unless all the Lenders have agreed to it but, subject to the agreement of all the Lenders having been obtained, may be given by the Facility Agent on behalf of all the Lenders.

28.4 Ancillary Lenders

     Subject to clause 6 (Ancillary Facilities), any Ancillary Document may be amended or waived by agreement between the parties to that Ancillary Document.

28.5 Hedging Lenders

     Subject to the terms of the Intercreditor Deed, any Hedging Agreement may be amended or waived by agreement between the parties to that Hedging Agreement.

29.  INDEMNITIES

29.1 General indemnity and breakage costs

     The Parent will indemnify each Finance Party on demand against any loss (including loss of profit) which it incurs as a result of:

     (a)  the occurrence of any Default;

     (b) any failure by an Obligor to pay any amount due under a Senior Finance Document on its due date;

     (c) any Drawing not being made for any reason (other than as a result of a default by a Finance Party) on the Drawdown Date specified in the relevant Drawdown Request; or

     (d) any Advance or overdue amount under a Senior Finance Document being repaid or prepaid otherwise than on the last day of an Interest Period relating to that Advance or overdue amount.

29.2 Currency indemnity

     Without prejudice to clause 29.1 (General indemnity and breakage costs), if:

     (a) any amount payable by any Obligor under or in connection with any Senior Finance Document is received by any Finance Party (or by an Agent on behalf of any Finance Party) in a currency (the "Payment Currency") other than that agreed in the relevant Senior Finance Document (the "Agreed Currency"), whether as a result of any judgement or order, the enforcement of any judgement or order, the liquidation of the relevant Obligor or otherwise, and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

     (b) any amount payable by any Obligor under or in connection with any Senior Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Senior Finance Document, then that Obligor will, as an independent obligation, on demand indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the relevant Finance Party as being most appropriate for the conversion. That Obligor will also pay the costs of the conversion.

29.3 Waiver

     The Parent waives any right it may have in any jurisdiction to pay any amount under any Senior Finance Document in a currency other than that in which it is expressed to be payable in that Senior Finance Document.

29.4 Offer Indemnity

     The Parent and Loan Noteco will jointly and severally on demand indemnify each Finance Party and each of their respective Affiliates, directors, officers, employees or agents (each an "Indemnified Party") from and against any and all losses, liabilities, claims, costs and expenses (including legal fees) which the relevant Indemnified Party may suffer or incur (unless caused by the gross negligence or wilful misconduct of the Indemnified Party) arising out of or in connection with any actual or potential legal action or other proceedings arising out of or relating to the Offer, the financing of the Offer or any purchase of shares in the Target.

30.  MISCELLANEOUS

30.1 Certificates conclusive

     Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of any Finance Party stipulated for in any Senior Finance Document or as to any rate of interest or any other amount payable under any Senior Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

30.2 No implied waivers

     (a) No failure or delay by any Finance Party in exercising any right, power or privilege under any Senior Finance Document will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

     (b) The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in any Senior Finance Document, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

     (c) A waiver given or other consent granted by any Finance Party under any Senior Finance Document will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

30.3 Invalidity of any provision

     If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

30.4 Counterparts

     This agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

30.5 Perpetuity Period

     The perpetuity period applicable to the trusts created by this agreement is 80 years.

30.6 Third party rights

     (a) The Contracts (Rights of Third Parties) Act 1999 shall apply to this agreement only in respect of the benefit of the Agents' indemnity extended to the Agent's respective personnel, delegates or agents ("Relevant Third Parties") under clause 22.3(a) (Agents' rights) and no other third party shall have any rights under this agreement.

     (b) A Relevant Third Party may not veto or restrict in any way any amendment or termination of this agreement which is agreed by the parties.

31.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement) shall be governed by, and construed in accordance with, English law.

31.2 Submission to Jurisdiction

     For the benefit of each Finance Party, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgment against its assets.

31.3 Freedom of Choice

     The submission to the jurisdiction of the courts referred to in clause 31.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

31.4 Service of Process

     Without prejudice to any other permitted mode of service, each Obligor (incorporated outside England and Wales) agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Loan Noteco at 20 Bedfordbury, London WC2N 4BL marked for the attention of Dominic Slade or such other address in England or Wales as the Parent may notify from time to time to the Facility Agent. Loan Noteco agrees to act as such agent.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

                                   SCHEDULE 1
                                     Lenders




                                        Term A                  Term B                Revolving
                                      Commitment              Commitment              Commitment

                                          ($)                     ($)                     ($)
  BARCLAYS BANK PLC                   40,000,000               17,500,000              10,000,000
  Lending Office:
  1st Floor
  54 Lombard Street
  London EC3P 3AH

  Facsimile:
  020 7699 2770
  Attention:
  Gordon Watters


  THE ROYAL BANK OF                   40,000,000               17,500,000              10,000,000
  SCOTLAND PLC
  Lending Office:
  Loans Administration Dept
  PO Box 450
  5-10 Great Tower Street
  London EC3P 3AH

  Facsimile:
  020 7375 5265
  Attention:
  John Elder


                                -------------------------------------------------------------------------
                                      $80,000,000             $35,000,000             $20,000,000


                                   SCHEDULE 2
                                    Borrower


   Company              Place of Incorporation               Registered Number

   Parent               The Republic of Ireland                    317234

                                   SCHEDULE 3
                                   Guarantors


                Company                         Place of Incorporation                  Registered Number

                Parent                         The Republic of Ireland                        317234
              Loan Noteco                         England and Wales                          4619876



                                   SCHEDULE 4
             Part 1 - Conditions Precedent to signing this agreement



1. Formalities Documents: the documents referred to in paragraphs 1 to 6 (inclusive) of part 4 of this schedule in respect of the Parent and Loan Noteco.

2. Senior Finance Documents: the following documents in the agreed form duly executed and delivered by all parties thereto:

     (a)  this agreement;
     (b) the Irish Debenture, the Hedging Debenture and a Share Pledge relating to the shares in Loan Noteco, each executed by the Parent;
     (c)  the English Debenture  executed by Loan Noteco;
     (d)  the Intercreditor Deed;
     (e)  the Fees Letters; and
     (f)  the Syndication Letter.

3. Mezzanine Finance Documents: the following documents in the agreed form (other than in respect of (b)) duly executed and delivered by all parties thereto:

     (a)  the Mezzanine Loan Agreement;
     (b)  Warrant Instrument; and
     (c)  fees letters referred to in the Mezzanine Loan Agreement.

4. Equity Documents: certified copies of the following documents (other than in respect of (b), (c) and (g)) duly executed and delivered by all parties thereto:

     (a) the Investment Agreement and any disclosure letter and management rights agreement in respect thereof;
     (b)  the agreed form Investor Loan Note Instrument;
     (c) any intra-group loan documentation in the agreed form between the Parent and Loan Noteco in relation to the intra-group loan of $107,286,500 to be made by Loan Noteco to the Parent on or before the date 5 days after the Unconditional Date;
     (d)  the Constitutional Documents;
     (e) the Alchemy Bridge Facility Agreement and any fee letter relating thereto;
     (f)  the Alchemy Undertaking; and
     (g) the agreed form documentation relating to the transfer of the shares owned or held by the Individual Shareholders in Target.

5.   Reports:   originals  of  each  of  the  Reports  (duly  addressed  to  the satisfaction of the Facility Agent to the Finance Parties, or with a written confirmation addressed to the satisfaction of the Facility Agent to the Finance Parties from the person that has produced the relevant report that the same may be relied upon by the Finance Parties).

6.   Legal Opinions:

     (a) a legal opinion of Ashurst Morris Crisp as regards English law in form and substance satisfactory to the Facility Agent;

     (b) a legal opinion of McCann Fitzgerald as regards the laws of the Republic of Ireland in form and substance satisfactory to the Facility Agent; and
     (c) a legal opinion of White & Case LLP as regards the laws of New York in form and substance satisfactory to the Facility Agent.

7.   Structure Document: the Structure Document.

8. Receiving Agent instruction: an instruction letter in the agreed form given to the Receiving Agent to hold the Target Shares acquired by the Parent pursuant to the Offer to the order of the Security Agent.

9.   Financial Assistance:

     (a)  the Financial Assistance Documents in the agreed form; and
     (b) the upstream intra-group loan agreements between (i) members of the Target Group incorporated in Ireland and in the United States of America and (ii) the Parent, each in the agreed form.

10. Preliminary Announcement: the final form of the Press Release and the Second Press Release and a certified copy of the Board Minutes approving the release of the Press Release and the Second Press Release.

11.  Offer Document: the latest draft of the Offer Document.

12. Recommended Offer: a certificate from the Parent to the Lender dated the date of this agreement confirming that the Offer has been recommended by the board of directors of the Target.

13.  Agreed Form Security Documents:

     (a)  copies of the agreed  form of each  Security  Document  referred to in part 2 of Schedule 9 together with the agreed form opinion of:

          (i)  White & Case LLP;

          (ii) McCann Fitzgerald;

          (iii) Maples and Calder; and

          (iv) Dorsey and Whitney LLP.

     (b) receipt of Uniform Commercial Code filing reports in all jurisdictions where a Uniform Commercial Code filing would perfect a security interest.

14.  Financial and Related Information: a copy of:

     (a)  the Management Financial Model;

     (b)  the Original Audited Accounts; and

     (c)  the Original Management Accounts relating to November 2002.

15.  Service Contracts: a certified copy of the agreed form Service Contracts.

16. Target Comfort: a certified copy of the commitment given by the Target relating to the issue of shares in the Target, in the agreed form.

17. Termination of Reed arrangements: a certified copy of the termination deed entered into between Riverdeep Group plc, Reed Elsevier Information Holdings Inc. and Reed Elsevier Inc., duly executed by all parties thereto.

18. Underwriting Arrangement: a certified copy of the Underwriting Agreement in the agreed form.

19. Agreed Form Share Option Scheme: a certified copy of the agreed form terms relating to the Share Option Scheme to be implemented in accordance with the terms of the Investment Agreement.

20. Tier One Certificate: a certificate in the agreed form of the Target setting out comfort in relation to the Tier One exemption.

                 Part 2 - Conditions Precedent - First Drawdown

    Conditions precedent to be satisfied on or before the first Drawdown Date


1.   Offer  Document:  a  certified  copy of the  Press  Release  and the  Offer
     Document.

2. Acceptances: evidence that the Offer has not lapsed and has been declared unconditional in all respects following receipt of acceptances of the Offer (which have not been withdrawn) in respect of (i) not less than 80% of the Target Shares the subject of the Offer and (ii) valid acceptances have been received (and not, where permitted, withdrawn) from not less than 75 per cent. of the holders of the shares to which the Offer relates calculated by reference to each of the following dates:

          (i) the date of despatch of the Offer Document to holders of the Shares in the Target to which the Offer relates; and

          (ii) the date on which the condition requiring valid acceptances by shareholders of Target in respect of an aggregate amount of not less than 80 per cent. of the Shares to which the Offer relates is satisfied; and

          (iii) the date on which the Offer ceases to be open for acceptance.

3.   Equity:

     (a) evidence that an amount of not less than $38,100 (or equivalent) has been advanced and/or invested in the Parent by the Individual Shareholders subscribing for shares in the capital of the Parent prior to the date of this agreement;

     (b) evidence that an amount of not less than $404,000 has been advanced and/or invested in the Parent by (i) the Lead Equity Investors subscribing for shares in the capital of the Parent in an amount of not less than $328,970 and (ii) MSD Capital subscribing for shares in the capital of the Parent in an amount of not less than $75,030;

     (c) evidence that all shares owned or held by Individual Shareholders in Target immediately prior to the date of this agreement have been transferred to the Parent and that prior to the despatch of the Offer Document to the holders of shares in the Target to which the Offer relates the Parent is the absolute legal (subject only to registration of stock transfers being delayed on account of stamping of stock transfers not being completed) and beneficial owner thereof;

     (d)  evidence that:

          (i) Pat McDonagh has complied with his obligations to advance monies to the Parent in accordance with the agreed form Underwriting Agreement; and/or

          (ii) certain  of the  shareholders  of  Target  as at the date of this
               agreement   have  accepted  the  partial  share   alternative  in
               accordance with the terms of the Offer,

          provided that the aggregate of the amount received by the Parent pursuant to (i) and the subscription price of the shares issued pursuant to the partial share alternative shall be not less than $32,465,000 in aggregate;

     (e)  evidence that either:

          (i) the Lead Equity Investors have subscribed for the Investor Loan Notes (excluding any subscription counted for the purpose of the satisfaction of the condition referred to in paragraph (f) below) in an amount not less than $31,375,500; or

          (ii) the lender of the Alchemy Bridge Facility Agreement has advanced to Loan Noteco $31,375,500 under the Alchemy Bridge Facility Agreement; and

     (f) evidence that an amount of not less than $75,911,000 has been advanced to Loan Noteco by (i) the Lead Equity Investors subscribing for Initial Investor Loan Notes in an amount of not less than $55,986,030 and (excluding any subscription counted for the purpose of the satisfaction of the condition set out at paragraph (e) above) and (ii) MSD Capital subscribing for Initial Investor Loan Notes in an amount of not less than $19,924,970 together with evidence that such proceeds have been advanced to the Parent pursuant to the intra-group loan agreement in the agreed form.

4. Approvals: a certified copy of board resolutions of the Parent approving the terms of the Offer as set out in the Offer Document.

5. Fees: Instructions to the Lenders that, upon first Drawdown, all fees payable in accordance with the Fees Letters and this agreement will be deducted from such Drawdown.

6. Investor Loan Note Instrument: A certified copy of each Investor Loan Note Instrument duly executed and delivered by all persons thereto.

7. Mezzanine: Evidence that the Mezzanine Lenders have advanced, or will simultaneously with the first Advance under this agreement advance, to the Borrowers (as defined in the Mezzanine Loan Agreement) $45,000,000 under the Mezzanine Loan Agreement.

8. Warrant Instrument: A certified copy of the Warrant Instrument and each warrant certificate issued in accordance with such Warrant Instrument.

9.   Formalities Certificate:

     (a) A Formalities Certificate of the Parent (i) attaching the memorandum and articles of association in the agreed form to be adopted by the Parent prior to the Unconditional Date, (ii) attaching a certified copy of a resolution of the directors of the Parent appointing each member of the board as a director and (iii) confirming there has been no change to the documents delivered pursuant to paragraph 1 of schedule 4 (except as referred to in (i) above) and that such documents remain true and complete and are in full force and effect as at the date of such Formalities Certificate (which date shall be no earlier than the date of execution of the Warrant Instrument); and

     (b) A Formalities Certificate of Loan Noteco (i) attaching a certified copy of a resolution of the directors of the Parent appointing each member of the board as a director and (ii) confirming there has been no change to the documents delivered pursuant to paragraph 1 of schedule 4 in respect of Loan Noteco and that such documents remain true and complete and are in full force and effect as at the date of such Formalities Certificate.

       Part 3 - Conditions subsequent relating to the granting of security


1. Formalities Documents: the documents referred to in part 4 of this schedule in respect of the Security Documents and Accession Documents to be executed by the relevant Obligor.

2. Financial Assistance: evidence in form and substance satisfactory to the Facility Agent that (if applicable) the requirements of section 60 or the Irish Companies Act, 1963 have been complied with so far as they relate to the Senior Finance Documents and otherwise the relevant financial assistance documentation is in substantially the same form as the Financial Assistance Documents in the agreed form.

3. Legal opinion: a legal opinion in a form satisfactory to the Facility Agent in respect of any security not governed by English law.

4.   Security Notices, Releases and Consents:

     (a) the original notices of assignment or charge to be given under the Security Documents duly signed on behalf of the relevant Obligor;

     (b) evidence that all Security Interests (other than Security Interests permitted under clause 20.3(b)) in favour of third parties granted by the relevant Obligor or any of its Subsidiaries have been released;

     (c) all third party consents required for the creation of any Security Interest contained in any Security Document.

5. Share Security: if the Security Document to be executed by the relevant Obligor creates a Security Interest over shares in a Subsidiary of that
     Obligor:

     (a) where such Subsidiary is not itself an Obligor, a certified copy of the memorandum and articles of association (or other constitutional documents) of such Subsidiary in a form acceptable to the Facility Agent; and

     (b) stamped executed but undated stock transfer forms in respect of such shares.

6. Riverdeep Group Finance Limited: a certificate from Riverdeep Group Finance Limited in the agreed form certifying certain matters for the purpose of the opinion to be issued by Maples and Calder.

             Part 4 - Corporate Documents in respect of each Obligor


1. Formalities certificate: a Formalities Certificate or, for US Obligors, an incumbency certificate.

2. Constitutional Documents: a certified copy of the memorandum and articles of association (or other constitutional documents) of the Obligor in form acceptable to the Facility Agent.

3. Certificate of Incorporation: a certified copy of the certificate of incorporation (or equivalent), and the certificates of incorporation on change of name (if any), relating to the Obligor.

4. Board Resolutions: a certified copy of a resolution of the directors (or equivalent) of the Obligor approving the transactions and matters contemplated by this agreement, the other Senior Finance Documents and the Transaction Documents and approving the execution, delivery and performance hereof and thereof and authorising named persons to sign this agreement, the other Senior Finance Documents and the Transaction Documents to which it is or is to be a party and any documents to be delivered by such Obligor pursuant hereto or thereto.

5. Shareholders Resolutions: if required under its constitutional or governing documents, a certified copy of a resolution of the shareholders of the Obligor approving the transactions and matters contemplated by this agreement, the other Senior Finance Documents and the Transaction Documents to which (in each case) such Obligor is or is to be a party.

6. Approvals: evidence that all approvals, authorisations, consents, licences, exemptions, filings, notarisations and registrations necessary for any of the transactions contemplated by the Senior Finance Documents so far as they relate to the Obligor and their validity and/or enforceability have been obtained and are in full force and effect.

7. Process Agent: if the Obligor is incorporated outside England and Wales, an appointment of a process agent in England for acceptance of service of process.

                                   SCHEDULE 5
                      Part 1 - Drawdown Request - Advances


To:             o as Facility Agent

Attention:      o

From:           [Borrower]

Date:           o


Dear Sirs,

Re: $o credit agreement dated  o (the "Credit Agreement")

We request a Drawing of the [Term A/Term B/Revolving] Facility as follows:

(a) Amount:                        o
(b) Currency:                      o
(c) Drawdown Date:                 o
(d) Interest Period:               o
(e) Payment should be made to:     o
(f) The Borrower is:               o

(1) We confirm that [no Drawstop Default has occurred](2):

[or (i) the representations and warranties made in clause 19 (Representations and Warranties) of the Credit Agreement stipulated as being made or repeated on the date of this Drawdown Request are true and accurate as if made in relation to the facts and circumstances existing on that date; and

    (ii) no Default has occurred and is continuing or will occur as a result of the proposed Advance being made. ]

Terms defined in the Credit Agreement have the same meanings when used in this request.

                           ...........................
                             [Authorised Signatory]
                              for and on behalf of
                                   [Borrower]


________________
(1)  Need not be included for rollover of Revolving Advances.
(2)  Select this wording if the advance is an Offer Utilisation

                   Part 2 - Drawdown Request - Bank Guarantees


To:                o as Facility Agent

Attention:         o

From:              [Borrower]

Date:              o


Dear Sirs,

Re: $o credit agreement dated  o (the "Credit Agreement")

We request a Drawing of the Revolving Facility by way of issue of a Bank Guarantee as follows:

(a) Amount:                        o
(b) [Currency:                     o]
(c) Drawdown Date:                 o
(d) Beneficiary:                   o
(e) Expiry Date:                   o
(f) Obligation to be guaranteed:   o
(g) The Borrower is:               o

We confirm that [no Drawstop Default has occurred](3):

[or       (i)  the   representations   and   warranties   made  in   clause   19
               (Representations   and   Warranties)  of  the  Credit   Agreement
               stipulated as being made or repeated on the date of this Drawdown
               Request are true and accurate as if made in relation to the facts and circumstances existing on that date; and

          (ii) no Default has occurred and is continuing or will occur as a result of the proposed Advance being made. ]

We attach the form of the proposed Bank Guarantee.

Terms defined in the Credit Agreement have the same meanings when used in this request.


                           ...........................
                             [Authorised Signatory]
                              for and on behalf of
                                   [Borrower]



___________
(3)  Select this wording if the Advance is an Offer Utilisation.

                                   SCHEDULE 6
                              Transfer Certificate


To:       Barclays Bank PLC as Facility Agent
          for and on behalf of the Obligors and the Finance Parties (each as defined in the Credit Agreement referred to below).


This transfer certificate (this "Certificate") relates to a credit agreement dated o between, o (together the "Obligors"), the banks and financial institutions named in that agreement as lenders and Barclays Bank PLC as Facility Agent and Security Agent (as from time to time amended the "Credit Agreement"). Terms defined in the Credit Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

1.   Transferor confirmation and request

     [name  of  Transferor]   (the   "Transferor")  by  its  execution  of  this
     Certificate:

     (a) requests [name of Transferee] (the "Transferee") to accept and procure, in accordance with clause 27.4 (Transfers by Lenders), the transfer to the Transferee of the portion of the Transferor's participation in the Facilities (and in the Advances made by it) as specified in schedule 1 to this Certificate (the "Transfer Rights") by counter-signing this Certificate and delivering it to the Facility Agent at its address for notices under the Credit Agreement, so as to take effect on the date specified in schedule 2 to this Certificate (the "Transfer Date"); and

     (b) confirms that the details which appear in schedule 1 to this Certificate accurately record, the amount of the Transferor's Commitments and the principal amount of the Transfer Rights at the date of this Certificate.

2.   Transferee request

     The Transferee, by its execution of this Certificate, requests each Obligor and each Finance Party to accept this Certificate as being delivered under and for the purposes of clause 27.4 (Transfers by Lenders), so as to take effect in accordance with the terms of that clause on the Transfer Date.

3.   Transfer fee

     The Transferee shall pay to the Facility Agent for the Facility Agent's own account a transfer fee of (pound) o, as specified in 27.5 (Fee).

4.   Transferee representations

     The Transferee:

     (a) confirms that it has received from the Transferor a copy of the Credit Agreement, together with all other documents and information which it has requested in connection with the Credit Agreement;

     (b) confirms that it has not relied, and will not after the date of this Certificate rely, on the Transferor or any other Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any of those documents or that information;

     (c) agrees that it has not relied, and will not after the date of this Certificate rely, on the Transferor or any other Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Parent or any other party to the Credit Agreement;

     (d) represents and warrants to the Transferor and each other Finance Party that it has the power to become a party to the Credit Agreement as a Lender on the terms set out in the Credit Agreement and this Certificate and has taken all necessary steps to authorise execution and delivery of this Certificate;

     (e) acknowledges the limitations on the Transferor's obligations set out in clause 27.7 (Limitation of Responsibility of Transferor);

     (f) agrees that if any Transfer Rights are rescheduled or renegotiated, the Transferee and not the Transferor will be subject to the rescheduled or renegotiated terms; and

     (g) confirms that it has duly executed and delivered to the Facility Agent a Creditor Accession Deed.

5.   Transferee covenants

     The Transferee undertakes with the Transferor and each other party to the Credit Agreement that it will perform in accordance with its terms all those obligations which, by the terms of the Credit Agreement, will be assumed by it following delivery of this Certificate to the Facility Agent.

6.   Exclusion of Transferor's liabilities

     Neither the Transferor nor any other Finance Party makes any representation or warranty nor assumes any responsibility in relation to the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents and assumes no responsibility for the financial condition of the Parent or any other party to the Senior Finance Documents or for the performance and observance by the Parent or any other Obligor of any of its obligations under the Senior Finance Documents and all of those conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7.   Novation

     On execution of this Certificate by the Facility Agent (on behalf of each of the parties to this agreement other than the Transferor and the Transferee), the Transferee will become a party to the Credit Agreement on and with effect from the Transfer Date in substitution for the Transferor in relation to those rights and obligations which, by the terms of the Credit Agreement and this Certificate, are assumed by the Transferee.

8.   Revolving Commitments

     To the extent that this Certificate operates to novate Term A Commitment, Term B Commitments or Revolving Commitments, each Issuing Lender has consented to that novation in accordance with clause 27.2 (Assignments and transfers by Lenders).

9.   Law

     This Certificate (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Certificate) shall be governed by and construed in accordance with English Law.


IN WITNESS of which the parties to this Certificate have duly executed this Certificate on the date which appears at the end of this Certificate.

                       Schedule 1 to Transfer Certificate


  Transferor's existing Term A Commitment:                                                         $o

   Transferor's existing Term B Commitment:                                                        $o

   Transferor's existing [Revolving] Commitment:                                                   $o


  Portion of Transferor's existing [Term A/B/Commitment/participation in Term
  A/B/Term $o Advances] to be transferred:

  Portion of Transferor's existing [Revolving] Commitment to be transferred:                       $o

  Portion of Transferor's existing Contingent Liability under any relevant Bank
  Guarantee to $o be transferred

  [Participation in Revolving Advance(s) to be transferred:

  Revolving Advance 1:            Participation: $  o  Interest Period:  o  months, Maturity Date:      200o

  Revolving Advance 2:            Participation: $  o  Interest Period:  o  months, Maturity Date:      200o

  [Revolving Advance o :]         Participation: $  o  Interest Period:  o  months, Maturity Date:     200o

                       Schedule 2 to Transfer Certificate
                     Particulars relating to the Transferee


  Transfer Date:
  Lending Office:
  Contact Name:
  Account for Payments:
  Address for Notices:
  Telephone:
  Facsimile:

                               Signatories to Transfer Certificate


  [Transferor]                                       [Transferee]
  By:    ....................                        By: ....................
  Date: o                                            Date: o


  [Facility Agent]
  By:    ....................
  Date: o

                                   SCHEDULE 7
                           Part 1 - Accession Document


THIS DEED is made on

BETWEEN:

(1) o (a company incorporated in o [with registered number o]) (the "New Obligor");

(2) o (a company incorporated in o [with registered number o]) (the "Parent") for itself and as agent for the existing Obligors;

(3)  o in its capacity as Facility Agent under the Credit Agreement; and

(4)  o in its capacity as Security Agent under the Credit Agreement.

WHEREAS:

(A) This deed is entered into in connection with a $o credit agreement (the "Credit Agreement") between, amongst others, (1) the Parent, (2) Loan Noteco, (3) the companies named in the Credit Agreement as Borrowers and/or Guarantors and (4) Barclays Bank PLC and The Royal Bank of Scotland plc as Joint Mandated Lead Arrangers, (5) the financial institutions defined therein as Lenders and (6) Barclays Bank PLC as Facility Agent and Security Agent.

(B) This deed has been entered into to record the admission of the New Obligor as a [Borrower/Guarantor] under the Credit Agreement and as an Obligor under the Intercreditor Deed.

IT IS AGREED  as follows:

1.   DEFINITIONS

     Words and expressions defined in the Credit Agreement have the same meanings when used in this deed.

2.   ADMISSION OF NEW OBLIGOR

2.1  The New Obligor agrees to become:

     (a) a [Borrower/Guarantor] under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement as a [Borrower]/Guarantor]; and

     (b) an Obligor under the Intercreditor Deed and agrees to be bound by the terms of the Intercreditor Deed as an Obligor.

2.2 The New Obligor confirms the appointment of the Parent as its agent on the terms of clause o of the Credit Agreement and clause o of the Intercreditor Deed and as its process agent for the purposes of clause o of the Credit Agreement.

2.3 The New Obligor confirms that its address details for notices in relation to clause 25 (Notices) are as follows:

          Address:                     o
          Facsimile:                   o
          Attention of:                o

2.4 The parties to this deed other than the New Obligor confirm their acceptance of the New Obligor as a [Borrower/Guarantor] for the purpose of the Credit Agreement and as an Obligor for the purpose of the Intercreditor Deed.

3.   GUARANTEE LIMITED

3.1 The New Obligor's obligations under clause 17 of the Senior Credit Agreement will not extend to any sum due owing or incurred in relation to any of the Facilities to the extent utilised for a purpose specified in clause 2.2(a)(i) to (ii) of the Senior Credit Agreement (the "Offer Obligations") until such time as the New Obligor has executed and delivers a Guarantee Increase Deed having first completed the necessary financial assistance procedures.

3.2 In circumstances where clause 3.1 applies, following the completion of the necessary financial assistance procedures the New Guarantor will promptly execute and deliver a Guarantee Increase Deed.

3.3 Until all necessary financial assistance procedures have been completed, nothing in this deed will require the New Obligor to take or refrain from taking any action, or exercising any powers which would otherwise constitute unlawful financial assistance pursuant to Section 60 of the Irish Companies Act, 1963.

4.   REPRESENTATIONS

     The New Obligor represents and warrants in the terms set out in 19.2 (Incorporation) to 19.5 (No contravention) inclusive and acknowledges that the Facility Agent and the Security Agent enter into this Accession Document in full reliance on those representations and warranties.

5.   LAW AND JURISDICTION

5.1 This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law.

5.2 [The New Obligor and Facility Agent hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Accession Document or any Senior Finance Document or the transactions contemplated thereby.](4)

6.   COUNTERPARTS

     This Accession Document may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute one instrument.

IN WITNESS whereof this deed has been executed on the date first above written.



__________
(4)  Only relevant to US Obligors

                        Signatories to Accession Document


Signed as a deed by [NEW OBLIGOR] acting by a              )
director and its secretary/two directors                   )
                                                           )

                                                 Director



                                       Secretary/Director


OR:

The Common Seal of                                         )
[NEW OBLIGOR]                                              )
was affixed hereunto in the presence of:                   )

                                                 Director



                                       Secretary/Director


The Parent
[Name]


By:       ..........................

for itself and as agent
for and on behalf of
the Existing Borrowers and the
Existing Guarantors


The Facility Agent
[Name]

By:       ..........................

for itself and as Facility Agent
on behalf of the Lenders

The Security Agent
[Name]

By:       ..........................

for itself and as Security Agent
on behalf of the Lenders

                        Part 2 - Guarantee Increase Deed


To:      The Governor and Company of the Bank of Scotland, as Facility Agent

From:    [Guarantor] (the "Guarantor")

Dated:   o


Dear Sirs,

We refer to an agreement (the "Senior Credit Agreement") dated o 2003 and made, amongst others, between (1) Parent, (2) Loan Noteco, (3) the companies named in the Credit Agreement as Borrowers, (4) the companies named in the Credit Agreement as Guarantors (5) Barclays Bank PLC and The Royal Bank of Scotland plc as Joint Mandated Lead Arrangers, (6) the financial institutions defined therein as Lenders and (7) Barclays Bank PLC as Facility Agent and Security Agent.

1. Terms defined in the Senior Credit Agreement shall bear the same meaning herein.

2. By executing an Accession Document, the Guarantor guaranteed performance of obligations under the Senior Finance Documents on the terms set out in clause 17 (Guarantee and Indemnity) of the Senior Credit Agreement. By the terms of clause 3 of the Accession Document, the Guarantor's obligations did not extend to any of the Offer Obligations (as defined therein).

3. The Guarantor has now complied with the procedures in section 60 of the Irish Companies Act, 1963 and as a result may lawfully guarantee the Offer Obligations.

4. Accordingly, by executing this Deed, the Guarantor confirms and acknowledges that the guarantee and indemnity obligations undertaken by it under the Senior Credit Agreement are extended to include, without limitation, the Offer Obligations with effect from the date of this Deed.

5. Nothing in this Deed will prejudice the Guarantor's existing obligations under the Senior Finance Documents which will continue in full force and effect. In particular, but without limitation, all security interests granted by the Guarantor in favour of the Security Agent will additionally operate to secure the Guarantor's obligations in respect of the Offer Obligations.

6. It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

7. This Deed constitutes a Senior Finance Document and shall be governed by English law.

Executed as a deed by               )
[GUARANTOR]                         )
acting by                           )

Director


Director/Secretary

The Common Seal of                                         )
[GUARANTOR]                                                )
was affixed hereunto in the presence of:                   )


                                                 Director



                                       Secretary/Director

                                   SCHEDULE 8
                             Mandatory Cost formulae


1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Facility Agent as follows:

          in relation to a Sterling Advance:

              AB+C(B-D)+Ex0.01
              -----------------per cent. per annum
                 100--(A+C)

          in relation to an Advance in any currency other than Sterling:

              Ex0.01
              ------ per cent. per annum.
               300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Advance is an overdue amount (as defined in clause 8.5 (Default interest), the additional rate of interest specified in paragraph (a) of clause 8.5 (Default interest)) payable for the relevant Interest Period on the Advance.

     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

     E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.   For the purposes of this Schedule:

          "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

          "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

          "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

          "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

     (a)  the jurisdiction of its Lending Office; and

     (b) any other information that the Facility Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13. The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

                                   SCHEDULE 9

                                    Obligors

                            Part 1 - Initial Obligors



The Parent will execute, on the date of this agreement:

(a) an Irish Debenture;
(b) a Hedging Debenture; and
(c) the Share Pledge.

Loan Noteco will execute an English Debenture on the date of this agreement.

                            Part 2 - Target Companies

1.   Target will execute within 21 days of the Unconditional Date:

     (a) an Accession Document pursuant to which it will become a Borrower and a Guarantor and an Obligor under the Intercreditor Deed;

     (b)  an  Irish  Debenture   (including  an  equitable   mortgage  over  any
          properties owned by it and a charge over shares in any direct subsidiary);

     (c) a Security Document in respect of its shares in Edvantage Software, Inc.;

     (d)  a  charge  over  the  shares  held by it in  Riverdeep  Group  Finance
          Limited;

2. Riverdeep Interactive Learning Limited will execute within 21 days of the Unconditional Date:

     (a) an Accession Document pursuant to which it will become a Guarantor and an Obligor under the Intercreditor Deed;

     (b)  an  Irish  Debenture   (including  an  equitable   mortgage  over  any
          properties owned by it and a charge over any shares in any direct Subsidiary);

     (c)  a Security Document in respect of its shares in Riverdeep, Inc.;

     (d)  a NY Security Agreement;

3.   Riverdeep, Inc. will execute within 21 days of the Unconditional Date:

     (a) an Accession Document pursuant to which it will become a Guarantor and an Obligor under the Intercreditor Deed;

     (b)  a Stock Pledge Agreement over any shares in any direct Subsidiary;

     (c)  a NY Security Agreement;

4.   Broderbund   (Properties)   LLC  will   execute   within  21  days  of  the
     Unconditional Date:

     (a) an Accession Document pursuant to which it will become a Guarantor and an Obligor under the Intercreditor Deed;

     (b)  a NY Security Agreement;

5.   Broderbund LLC will execute within 21 days of the Unconditional Date:

     (a) an Accession Document pursuant to which it will become a Guarantor and an Obligor under the Intercreditor Deed;

     (b)  a NY Security Agreement.

6. Riverdeep Group Finance Limited will execute within 21 days of the Unconditional Date an English Debenture.

7. Edvantage Software, Inc. will execute within 21 days of the Unconditional Date a NY Security Agreement.

8. Edvantage Software, Inc. will execute upon the later of (i) 21 days of the Unconditional Date and (ii) the date of the transfer of the shares in Riverdeep, Inc. by Riverdeep Interactive Learning Limited referred to in the KPMG Tax Structure Paper, a Stock Pledge Agreement over any shares in a direct Subsidiary.

                Part 3 - Target Companies Post Whitewash Security


Each of the companies set out below will execute a Hedging Debenture and a Guarantee Increase Deed within 90 days from the Unconditional Date:

Target
Riverdeep Interactive Learning Limited

                                   SCHEDULE 10

                                Dormant Companies


Fastbreak Limited

                       Signatories to the Credit Agreement


The Parent
HERTAL ACQUISITIONS PLC

By:  NIALL MCFADDEN   ANTHONY MULDERRY

Notice Details

Address:           3rd Floor
                   Styne House
                   Upper Hatch Street
                   Dublin 2

Facsimile:         353 1 670 7626
Attention:         Tony Mulderry/Niall McFadden



Guarantors
The Parent
HERTAL ACQUISITIONS PLC


By: NIALL MCFADDEN   ANTHONY MULDERRY

Notice Details as above


Loan Noteco
HERTAL (INVESTMENTS) LIMITED


By: NIALL MCFADDEN   ANTHONY MULDERRY

Notice Details as above




The Joint Mandated Lead Arrangers

BARCLAYS LEVERAGED FINANCE
(a division of Barclays Bank PLC)


By:  GORDON WATTERS

Notice Details

Address:           3rd Floor
                   54 Lombard Street
                   London EC3P 3AH

Facsimile:         020 7699 2770
Attention:         Gordon Watters


THE ROYAL BANK OF SCOTLAND PLC



By:  CHRIS  TSOROMOCOS

Notice Details

Address:          7th Floor
                  135 Bishopsgate
                  London EC2M 3UR

Facsimile:        020 7375 5265
Attention:        John Elder



Original Term Lenders and Revolving Lenders

BARCLAYS BANK PLC


By:  GORDON WATTERS

Notice Details

  Address:        3rd Floor
                  54 Lombard Street
                  London EC3P 3AH

Facsimile:        020 7699 2770
Attention:        Gordon Watters

THE ROYAL BANK OF SCOTLAND PLC



By:  CHRIS  TSOROMOCOS

Notice Details

Address:           7th Floor
                   135 Bishopsgate
                   London EC2M 3UR

Facsimile:         020 7375 5265
Attention:         John Elder




The Facility Agent and Security Agent

BARCLAYS BANK PLC


By:  GORDON WATTERS

Notice Details

Address:          7th Floor
                  5 The North Colonnade
                  Canary Wharf
                  London E14 4BB

Facsimile:        020 7773 4893
Attention:        Duncan Nash